UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to § 240.14a-12
COMCAST CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2009 Annual Meeting of Shareholders of Comcast Corporation

Date:	May 13, 2009

Time:	Doors open: 8:00 a.m. Eastern Daylight Time
Meeting begins: 9:00 a.m. Eastern Daylight Time

Place:	Pennsylvania Convention Center One Convention Center Place
1101 Arch Street
Philadelphia, Pennsylvania 19107

Purposes:	• Elect directors
• Ratify the appointment of our independent auditors
• Approve our 2002 Employee Stock Purchase Plan, as amended and restated
• Approve our 2002 Restricted Stock Plan, as amended and restated
• Approve our 2003 Stock Option Plan, as amended and restated
• Vote on four shareholder proposals
• Conduct other business if properly raised

All shareholders are cordially invited to attend the meeting. Travel directions can be found on page 74 of the attached proxy statement. At the meeting you will hear a report on our business and have an opportunity to meet our directors and executive officers.

Only shareholders of record on March 4, 2009 may vote at the meeting. Attendance at the meeting is limited to shareholders of record and one guest per shareholder. If the meeting is adjourned because a quorum is not present, those shareholders who attend the reconvened adjourned meeting shall constitute a quorum for the purpose of acting upon the matters presented at the adjourned meeting pursuant to the rules described in “Outstanding Shares and Voting Rights” in the attached proxy statement.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders via the Internet. We believe that the e-proxy process expedites shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our annual meeting of shareholders. Accordingly, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the attached proxy statement also contain instructions on how you can receive a paper copy of the proxy materials. If you elect to receive a printed copy of our proxy materials, our 2008 Annual Report on Form 10-K will be mailed to you along with this proxy statement.

The Notice of Internet Availability of Proxy Materials is being mailed to our shareholders beginning on or about April 3, 2009. The attached proxy statement is being made available to our shareholders beginning on or about April 3, 2009.

Your vote is important. Please vote your shares promptly. To vote your shares, you can use the Internet as described in the Notice of Internet Availability of Proxy Materials, in the attached proxy statement and on your proxy card; call the toll-free telephone number as described in the attached proxy statement and on your proxy card; or complete, sign and date your proxy card and return your proxy card by mail.

ARTHUR R. BLOCK
Secretary

April 3, 2009

* * *

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 13, 2009. Our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at www.proxyvote.com.

i

PROXY STATEMENT

GENERAL INFORMATION

Who May Vote

Holders of record of Comcast Corporation’s (“Comcast,” the “Company” or “our,” “we” or “us”) Class A and Class B common stock at the close of business on March 4, 2009 may vote at the annual meeting of shareholders. Holders of our Class A Special common stock are not entitled to vote at the meeting. This proxy statement is made available to holders of Class A Special common stock for informational purposes only. The Notice of Internet Availability of Proxy Materials is being mailed to our shareholders beginning on or about April 3, 2009. This proxy statement is being made available to our shareholders beginning on or about April 3, 2009.

How to Vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

You can vote by proxy in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com and follow the instructions outlined on the secure Web site.

•	By telephone: Call toll free 1-800-690-6903 and follow the instructions provided on the recorded message. If you hold shares beneficially, through a broker, brokerage firm, bank or other nominee, please refer to the instructions provided to you by such broker, brokerage firm, bank or other nominee, regarding voting by telephone.

•	In writing: Complete, sign and date your proxy card and return your proxy card in the enclosed envelope.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Daylight Time on May 12, 2009.

If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of the director candidates; the ratification of the appointment of our independent auditors; the approval of our 2002 Employee Stock Purchase Plan, as amended and restated; the approval of our 2002 Restricted Stock Plan, as amended and restated; the approval of our 2003 Stock Option Plan, as amended and restated; and against the four shareholder proposals.

If you hold shares in the Comcast Corporation Retirement-Investment Plan and vote, your shares will be voted as you specify on your proxy card. If you hold shares in the Comcast Corporation Retirement-Investment Plan and do not vote, or you sign and return your proxy card without voting instructions, the plan trustee will vote your shares in the same proportion on each matter as it votes shares held in the plan for which voting directions were received. To allow sufficient time for voting by the plan trustee, your voting instructions must be received by May 8, 2009.

Notice of Electronic Availability of Proxy Materials

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. Accordingly, in compliance with this e-proxy process, on or about April 3, 2009, we mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. As a result, unless otherwise required, you will not receive a copy of the proxy materials unless you request a copy. All shareholders will be able to access the proxy materials on a Web site referred to in the Notice and in this proxy statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. See “Electronic Access to Proxy Materials and Annual Report on Form 10-K” on page 72 for further information on electing to receive proxy materials electronically. By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and reduce the impact of our annual meeting of shareholders on the environment.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;

•	Notifying our Secretary in writing before the meeting at the address given on page 3; or

•	Voting in person at the meeting.

Attending in Person

Attendance at the meeting is limited to shareholders of record and one guest per shareholder. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting. All meeting attendees may be asked to present a valid, government-issued photo identification, such as a driver’s license or passport, before entering the meeting, and attendees will be subject to security inspections.

Please bring an admission ticket with you to the meeting. Shareholders who do not present an admission ticket at the meeting will be admitted only upon verification of ownership. An admission ticket is attached to your proxy card. Your Notice of Internet Availability of Proxy Materials will also serve as an admission ticket.

Alternatively, if your shares are held in the name of your bank, brokerage firm or other nominee, the voting instruction form received from your bank, brokerage firm or other nominee will also serve as an admission ticket or you may bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 4, 2009, the record date for voting. Such account statement or letter will serve as an admission ticket.

Registered shareholders may also request a replacement admission ticket by sending a written request to Comcast Corporation, in care of Broadridge Financial Solutions, Post Office Box 9160, Farmingdale, NY 11735.

Webcast of the Meeting

We are pleased to offer an audio webcast of the annual meeting of shareholders. If you choose to listen to the audio webcast of the meeting, you may do so via a link on our Web site at www.cmcsa.com or www.cmcsk.com.

Conduct of the Meeting

The Chairman of our Board has broad authority to conduct the annual meeting of shareholders in an orderly manner. This authority includes establishing rules of conduct for shareholders who wish to address the meeting, including limiting questions to the order of business and to a certain amount of time. Copies of these rules will be available at the meeting. To ensure that the meeting is conducted in a manner that is fair to all shareholders, the Chairman may also exercise broad discretion in recognizing shareholders who wish to speak, in determining the extent of discussion on each item of business and in managing disruptions or disorderly conduct.

Additional Information on the Annual Meeting of Shareholders

If you have questions or would like more information about the annual meeting of shareholders, you can contact us in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com.

•	By telephone: Call toll free 1-866-281-2100.

•	By writing to the following address:

Arthur R. Block, Secretary
Comcast Corporation
One Comcast Center
Philadelphia, PA 19103

Contacting Our Board, Board Committees or Directors

Our Board has provided a process for shareholders to communicate with its members. Shareholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to the Presiding Director, to any other particular director, to the independent or nonemployee directors or to any other group of directors or committee of the Board, in care of Arthur R. Block, Secretary, Comcast Corporation, at the address given above. You may also send an e-mail in care of the Chair of the Audit Committee of the Board by using the following e-mail address: audit_committee_chairman@comcast.com. All such communications are promptly reviewed and, as appropriate, forwarded to either the Board, the relevant committee(s) of the Board or individual or group Board or committee member(s) based on the subject matter of the communication.

Corporate Governance

Our Board has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have a code of ethics and business conduct which applies to all our employees, including our executive officers and our directors. Both the guidelines and the code are posted under the “Governance” section of our Web site at www.cmcsa.com or www.cmcsk.com. The charters of each of the Board’s Audit, Compensation and Governance and Directors Nominating Committees are also posted on our Web site. More information on our Board and its committees can be found beginning on page 11.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares and Voting Rights

At the close of business on March 4, 2009, the record date, we had outstanding 2,061,875,000 shares of Class A common stock, 810,251,790 shares of Class A Special common stock and 9,444,375 shares of Class B common stock.

On each matter to be voted upon, the holders of Class A common stock and Class B common stock will vote together. As of the record date, each holder of Class A common stock is entitled to 0.1374 votes per share and each holder of Class B common stock is entitled to 15 votes per share. Holders of Class A Special common stock are not entitled to vote at the meeting.

All of the information in this proxy statement regarding shares outstanding, per share voting information, shares underlying option and stock awards and option exercise prices reflects the three-for-two stock split in the form of a 50% stock dividend, which was paid on February 21, 2007 to shareholders of record on February 14, 2007. In connection with the stock split, holders of Class A common stock received an additional 0.5 share of Class A common stock for each share held of record on February 14, 2007, and holders of Class A Special common stock and Class B common stock received an additional 0.5 share of Class A Special common stock for each share held of record on February 14, 2007. Each shareholder who owned an odd number of shares immediately before the stock split received cash in lieu of the fractional share to which such shareholder would otherwise have been entitled as a result of the stock split.

In order to carry on the business of the annual meeting of shareholders, we must have a quorum. This means that, for each matter presented, shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on that matter must be represented at the meeting, either in person or by proxy. If the meeting is adjourned for one or more periods aggregating at least five days due to the absence of a quorum, those shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of electing directors at such reconvened meeting. If the meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of acting on any matter described in this proxy statement other than the election of directors.

The director candidates who receive the most votes will be elected to fill the available seats on our Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker nonvotes count for quorum purposes but not for voting purposes. Broker nonvotes occur on a matter when a bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on that matter without instruction from the owner of the shares and no instruction is given. Absent instructions from you, your broker may vote your shares on the election of directors and ratification of the appointment of our independent auditors, but may not vote your shares on the approval of our 2002 Employee Stock Purchase Plan, as amended and restated, the approval of our 2002 Restricted Stock Plan, as amended and restated, the approval of our 2003 Stock Option Plan, as amended and restated or the adoption of the four shareholder proposals. In addition, withheld votes in regard to the election of directors count for quorum purposes.

Principal Shareholders

This table sets forth information as of March 4, 2009 about persons we know to beneficially own more than 5% of any class of our voting common stock.

		Amount Beneficially		Percent of
Title of Voting Class	Name and Address of Beneficial Owner	Owned		Class

Class A common stock	Dodge & Cox	183,264,565	(1)	8.9%
	555 California Street, 40th Floor San Francisco, CA 94104
Class A common stock	Barclays Global Investors, N.A.	104,521,426	(2)	5.07%
	400 Howard Street San Francisco, CA 94105
Class B common stock	Brian L. Roberts	9,444,375	(3)	100%
	One Comcast Center Philadelphia, PA 19103

(1)	This information is based upon a filing with the SEC dated February 11, 2009 made by Dodge & Cox setting forth information as of December 31, 2008.

(2)	This information is based upon a filing with the SEC dated February 5, 2009 made by Barclays Global Investors, N.A. setting forth information as of December 31, 2008. Shares listed as beneficially owned by Barclays Global Investors, N.A. are owned by the following entities: Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG.

(3)	Includes 9,039,663 shares of Class B common stock owned by a limited liability company of which Mr. Brian L. Roberts is the managing member and 404,712 shares of Class B common stock owned by certain family trusts of which Mr. Roberts and/or his descendents are the beneficiaries. The shares of Class B common stock beneficially owned by Mr. Brian L. Roberts represent 33 1/3% of the combined voting power of the two classes of our voting common stock, which percentage is generally non-dilutable under the terms of our Articles of Incorporation. Under our Articles of Incorporation, each share of Class B common stock is convertible, at the shareholder’s option, into a share of Class A common stock or Class A Special common stock. For information regarding Mr. Brian L. Roberts’ beneficial ownership of Class A common stock, see footnote (21) under “Security Ownership of Directors, Nominees and Executive Officers” below.

Security Ownership of Directors, Nominees and Executive Officers

This table sets forth information as of February 28, 2009 about the amount of common stock beneficially owned by our current directors (all of whom are also nominees for director), the named executive officers listed in the “Summary Compensation Table for 2008” found on page 49 and our directors and executive officers as a group.

Amount Beneficially Owned(1)							Percent of Class
			Class A					Class A
Name of Beneficial Owner	Class A(2)		Special(3)		Class B		Class A(2)	Special(3)	Class B

Michael J. Angelakis	356,472	(4)					*
S. Decker Anstrom	41,853		2,400				*	*
	25,054	(5)					*
	8,104	(6)					*
Kenneth J. Bacon	45,450						*
	25,054	(5)					*
Arthur R. Block	413,310		863,157	(7)			*	*
Sheldon M. Bonovitz	53,411	(8)	209,323	(9)			*	*
	6,453	(5)					*
Edward D. Breen	10,506						*
	25,054	(5)					*
	4,882	(6)					*
Julian A. Brodsky	443,431	(10)	3,383,148	(11)			*	*
			1,918,177	(5)				*
Stephen B. Burke	1,976,769	(12)	4,536,509	(13)			*	*
David L. Cohen	1,817,433	(14)	759,956	(15)			*	*
Joseph J. Collins	121,225	(16)					*
	25,054	(5)					*
	5,163	(6)					*
J. Michael Cook	53,187	(17)	3,450	(18)			*	*
	25,054	(5)					*
	5,378	(6)					*
Gerald L. Hassell	1,213						*
	13,588	(5)					*
	1,213	(6)					*
Jeffrey A. Honickman	54,748	(19)	10,192	(20)			*	*
	25,159	(5)					*
	4,248	(6)					*
Brian L. Roberts	3,354,083	(21)	22,570,731	(22)	9,444,375	(23)	*	2.7%	100%	(23)
Ralph J. Roberts	1,795,744		6,189,616	(24)			*	*
	685,982	(5)					*
Dr. Judith Rodin	40,718						*
	25,054	(5)					*
	6,968	(6)					*
Michael I. Sovern	56,132						*
	25,054	(5)					*
All directors and executive officers	12,008,969	(4)	41,419,648	(7)(9)	9,444,375	(23)	*	5.0%	100%	(23)
as a group (18 persons)	(8)(10)(12)(14)(16)		(11)(13)(15)(18)
	(17)(19)(21)(25)(26)		(20)(22)(24)(25)

*    Less than 1% of the outstanding shares of the applicable class.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

(2)	Includes beneficial ownership of shares of Class A common stock for which the following persons hold options exercisable on or within 60 days of February 28, 2009: Mr. Angelakis, 74,320 shares;

Mr. Anstrom, 33,750 shares; Mr. Bacon, 33,750 shares; Mr. Block, 376,882 shares; Mr. Bonovitz, 33,750 shares; Mr. Breen, 5,625 shares; Mr. Brodsky, 240,000 shares; Mr. Burke, 1,670,430 shares; Mr. Cohen, 1,476,435 shares; Mr. Collins, 14,062 shares; Mr. Cook, 43,930 shares; Mr. Brian L. Roberts, 2,934,600 shares; Mr. Ralph J. Roberts, 1,705,920 shares; Dr. Rodin, 33,750 shares; Mr. Sovern, 43,932 shares; and all directors and executive officers as a group, 9,075,518 shares. Also includes beneficial ownership of shares of Class A common stock underlying restricted stock units (“RSUs”) held by the following persons that vest on or within 60 days of February 28, 2009: Mr. Angelakis, 38,961 shares; Mr. Block, 24,870 shares; Mr. Burke, 114,534 shares; Mr. Cohen, 131,977 shares; Mr. Brian L. Roberts, 220,980 shares; Mr. Ralph J. Roberts, 53,783 shares; and all directors and executive officers as a group, 609,975 shares.

(3)	Includes beneficial ownership of shares of Class A Special common stock for which the following persons hold options exercisable on or within 60 days of February 28, 2009: Mr. Block, 812,895 shares; Mr. Brodsky, 1,371,887 shares; Mr. Burke, 4,445,625 shares; Mr. Cohen, 739,500 shares; Mr. Brian L. Roberts, 12,738,073 shares; Mr. Ralph J. Roberts, 3,283,630 shares; and all directors and executive officers as a group, 24,356,962 shares.

(4)	Includes 11,400 shares of Class A common stock owned in an individual retirement-investment account, 2,400 shares owned by his wife in an individual retirement-investment account, 17,000 shares held by him as trustee for a Qualified Terminable Interest Property trust and 9,500 shares held by him as trustee for a family trust.

(5)	Represents share equivalents which will be paid at a future date in cash and/or in stock pursuant to an election made under our deferred compensation plans.

(6)	Represents share equivalents which will be paid at a future date in stock under our deferred compensation plans.

(7)	Includes 4,446 shares of Class A Special common stock owned by his daughter and 4,683 shares owned by his son.

(8)	Includes 2,347 shares of Class A common stock owned by his wife, 156 shares held by him as trustee for testamentary trusts and 5,815 shares owned by family partnerships.

(9)	Includes 8,645 shares of Class A Special common stock owned by his wife, 19,270 shares held by him as a trustee of grantor retained annuity trusts, 15,714 shares owned by a charitable foundation of which his wife is a trustee and 131,792 shares owned by family partnerships.

(10)	Includes 7,617 shares of Class A common stock held by him as a trustee of grantor retained annuity trusts.

(11)	Includes 737,631 shares of Class A Special common stock held by him as a trustee of grantor retained annuity trusts, 547,334 shares owned in irrevocable trusts and 75,000 shares owned by a family charitable foundation of which his wife is a trustee.

(12)	Includes 8,779 shares of Class A common stock owned in our retirement-investment plan.

(13)	Includes 35,125 shares of Class A Special common stock owned in our retirement-investment plan.

(14)	Includes 70,396 shares of Class A common stock held by him as a trustee of grantor retained annuity trusts.

(15)	Includes 19,665 shares of Class A Special common stock held by him as a trustee of grantor retained annuity trusts.

(16)	Includes 102,000 shares of Class A common stock held by him as a trustee of grantor retained annuity trusts.

(17)	Includes 2,425 shares of Class A common stock owned by his wife which are held in a margin account and 1,455 shares held jointly by Mr. Cook and his wife which are held in a margin account.

(18)	Represents 3,450 shares of Class A Special common stock held jointly by Mr. Cook and his wife which are held in a margin account.

(19)	Includes 10,000 shares of Class A common stock held by him as trustee for a grantor trust.

(20)	Includes 52 shares of Class A Special common stock owned by his daughter.

(21)	Includes 10,034 shares of Class A common stock owned in our retirement-investment plan and 2,034 shares owned by his wife. Does not include shares of Class A common stock issuable upon conversion of Class B common stock beneficially owned by Mr. Brian L. Roberts. If Mr. Brian L. Roberts were to convert the Class B common stock that he beneficially owns into Class A common stock, Mr. Brian L. Roberts would beneficially own 12,798,458 shares of Class A common stock, representing less than 1% of the Class A common stock.

(22)	Includes 62,620 shares of Class A Special common stock owned in our retirement-investment plan. Also includes 4,068 shares owned by his wife, 240 shares owned by his daughter and 305,670 shares owned by a family charitable foundation of which his wife is a trustee. Also includes 7,056,323 shares owned by a limited liability company of which Mr. Brian L. Roberts is the managing member and 1,222,065 shares owned by certain family trusts, but does not include shares of Class A Special common stock issuable upon conversion of Class B common stock beneficially owned by Mr. Brian L. Roberts. If Mr. Brian L. Roberts were to convert the Class B common stock that he beneficially owns into Class A Special common stock, Mr. Brian L. Roberts would beneficially own 32,015,106 shares of Class A Special common stock, representing approximately 3.8% of the Class A Special common stock.

(23)	See footnote (3) under “Principal Shareholders.”

(24)	Includes 278,346 shares of Class A Special common stock owned by family partnerships, the general partner of which is controlled by Mr. Ralph J. Roberts, 123,435 shares held by him as a trustee of grantor retained annuity trusts and 91,500 shares owned by a family charitable foundation of which his wife is a trustee.

(25)	Includes share equivalents which will be paid at a future date in cash and/or in stock pursuant to an election made under our deferred compensation plans.

(26)	Includes share equivalents which will be paid at a future date in stock under our deferred compensation plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers file reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. These reports are required by Section 16(a) of the Exchange Act. We have reviewed copies of the reports we have and written representations from the individuals required to file the reports. Based on our review of these documents, we believe that all filings required to be made by our reporting persons for the period January 1, 2008 through December 31, 2008 were made on a timely basis, except as follows: restricted share units with respect to shares of Class A Special common stock held by Mr. David L. Cohen, one of our executive officers, which vested on January 2, 2008, were inadvertently not reported in a timely manner. This transaction was subsequently reported on a Form 4. In addition, on July 1, 2008, Mr. Gerald L. Hassell, one of our nonemployee directors, received a grant of shares of Class A common stock, which was inadvertently not reported in a timely manner. This transaction was also subsequently reported on a Form 4.

PROPOSAL 1:  ELECTION OF DIRECTORS

Based on the recommendation of our Board’s Governance and Directors Nominating Committee, our Board has nominated the director candidates named below, all of whom currently serve as our directors. All of our directors are elected annually.

If a director nominee becomes unavailable before the annual meeting of shareholders, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Governance and Directors Nominating Committee names one.

Our Board has determined that each of our nonemployee directors, other than Mr. Bonovitz, who is married to a first cousin of Mr. Brian L. Roberts, is independent in accordance with the director independence definition specified in our corporate governance guidelines, which are posted under the “Governance” section of our Web site, www.cmcsa.com or www.cmcsk.com, and in accordance with applicable NASDAQ Global Select Market rules. Following the annual meeting of shareholders, if all director nominees are elected to serve as our directors, independent directors will constitute more than two-thirds of our Board. In making its independence determinations, our Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Related Party Transaction Policy and Certain Transactions” on page 70. In determining that each of our nonemployee directors, other than Mr. Bonovitz, is independent, our Board also considered such transactions and relationships, which it determined did not impair the directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have during the current and past three fiscal years sold products and services to, and/or purchased products and services from, companies at which some of our directors are currently executive officers or controlling shareholders. In each case, the amount paid to or received from these companies was below 1% of the recipient company’s total consolidated gross revenues, which is far below the 5% limit prescribed by NASDAQ Global Select Market.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Set forth below is information about each of the nominees for director.

Brian L. Roberts, 49, has served as a director since March 1988, as our President since February 1990, as our Chief Executive Officer since November 2002 and as our Chairman of the Board since May 2004. As of December 31, 2008, Mr. Roberts had sole voting power over approximately 33% of the combined voting power of our two classes of voting common stock. He is a son of Mr. Ralph J. Roberts. Mr. Roberts is also a director of Comcast Holdings Corporation, a director of the National Cable and Telecommunications Association and Chairman of CableLabs.

Ralph J. Roberts, 89, has served as a director since March 1969 and is now Founder and Chairman Emeritus of the Board. He served as the Chair of the Executive and Finance Committee of the Board, now the Finance Committee of the Board, from November 2002 until December 2008. From March 1969 to February 1990, Mr. Roberts served as our President, and from November 1984 to November 2002, he served as our Chairman of the Board. He is the father of Mr. Brian L. Roberts.

S. Decker Anstrom, 58, has served as a director since June 2001. From January 2002 to December 2008, Mr. Anstrom served as a director and President and Chief Operating Officer of Landmark Communications, Inc., a privately held multimedia company, the assets of which, prior to September 2008, included The Weather Channel. From August 1999 to December 2001, Mr. Anstrom served as President and Chief Executive Officer of The Weather Channel.

Kenneth J. Bacon, 54, has served as a director since November 2002. Mr. Bacon has served as the Executive Vice President of Housing and Community Development at Fannie Mae since July 2005 and as Senior Vice President of Multifamily Investment at Fannie Mae since 2000. From January 2005 to July 2005, he served as the interim Executive Vice President of Housing and Community Development. Mr. Bacon is a member of the Executive Leadership Council, the Real Estate Roundtable and the Urban Land Institute.

Sheldon M. Bonovitz, 71, has served as a director since March 1979. Mr. Bonovitz is currently Chairman Emeritus of Duane Morris LLP. From January 1998 to December 2007, he served as Chairman and Chief Executive Officer of Duane Morris LLP. Mr. Bonovitz is a director of eResearchTechnology, Inc. He is also a trustee of the Dolfinger-McMahon Charitable Trust and the Christian R. and Mary F. Lindbach Foundation and a member of the board of trustees of The Barnes Foundation, The Curtis Institute of Music, the Free Library of Philadelphia Foundation and the Philadelphia Museum of Art. He is a founder of the Foundation for Self-Taught American Artists, is the Foundation’s President and serves on the Foundation’s Board of Trustees.

Edward D. Breen, 53, has served as a director since June 2005 and has been our Presiding Director since May 2008. Since July 2002, Mr. Breen has served as Chairman and Chief Executive Officer of Tyco International Ltd. (“Tyco International”). From January 2002 to July 2002, Mr. Breen served as President and Chief Operating Officer of Motorola, Inc.; from January 2001 to January 2002, he served as Executive Vice President and President of Motorola’s Networks Sector; and from January 2000 to January 2001, he served as Executive Vice President and President of Motorola’s Broadband Communications Sector. Mr. Breen is also a director of Tyco International.

Julian A. Brodsky, 75, has served as a director since March 1969 and has been an employee of Comcast since 1964. Since May 2004, he has served as our non-executive Vice Chairman. From May 1987 to May 2004, he served as our Vice Chairman. In addition, he is a director of Amdocs Ltd., RBB Fund, Inc. and the Philadelphia Chamber Music Society, a director and Vice Chairman of the Philadelphia Museum of Art and a director emeritus of The Cable Center.

Joseph J. Collins, 64, has served as a director since October 2004. Mr. Collins currently serves as the Chairman of Aegis, LLC. From August 2001 to December 2003, he served as Chairman and Chief Executive Officer of AOL Time Warner Interactive Video. From 1989 to August 2001, Mr. Collins served as Chairman and Chief Executive Officer of Time Warner Cable.

J. Michael Cook, 66, has served as a director since November 2002. Mr. Cook is a director of Eli Lilly and Company and International Flavors & Fragrances, Inc. and is a Trustee of the Scripps Research Institute. Mr. Cook is also Chairman Emeritus of the board of Catalyst, Chairman of the Accountability Advisory Panel to the Comptroller General of the United States, Chairman of the Department of Defense Audit Advisory Committee, a member of the Advisory Council of the Public Company Accounting Oversight Board (PCAOB) and a member of the Accounting Hall of Fame.

Gerald L. Hassell, 57, has served as a director since May 2008. He is President of The Bank of New York Mellon (“BNYM”). Prior to the merger of The Bank of New York Company, Inc. and Mellon Financial Corporation in July 2007, Mr. Hassell was President of The Bank of New York Company, Inc. and The Bank of New York. Mr. Hassell is on BNYM’s Board of Directors. He is also Chairman of the Board of Visitors of The Fuqua School of Business at Duke University, a member of The Financial Services Roundtable and Financial Services Forum, a member of the board of the New York Philharmonic and Vice Chairman of Big Brothers/Big Sisters of New York.

Jeffrey A. Honickman, 52, has served as a director since December 2005. He has served since 1990 as the Chief Executive Officer of Pepsi-Cola and National Brand Beverages, Ltd., a bottling and distribution company, which includes among its affiliates Pepsi-Cola Bottling Company of New York and Canada Dry Bottling Companies from New York to Virginia. He is also the Vice President and Secretary of Antonio Origlio Inc., a beverage distributor based in Philadelphia, Pennsylvania, which does business as Origlio Beverages. He currently serves on the board of directors of the American Beverage Association and the Pepsi-Cola Bottlers Association, where he served as Chairman from 1999 to 2001. Mr. Honickman is a member of the board of trustees of Germantown Academy. He also serves on the board of governors of St. Joseph’s University Academy of Food Marketing, the board of trustees of the National Museum of American Jewish History, and the Dean’s Advisory Council of the Drexel University College of Business and Administration.

Dr. Judith Rodin, 64, has served as a director since November 2002. She is President of the Rockefeller Foundation. From 1994 to 2004, Dr. Rodin served as President of the University of Pennsylvania, as well as a professor of psychology and of medicine and psychiatry at the University of Pennsylvania. She also serves as a director of AMR Corporation and Citigroup Inc.

Michael I. Sovern, 77, has served as a director since November 2002. Mr. Sovern is Chairman of Sotheby’s. He is also President Emeritus and Chancellor Kent Professor of Law at Columbia University where he served as President for 13 years. He is President and a director of The Shubert Foundation and a director of The Shubert Organization. He is also a director of Sotheby’s.

About our Board and its Committees

The Board	We are governed by a Board of Directors and various committees of the Board that meet throughout the year. During 2008, there were 10 meetings of our Board and a total of 20 committee meetings. Each director attended more than 75% of the aggregate of the number of Board meetings and the number of meetings held by all of the committees on which he or she served. Our independent directors have the opportunity to meet separately in an executive session following each regularly scheduled Board meeting and, under our corporate governance guidelines, are required to meet in executive session at least two times each year. During 2008, our independent directors held seven executive sessions. Following the annual meeting of shareholders, if all director nominees are elected to serve as our directors, we will have nine independent directors. As described in greater detail below, we also have a Presiding Director, currently Mr. Breen, who, among other things, presides at the executive sessions held by our independent directors. We require our directors to attend the annual meeting of shareholders, barring unusual circumstances. All of our directors attended the 2008 annual meeting of shareholders.

Presiding Director	In accordance with our corporate governance guidelines, our Board has a Presiding Director position, which is currently filled by Mr. Breen. The Presiding Director:

• presides over executive sessions of our independent directors, including an annual executive session during which our independent directors review the performance of our Chief Executive Officer and senior management;

• consults in advance with our independent directors concerning the need for an executive session in connection with each regularly scheduled Board meeting;

• communicates periodically between Board meetings and executive sessions with our independent directors, following discussions with management and otherwise on topics of importance to our independent directors;

• reviews and approves the process for the annual self-assessment of our Board and its committees;

• organizes the annual Board evaluation of the performance of our Chief Executive Officer and senior management; and

• reviews and suggests topics for discussion and presentation at Board meetings.

The role of Presiding Director is filled by an independent director recommended by the Governance and Directors Nominating Committee and appointed by the Board annually at the Board meeting immediately following the annual meeting of shareholders.

Committees of our Board	Our Board has four standing committees. The following describes for each committee its current membership, the number of meetings held during 2008 and its mission.

Audit Committee	Joseph J. Collins, J. Michael Cook (Chair), Jeffrey A. Honickman and Dr. Judith Rodin. Each member of the committee is independent as defined under NASDAQ Global Select Market rules. A copy of this committee’s charter is posted under the “Governance” section of our Web site at www.cmcsa.com or www.cmcsk.com.

This committee met nine times in 2008. The Audit Committee is responsible for the oversight and evaluation of:

• the qualifications, independence and performance of our independent auditors;

• the performance of our internal audit function; and

• the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting.

The Audit Committee is also responsible for preparing the Audit Committee report required by the rules of the SEC, which is included on page 17.

Our Board has concluded that J. Michael Cook qualifies as an audit committee financial expert.

Compensation Committee	S. Decker Anstrom, Joseph J. Collins, Dr. Judith Rodin (Chair) and Michael I. Sovern. Each member of the committee is independent as defined under NASDAQ Global Select Market rules and qualifies as a “non-employee director” (as defined under Rule 16b-3 under the Exchange Act) and an “outside director” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). A copy of this committee’s charter is posted under the “Governance” section of our Web site at www.cmcsa.com or www.cmcsk.com.

This committee met five times in 2008. The Compensation Committee reviews and approves our compensation and benefit programs, ensures the competitiveness of these programs and oversees and sets compensation for our senior executives. The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment and related agreements entered into with, our executives, establishing and evaluating performance based goals related to compensation, overseeing our cash bonus and equity based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally. Each year, over the course of at least two meetings, the Compensation Committee performs a review of our compensation philosophy, our executive compensation programs and the performance of our named executive officers. The Compensation Committee’s determinations are reviewed annually by the independent directors. Also, together with the Governance and Directors Nominating Committee, it oversees succession planning for our senior management (including our Chief Executive Officer). The Compensation Committee is also responsible for preparing the Compensation Committee report required by the rules of the SEC, which is included on page 48.

On a regular basis, we engage the services of an independent compensation consultant to provide research and analysis as to the form and amount of executive and director compensation. The consultant does not have any role in determining or recommending the form or amount of compensation. We request that the consultant provide market research utilizing information derived from proxy statements, surveys and its own consulting experience and that the consultant use other methodological standards and policies in accordance with its established procedures. The Compensation Committee determines or approves the parameters used by the consultant in its research. Parameters include such items as the composition of peer groups, the reference points within the data (e.g., median, seventy-fifth percentile) and the elements of compensation. The compensation consultant with respect to 2008 was Mercer (US) Inc. (“Mercer”). Although Mercer received fees from us in connection with other services it provided in 2008, our Compensation Committee determined that such fees did not impair Mercer’s objectivity in providing services and advice on compensation matters.

As part of their job responsibilities, certain of our named executive officers participate in gathering and presenting facts related to compensation and benefit matters as requested by the Compensation Committee and in formulating and making recommendations to the Compensation Committee in these areas. The executives, together with our employees who work in the compensation area and Mercer, also conduct research and consult with legal counsel and other expert sources to keep abreast of developments in these areas. All decisions, however, regarding the compensation of our named executive officers are made by the Compensation Committee and are reviewed by the Board, following reviews and discussions held in executive sessions.

Finance Committee	Sheldon M. Bonovitz, Julian A. Brodsky, J. Michael Cook and Gerald L. Hassell (Chair).

This committee met one time in 2008. The Finance Committee acts for the directors in the intervals between Board meetings with respect to any matters delegated to it by our Board.

Governance and Directors Nominating Committee	S. Decker Anstrom (Chair), Kenneth J. Bacon, Edward D. Breen, Gerald L. Hassell, Jeffrey A. Honickman and Michael I. Sovern. Each member of the committee is independent as defined under NASDAQ Global Select Market rules. A copy of this committee’s charter is posted under the “Governance” section of our Web site at www.cmcsa.com or www.cmcsk.com.

This committee met five times in 2008. The Governance and Directors Nominating Committee exercises general oversight with respect to the governance of our Board, as well as corporate governance matters involving us and our directors and executive officers. It also is responsible for periodically leading reviews and evaluations of the performance, size and responsibilities of our Board and its committees and, together with the Compensation Committee, oversees succession planning for our senior management (including our Chief Executive Officer).

The Governance and Directors Nominating Committee also identifies and recommends director nominees. In assessing candidates, whether recommended by the committee or by shareholders (as described below), the committee considers an individual’s professional knowledge, business, financial and management expertise, industry knowledge and entrepreneurial background and experience. The committee also considers diversity, applicable independence requirements and the current composition of our Board.

The Governance and Directors Nominating Committee will consider director candidates nominated by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a written notice along with the additional information listed below required by our by-laws within the following time periods. For election of directors at the 2010 annual meeting of shareholders, if such meeting is called for a date between April 13, 2010 and June 14, 2010, we must receive written notice on or after January 13, 2010 and on or before February 12, 2010. For election of directors at the 2010 annual meeting of shareholders, if such meeting is called for any other date, we must receive written notice by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. Our by-laws require that a written notice set forth: (i) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by our Board; and (v) the written consent of each nominee to serve as a director if so elected. You can obtain a copy of the full text of the relevant by-law provision by writing to Arthur R. Block, Secretary, Comcast Corporation, at the address given on page 3. A copy of our by-laws has also been filed with the SEC as an exhibit to our Annual Report on Form 10-K filed on February 20, 2009 and is posted on our Web site at www.cmcsa.com or www.cmcsk.com.

Director Compensation

As has been the case for the last several years, in doing its work with respect to determining 2008 nonemployee director compensation, the Compensation Committee directs Mercer to provide analyses with respect to various nonemployee director compensation data. Mercer, however, does not recommend or determine compensation levels or elements. The 2008 nonemployee director compensation program approved by the Compensation Committee is described below.

Board and Committee Fees and Equity Awards

Directors who are our employees do not receive any fees for their services as directors, including for any service on any Board committee. Each nonemployee director receives a $60,000 annual retainer and $2,500 for each Board meeting or other meeting, except a Board committee meeting as described below, attended in his or her capacity as director or for any other business conducted on our behalf, $2,500 for each Audit, Compensation or Governance and Directors Nominating Committee meeting attended and $1,000 for each Finance Committee meeting attended. The Chair of the Audit Committee receives an additional annual retainer of $20,000, and the Chairs of the Compensation Committee and the Governance and Directors Nominating Committee receive an additional annual retainer of $10,000. Other members of the Audit Committee receive an additional annual retainer of $10,000 and other members of the Compensation Committee and the Governance and Directors Nominating Committee receive an additional annual retainer of $5,000. The Chair of the Finance Committee receives an additional annual retainer of $5,000 and the other members of this committee receive an additional annual retainer of $2,500. Fees received by a director may be deferred in whole or in part under our deferred compensation plans. Up to one-half of the Board annual retainer may be received, at the election of the nonemployee director, in shares of Class A common stock, the receipt of which may be deferred in whole or in part. If deferred, such shares accrue dividend equivalents during the deferral period.

Nonemployee directors are reimbursed for travel expenses for meetings attended. Nonemployee directors are provided with our video, high-speed Internet and digital phone services at no cost (if available in the area in which they live) during the time they serve on our Board and for five years thereafter.

Each nonemployee director is granted annually, on November 20, share units with respect to shares of Class A common stock having a fair market value on the date of grant of $125,000, the receipt of which may be deferred in whole or in part under our restricted stock plan. If deferred, such shares accrue dividend equivalents during the deferral period. These share units are fully vested on the grant date. It is the practice of our Board to review nonemployee director compensation on a biennial basis.

For details regarding director compensation for 2008, see the “Director Compensation for 2008” table on page 69.

Director Stock Ownership Policy

Our nonemployee director stock ownership policy requires our nonemployee directors to hold a number of shares of our common stock having a value equal to five times the director’s annual cash retainer. Each nonemployee director has a period of five years to reach this ownership requirement. For purposes of this policy, “ownership” is defined to include stock owned directly or indirectly by the director and shares underlying deferred stock units under our deferred stock option plan. In addition, 60% of each of the following types of ownership also count: the market value of the director’s stock fund under our deferred compensation plans, deferred shares under our restricted stock plan and the difference between the market price and exercise price of vested stock options. In determining compliance, the Compensation Committee may take into account any noncompliance that occurs solely or primarily as a result of a decline in the market price of our stock. Our nonemployee director stock ownership policy is posted under the “Governance” section of our Web site at www.cmcsa.com or www.cmcsk.com. All nonemployee directors satisfy the requirements of our stock ownership policy.

Transactions Between the Company and our Directors

For information regarding our related party transaction policy and details regarding certain related party transactions, please see “Related Party Transaction Policy and Certain Transactions” on page 70.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT
OF OUR INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2009. We are asking you to ratify this appointment, although your ratification is not required. A representative of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

Set forth below are the fees paid or accrued for the services of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in 2008 and 2007.

	2008	2007
	(in millions)

Audit fees	$5.1	$4.7
Audit-related fees	$0.5	$0.5
Tax fees	$0.4	$0.4
All other fees	$0.1	—

	$6.1	$5.6

Audit fees consisted of fees paid or accrued for services rendered to us and our subsidiaries for the audits of our annual financial statements, audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-related fees consisted primarily of fees paid or accrued for attestation services related to contractual and regulatory compliance.

Tax fees consisted of fees paid or accrued for domestic and foreign tax compliance services, including tax examination assistance and expatriate administration and tax preparation. There were no fees paid or accrued in 2008 and 2007 for tax planning.

Other fees in 2008 consisted of fees paid or accrued for enterprise risk management consulting services.

Preapproval Policy of Audit Committee of Services Performed by Independent Auditors

The Audit Committee’s policy requires that the committee preapprove audit and non-audit services performed by the independent auditors to assure that the services do not impair the auditors’ independence. Unless a type of service has received general preapproval, it requires separate preapproval by the Audit Committee. Even if a service has received general preapproval, if the fee associated with the service exceeds $250,000 in a single engagement or series of related engagements or relates to tax planning, it requires separate preapproval. The Audit Committee has delegated its preapproval authority to its Chair.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors meeting the requirements of applicable SEC and NASDAQ Global Select Market rules. The key responsibilities of our committee are set forth in our charter, which was adopted by us and approved by the Board and is posted under the “Governance” section of Comcast’s Web site at www.cmcsa.com or www.cmcsk.com.

We serve in an oversight capacity and are not intended to be part of Comcast’s operational or managerial decision-making process. Comcast’s management is responsible for the preparation, integrity and fair presentation of information in the consolidated financial statements, the financial reporting process and internal control over financial reporting. The independent auditors are responsible for auditing the consolidated financial statements and internal control over financial reporting. Our principal purpose is to monitor these processes.

In this context, at each regularly scheduled meeting, we met and held discussions with management and the independent auditors. Management represented to us that Comcast’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis. We have reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent auditors. We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and Rule 2-07 (Communication with Audit Committees) of Regulation S-X.

We discussed with the independent auditors the auditors’ independence from Comcast and its management, including the matters, if any, in the written disclosures delivered pursuant to the applicable requirements of the Public Company Accounting Oversight Board. We also considered whether the independent auditors’ provision of audit and non-audit services to Comcast is compatible with maintaining the auditors’ independence.

We discussed with Comcast’s internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Comcast’s internal controls and the overall quality and integrity of Comcast’s financial reporting.

Based on the reviews and discussions referred to above, we recommended to the Board, and the Board approved, that the audited financial statements be included in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

We have appointed Deloitte & Touche LLP as Comcast’s independent auditors for 2009.

Members of the Audit Committee

J. Michael Cook (Chair)
Joseph J. Collins
Jeffrey A. Honickman
Dr. Judith Rodin

PROPOSAL 3:  APPROVAL OF OUR 2002 EMPLOYEE STOCK
PURCHASE PLAN, AS AMENDED AND RESTATED

Our 2002 Employee Stock Purchase Plan was ratified by our Board on November 20, 2002 and approved by our shareholders on each of May 7, 2003 and May 18, 2006. The Employee Stock Purchase Plan is intended to meet the requirements of Section 423 of the Code. Due to the participation of our employees in the plan, the current authorized share pool under the plan is nearly exhausted. As a result, on February 10, 2009, the Compensation Committee approved an amendment to our 2002 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 15,375,000 to 26,500,000.

Our Board is asking shareholders to approve the plan as so amended and restated in order to satisfy certain requirements under the Code so that certain tax benefits will be available to our employees. If the plan, as amended and restated, is not approved, we will make the proposed additional 11,125,000 shares available for issuance under the plan, but employees who purchase such shares under the plan will not be eligible to receive favorable tax treatment with respect to such shares. The Company expects that it will seek shareholder approval in the future for additional shares to continue the program.

Description of our 2002 Employee Stock Purchase Plan

The following is a summary of the material features of the plan, as amended and restated. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our 2002 Employee Stock Purchase Plan, which is attached to this proxy statement as Appendix A.

Eligibility.  Our full-time employees and full-time employees of our participating subsidiaries are eligible to participate in the plan if the employee has been continuously employed for at least 90 days as of the first day of an offering period. A part-time employee is eligible to participate in the plan if he or she has been continuously employed for at least one year as of the first day of an offering period. Any eligible employee who, after purchasing shares under the plan, would own five percent or more of our stock (by vote or value) is not eligible to purchase additional shares under the plan. Approximately 93,000 employees are currently eligible to participate in the plan.

Shares Subject to the Plan.  In the aggregate, 26,500,000 shares of Class A common stock and, with respect to prior offering periods, Class A Special common stock, are available for purchase under the plan, subject to adjustment in the event of certain corporate events. As of the close of business on March 28, 2009, of this aggregate amount, 12,827,998 shares of Class A common stock and 976,117 shares of Class A Special common stock had been issued under the plan. As of the close of business on March 28, 2009, 12,695,885 shares remained available for grant under the plan. Shares deliverable under the plan may consist of either treasury shares or originally issued shares. As of March 4, 2009, the fair market value of a share of Class A common stock and Class A Special common stock was $12.74 and $11.85, respectively.

Administration.  The plan is administered by the Compensation Committee. Our Board and the Compensation Committee have the authority to interpret the plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the plan.

Adjustments.  In the event that shares are exchanged for a different number or kind of shares of the company through merger, recapitalization, stock dividend, stock split or other similar capital adjustments, the Board or the Compensation Committee will make such adjustments as it deems appropriate. The Board or the Compensation Committee’s determination will be binding for all purposes of the plan.

Participation in the Plan.  The plan enables eligible employees to purchase shares during certain offering periods, which generally encompass a calendar quarter. To become a participant in the plan, an eligible employee must file an election form in accordance with the terms and conditions set forth in the plan. On his or her election form, the participant will designate the percentage of eligible compensation (which can be no more than 15% with respect to each offering period) he or she would like to have credited to his or her account under the plan. No participant can have more than $10,000 deducted from his or her compensation in a calendar year. At the end of each offering period, amounts credited to this account will be used to purchase whole shares. Shares so purchased will be credited to a brokerage account established by us, and cash remaining after such purchase will be credited towards the purchase of whole shares in the next offering period or returned to the participant upon his or her request. The purchase price per share will be 85% of the lesser of the fair market value per share on the first and last days of the offering period.

During an offering period, a participant may discontinue his or her participation in the plan by providing a termination form at any time before the end of an offering period; however, a participant may not otherwise modify payroll deductions during an offering period. All amounts then credited to such participant’s account shall be paid as soon as practicable following receipt of the participant’s termination form, and no further payroll deductions will be made with respect to the participant. Upon termination of employment, all amounts credited to a participant’s account will be paid to the participant or his or her successor in interest (in the case of death). Payment to participants terminating participation in the plan or terminating employment shall be made in shares, with respect to whole shares credited to their accounts, and in cash, with respect to any remaining cash amounts credited to their accounts. No interest will be paid with respect to payroll deductions made or amounts credited to any account under the plan.

Transferability.  An employee’s rights under the plan may not be transferred or assigned to any other person during the employee’s lifetime. After shares have been issued under the plan and credited to an employee’s brokerage account under the plan, such shares may be assigned or transferred in the same manner as any other shares.

Amendment or Termination.  The plan may be amended, modified or terminated by our Board or the Compensation Committee at any time without notice, provided that, upon any termination, all shares or unapplied payroll deductions will be distributed to participants, and provided further, that no amendment will affect the right of a participant to receive his or her proportionate interest in the shares or unapplied payroll deductions. Shareholder approval will be obtained for a plan amendment if it is determined to be required by or advisable under applicable law, regulation or NASDAQ Global Select Market rule.

New Plan Benefits.  Because benefits under the plan depend on employees’ elections to participate in the plan and the fair market value of the shares at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. Brian L. Roberts and Ralph J. Roberts, as well as our nonemployee directors, are not eligible to participate in the plan.

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the plan (if shareholder approval is obtained).

Under the Code, a participant will not realize income at the time the offering period commences or when the shares purchased under the plan are transferred to him or her. If a participant disposes of such shares after two years from the date the offering of such shares commences and after one year from the date of the transfer of such shares to him or her, the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (1) the excess of the fair market value of such shares at the time of the disposition over the purchase price or (2) the excess of the fair market value of the shares at the commencement of the offering period over the purchase price at such time. The participant’s basis in the shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition should be treated as long-term capital gain or loss. In such event, we will not be entitled to any tax deduction.

If a participant disposes of shares purchased under the plan within such two-year or one-year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, we will be entitled to a deduction equal to the amount that the participant is required to include in income as a result of such disposition.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF OUR 2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED.

PROPOSAL 4:  APPROVAL OF OUR 2002 RESTRICTED STOCK PLAN,
AS AMENDED AND RESTATED

Our 2002 Restricted Stock Plan was ratified by our Board on November 20, 2002 and approved by our shareholders on each of May 7, 2003, May 26, 2004, June 1, 2005, May 18, 2006 and May 14, 2008. We have used a substantial portion of the current authorized share pool under the plan for existing awards. As a result, on March 20, 2009, the Compensation Committee approved an amendment to our 2002 Restricted Stock Plan to increase the number of shares available for issuance under the plan from 66,500,000 to 74,000,000, subject to shareholder approval. In addition, on March 20, 2009, our Compensation Committee approved an extension of the expiration date of the plan from May 13, 2018 to May 12, 2019 and approved an amendment to the plan to increase the maximum permitted award under the plan to any individual in any calendar year from 1,500,000 to 2,000,000 RSUs or restricted shares.

The Board believes that the increased number of shares available for issuance under the plan represents a reasonable amount of potential additional equity dilution and allows the Company to continue awarding equity incentives, which are an important component of our compensation program as discussed in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Equity Based Incentive Compensation” on page 42. The Company expects that it will seek shareholder approval in the future for additional shares to continue the program.

Key Aspects of our 2002 Restricted Stock Plan

The following sets forth key aspects of the plan. A summary of the material features of the plan is provided in “Description of our 2002 Restricted Stock Plan” below.

•	The plan is administered by our Compensation Committee, which is composed entirely of independent directors.

•	Taken together, the proposed increases to the number of shares available for issuance under the plan and our 2003 Stock Option Plan, both of which have been approved by our Compensation Committee, subject to shareholder approval, represent approximately 2.0% of our Class A common shares, Class A Special common shares and Class B common shares outstanding (“CSO”) as of the close of business on March 4, 2009, the record date.

•	Taken together, the plan and our 2003 Stock Option Plan, as well as our 2002 Stock Option Plan and Broadband Adjustment Plan (under each of which shares remain outstanding but no additional shares may be granted), give rise to dilution of 8.8% of CSO as of December 31, 2008. Our run rate for 2008 (the percentage of CSO that were granted in 2008) was 1.2% of CSO as of December 31, 2008.

•	Approximately 10,000 employees received grants under the plan in 2008, including almost all exempt employees with an annual base salary of at least $71,000.

•	The proposed increase in the maximum permitted award that may be granted under the plan to any individual in one calendar year represents the first such increase since shareholder approval in 2004 of the original 1,000,000 RSU or restricted share limit. The limit has only been increased since such date due to an automatic adjustment to 1,500,000 RSUs or restricted shares as a result of our 2007 stock split. The aggregate value of 2,000,000 RSUs, based on the fair market value of our Class A common stock on March 4, 2009, is less than the aggregate value of 1,500,000 RSUs, based on the fair market value of our Class A common stock on the date our shareholders approved the original limit in 2004.

•	Awards granted under the plan in 2008 to our named executive officers are subject to performance-based vesting measures. We note that Mr. Block was not a named executive officer at the time grants were made under the plan in 2008.

•	For awards granted under the plan, including those subject to performance-based vesting measures, dividends are not paid on the awards until the awards vest.

•	The vesting of our awards to all eligible employees, including our named executive officers, is back-end weighted. Specifically, they generally vest over five years as follows: 15% on each of the first four anniversaries of the date of grant and an additional 40% on the fifth-year anniversary of the date of grant.

•	We have an incentive compensation recoupment policy that may require reimbursement by an executive officer or former executive officer of vested and unvested awards granted under the plan on or after March 1, 2007 if it is determined by our Board that gross negligence, intentional misconduct or fraud by such executive officer or former executive officer caused or partially caused the restatement of all or a portion of our financial statements. Information on our incentive compensation recoupment policy can be found in “Compensation Discussion and Analysis — Other Considerations — Recoupment Policy” on page 48.

•	We have a stock ownership policy for members of our senior management, including our named executive officers. This policy is designed to increase the executives’ ownership stakes in the Company and align their interests with the interests of our shareholders. “Ownership” for purposes of this policy is defined to include, among other things, 60% of the deferred shares, and 100% of shares acquired, under the plan. Information on our stock ownership policy can be found in “Compensation Discussion and Analysis — Emphasis on Long-Term Stock Ownership — Stock Ownership Guidelines” on page 46.

In accordance with applicable NASDAQ Global Select Market rules and to satisfy certain requirements under the Code, our Board is asking shareholders to approve the plan as so amended and restated. If the plan, as amended and restated, is not approved, we will not be able to make the proposed additional 7,500,000 shares available for issuance under the plan, we will not increase the maximum permitted annual award under the plan to 2,000,000 RSUs or restricted shares, and the plan will expire on May 13, 2018; the plan will otherwise remain in effect.

Description of our 2002 Restricted Stock Plan

The following is a summary of the material features of the plan, as amended and restated. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our 2002 Restricted Stock Plan, which is attached to this proxy statement as Appendix B.

Types of Awards.  Awards of RSUs and restricted stock may be granted under the plan. However we have not granted, nor do we currently intend to grant, any restricted stock awards under the plan. Awards of RSUs are units valued by reference to shares of common stock that entitle a participant to receive, upon the settlement of the unit, one share for each unit. Awards of restricted stock are shares of common stock that are awarded subject to such restrictions on transfer as the Compensation Committee or Board may establish.

Eligibility.  Our employees and employees of our participating subsidiaries, as well as our nonemployee directors, are eligible to receive awards under the plan. Based on the Compensation Committee’s current grant guidelines, the number of employees, including the Company’s named executive officers, currently eligible to participate in the plan is approximately 10,000 and there are currently ten nonemployee directors. Currently, no individual may be awarded more than 1,500,000 RSUs or restricted shares in any calendar year. Under the amended plan, no individual may be awarded more than 2,000,000 RSUs or restricted shares in any calendar year.

Shares Subject to the Plan.  The aggregate maximum number of shares that may be issued pursuant to awards under the plan is currently 66,500,000 shares (which shares may be either shares of Class A common stock or shares of Class A Special common stock), subject to adjustment in the event of certain corporate events. Under the amended plan, such number of shares is 74,000,000. As of the close of business on March 28, 2009, of the current aggregate amount, approximately 37,176,000 shares of Class A common stock and 10,058,000 shares of Class A Special common stock had been issued or reserved for issuance under the plan. As of the close of business on March 28, 2009, approximately 27,634,000 RSUs were outstanding under the plan and 19,266,000 RSUs remained available for grant under the plan. Under the amended plan, such number of available RSUs would be approximately 26,766,000. Shares issued under the plan may be either treasury shares or originally issued shares. Rights to receive shares forfeited pursuant to the terms of an award will be available again for grant under the plan. As of March 4, 2009, the fair market value of a share of Class A common stock and Class A Special common stock was $12.74 and $11.85, respectively.

Term of the Plan.  Currently, no awards may be granted under the plan after May 13, 2018. Under the amended plan, no awards may be granted under the plan after May 12, 2019.

Administration.  The plan is administered by the Compensation Committee. This committee has authority to determine who is eligible to participate in the plan, select individuals to whom awards will be granted, interpret the plan and prescribe and amend rules and regulations relating to the plan. The Compensation Committee may delegate to one of our officers or a committee of two or more of our officers its discretion under the plan to make grants of awards to any eligible employee, provided, however, that grants to any named executive officer who is listed in the “Summary Compensation Table for 2008” on page 49 and any other executive officer subject to the short-swing profit recapture rules of the Exchange Act will be made by the Compensation Committee and grants to any other individual who, at the time of grant, has a base salary of $500,000 or more or holds a position with us of Senior Vice President or higher will be subject to approval by the Compensation Committee or a committee consisting of the Chairman of the Compensation Committee and one or more officers appointed by the Compensation Committee. Our Board is responsible for granting awards to nonemployee directors.

Terms of Awards.  The Compensation Committee determines the terms and conditions of each award granted to employee participants, including the vesting and settlement terms applicable to RSUs, as well as the restrictions applicable to shares underlying awards of restricted stock and the dates these restrictions lapse and the award vests. When an award vests, we deliver to the recipient a certificate for the number of shares without any legend or restrictions (except as necessary to comply with applicable state and federal securities laws).

The Compensation Committee may condition the vesting of any award of RSUs or restricted shares upon the satisfaction of performance targets or goals as described below. The Compensation Committee is authorized to establish Company-wide, division-wide or individual goals, which may be quantitative performance standards or qualitative performance standards. The quantitative performance standards include financial measurements such as revenue, income, expense, operating cash flow, free cash flow, numbers of customers of or subscribers for various services and products offered by us or one of our divisions, customer service measurements and other objective financial or service-based standards relevant to our business as may be established by the Compensation Committee. The qualitative performance standards may include, but are not limited to, customer satisfaction, management effectiveness, workforce diversity and other qualitative performance standards relevant to our business. For each calendar year, annual performance goals will be established by the Compensation Committee by no later than the 90th day of the year. Performance goals that are not annual will be established within the first quarter of the start of the applicable performance period. After the close of the calendar year, the Compensation Committee will also determine whether the performance goals have been satisfied. For a further discussion of our performance goals see “Compensation Discussion and Analysis,” which begins on page 37. In addition, the Compensation Committee may condition the vesting of an award based on the satisfaction of performance standards as it may determine to be appropriate, whether or not previously designated as a performance standard. To date, only our named executive officers, including Mr. Block beginning in 2009, have been granted performance-based awards.

The terms and conditions of each award of share units granted to a nonemployee director are determined under our 2002 Non-Employee Director Compensation Plan, which is administered by our Board and which was filed as an exhibit to our Annual Report on Form 10-K for 2008. Our 2002 Non-Employee Director Compensation Plan provides that on each November 20, our Board will grant an award of share units to each nonemployee director having a fair market value of $125,000 on the date of grant. Nonemployee directors are also eligible to receive awards of share units upon commencement of service with us. These awards will have a fair market value ranging from $31,250 to $125,000 on the date of grant, depending on the date the nonemployee director commences service with us. Each award of share units is fully vested on the grant date.

Termination of Employment.  Except as otherwise provided in an applicable award or employment or other agreement, upon termination of employment, all awards that are then still subject to restrictions or that have not vested will be forfeited.

Deferral.  Each recipient of an award who qualifies under the terms of the plan has the right to defer and re-defer to a specified date the receipt of shares that may, subject to an award, vest in the future. Upon vesting, deferred shares are credited to a bookkeeping account. An award recipient who has elected to defer the receipt of shares may also make a “diversification election,” which has the effect of causing a designated portion of the bookkeeping account to be treated as if it were invested in an interest-bearing account.

Withholding.  Unless otherwise determined by the Compensation Committee, tax liabilities incurred by employees in connection with the grant of an award or upon its vesting or settlement will be satisfied by our withholding a portion of the shares subject to the award that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by us under applicable law. Subject to certain conditions specified in the plan, a recipient of an award may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash.

Adjustments.  The aggregate number of shares under the plan, the class of shares as to which awards may be granted and the number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.

Terminating Events.  In the event of our liquidation or a change in control of the Company effected through a transaction or series of transactions in which an unaffiliated third party acquires share ownership such that this party has the ability to direct the management of the Company, as determined by our Board in its sole discretion, the Compensation Committee may provide that upon consummation of such an event, any outstanding awards will vest in full or in part or that all RSUs or restricted stock that have been previously deferred will be transferred to the recipient.

Amendment or Termination.  The plan may be amended by our Board or the Compensation Committee and may be terminated by our Board at any time, provided that no award will be affected by any amendment or termination without the written consent of its recipient. Shareholder approval will be obtained for a plan amendment if it is determined to be required by or advisable under applicable law, regulation or NASDAQ Global Select Market rules.

New Plan Benefits.  Future grants of awards of RSUs or restricted stock, if any, that will be made to eligible employees are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The following table reflects awards of RSUs granted in 2008.

2008 Restricted Stock Unit Grants under our 2002 Restricted Stock Plan

Number of Shares
Name and Position	Underlying Units

Brian L. Roberts Chairman of the Board, President and Chief Executive Officer	276,000
Michael J. Angelakis Executive Vice President and Chief Financial Officer	165,600
Stephen B. Burke Executive Vice President, Chief Operating Officer and President, Comcast Cable	220,800
David L. Cohen Executive Vice President	128,600
Arthur R. Block Senior Vice President, General Counsel and Secretary	33,900
Ralph J. Roberts Founder and Chairman Emeritus of the Board	—

All named executive officers as a group	824,900
All nonemployee directors as a group	98,170
Company employees other than named executive officers, as a group	7,728,957

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of RSUs granted under the plan.

Generally, the grant of an award of RSUs is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which the units are settled in an amount equal to the fair market value of the shares of common stock received. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income when the units vest and are settled. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares.

A recipient who makes a proper election to defer the settlement of RSUs will not recognize income with respect to the units until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income equal to the fair market value of the shares of common stock issued at that time.

Subject to Section 162(m) of the Code and our satisfaction of applicable reporting requirements, at the time income is recognized by a named executive officer who is a recipient of an RSU award, we will be entitled to a corresponding deduction. Under Section 162(m) of the Code, the deduction is available if, among other reasons, the compensation constitutes qualified performance based compensation. One requirement to be qualified performance based compensation is that the material terms of the performance goal or goals under which the compensation will be paid must be disclosed to and approved by the Company’s shareholders before the compensation is paid. In addition, if the Compensation Committee has authority to change the targets under a performance goal or goals after shareholder approval, the material terms of the performance goal or goals must be disclosed to and reapproved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholder approval was previously received. We received such reapproval on May 14, 2008, and expect to do so again periodically in the future.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF OUR 2002 RESTRICTED STOCK PLAN, AS AMENDED AND RESTATED.

PROPOSAL 5:  APPROVAL OF OUR 2003 STOCK OPTION PLAN,
AS AMENDED AND RESTATED

Our 2003 Stock Option Plan was adopted by our Board on February 26, 2003 and approved by our shareholders on each of May 7, 2003 and May 14, 2008. We have used a substantial portion of the current authorized share pool under the plan for existing awards. As a result, on March 20, 2009, the Compensation Committee approved an amendment to the plan to increase the number of shares available for issuance under the plan from 139,000,000 to 189,000,000, subject to shareholder approval. In addition, on March 20, 2009, the Compensation Committee approved an extension of the expiration date of the plan from May 13, 2018 to May 12, 2019.

On March 20, 2009, the Compensation Committee also approved amendments to the plan providing that: (i) all nonqualified stock options granted under the plan must be granted with an exercise price equal to at least the fair market value of a share on the date of grant, which conforms to our existing practice with respect to the exercise price of such options; (ii) beginning on January 1, 2009, shares not issued or delivered as a result of the net settlement of an outstanding option, shares used to pay the exercise price or withholding taxes related to an outstanding option and shares repurchased on the open market with the proceeds of the option exercise price may no longer be added back to the aggregate number of shares available for issuance under the plan; and (iii) per share cash payment amounts for all tandem cash rights granted under the plan must be limited to not more than the fair market value of a share at the time of exercise over the fair market value of a share on the date of grant.

The Board believes that the increased number of shares available for issuance under the plan represents a reasonable amount of potential additional equity dilution and allows the Company to continue awarding equity incentives, which are an important component of our compensation program as discussed in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Equity Based Incentive Compensation” on page 42. The Company expects that it will seek shareholder approval in the future for additional shares to continue the program.

Key Aspects of our 2003 Stock Option Plan

The following sets forth key aspects of the plan. A summary of the material features of the plan is provided in “Description of our 2003 Stock Option Plan” below.

•	The plan is administered by our Compensation Committee, which is composed entirely of independent directors.

•	Taken together, the proposed increases to the number of shares available for issuance under the plan and our 2002 Restricted Stock Plan, both of which have been approved by our Compensation Committee, subject to shareholder approval, represent approximately 2.0% of CSO as of the close of business on March 4, 2009, the record date.

•	Taken together, the plan and our 2002 Restricted Stock Plan, as well as our 2002 Stock Option Plan and Broadband Adjustment Plan (under each of which shares remain outstanding but no additional shares may be granted), give rise to dilution of 8.8% of CSO as of December 31, 2008. Our run rate for 2008 (the percentage of CSO that were granted in 2008) was 1.2% of CSO as of December 31, 2008. As of the close of business on March 28, 2009, an aggregate 192,241,875 incentive and nonqualified stock options were outstanding under the plan, the 2002 Stock Option Plan and the Broadband Adjustment Plan, with a weighted average exercise price of $21.19 and a weighted average term of 5.3 years.

•	Approximately 10,000 employees received grants under the plan in 2008, including almost all exempt employees with an annual base salary of at least $71,000.

•	For grants in excess of 75,000 options, the award vests in installments over 9.5 years, generally vesting as follows: 30% on the second anniversary of the date of grant, 15% on each of the third through fifth anniversaries of the date of grant; 5% on each of the sixth through ninth anniversaries of the date of grant and 5% on the nine and one-half year anniversary of the date of grant. For grants of 75,000 or fewer options, the award vests in installments over five years, generally vesting as follows: 40% on the second anniversary of the date of grant and 20% on each of the third through fifth anniversaries of the date of grant.

•	No repricing of options is permitted without shareholder approval.

•	No discounted options may be granted under the plan.

•	The following shares may not again be made available for issuance under the plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding option, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding option, or (iii) shares repurchased on the open market with the proceeds of the option exercise price.

•	The per share cash payment amount for tandem cash rights provided under the plan is limited to not more than the fair market value of a share at the time of exercise over the fair market value of a share on the date of grant.

•	We have an incentive compensation recoupment policy that may require reimbursement by an executive officer or former executive officer of options granted under the plan on or after March 1, 2007 if it is determined by our Board that gross negligence, intentional misconduct or fraud by such executive officer or former executive officer caused or partially caused the restatement of all or a portion of our financial statements. Information on our incentive compensation recoupment policy can be found in “Compensation Discussion and Analysis — Other Considerations — Recoupment Policy” on page 48.

•	We have a stock ownership policy for members of our senior management, including our named executive officers. This policy is designed to increase the executives’ ownership stakes in the Company and align their interests with the interests of our shareholders. “Ownership” for purposes of this policy is defined to include, among other things, 60% of the difference between the market price and exercise price of vested options granted under the plan and 100% of shares acquired on exercise of options. Information on our stock ownership policy can be found in “Compensation Discussion and Analysis — Emphasis on Long-Term Stock Ownership — Stock Ownership Guidelines” on page 46.

In accordance with applicable NASDAQ Global Select Market rules, our Board is asking shareholders to approve the plan as so amended and restated. If the plan, as amended and restated, is not approved, we will not be able to make the proposed additional 50,000,000 shares available for issuance under the plan and the plan will expire on May 13, 2018, but the plan will otherwise remain in effect.

Description of our 2003 Stock Option Plan

The following is a summary of the material features of the plan, as amended and restated. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our 2003 Stock Option Plan, which is attached to this proxy statement as Appendix C.

Types of Awards.  The plan provides for the grant of options to purchase shares. Options granted may be incentive stock options as defined under Section 422(b) of the Code (“ISOs”). Options which do not qualify as ISOs and are referred to as nonqualified stock options (together with ISOs, “Options”) may also be granted under the plan. The plan also provides for the grant of tandem cash rights, which are rights to receive a cash payment of an amount per share determined by the Compensation Committee and specified in the Option document, in lieu of exercising a nonqualified stock option. The tandem cash right cash payment amount per share is limited to not more than the fair market value of a share at the time of exercise over the fair market value of a share on the date of grant. Although provided for under the plan, we have not granted, nor do we currently intend to grant, any such tandem cash rights under the plan. Individuals who receive Options are referred to as “Optionees.”

Eligibility.  Our employees and employees of our participating subsidiaries, as well as our nonemployee directors, are eligible to receive Options under the plan. Employees other than officers are eligible to receive cash rights under the plan. ISOs may only be granted to employees of the Company and its subsidiaries.

Based on the Compensation Committee’s current grant guidelines, the number of employees, including the Company’s named executive officers, currently eligible to participate in the plan is approximately 10,000 and there are currently ten nonemployee directors. The maximum number of shares for which Options may be granted to any single individual in any calendar year is 15,000,000 shares, subject to adjustment in the event of certain corporate events.

Shares Subject to the Plan.  The aggregate number of shares that may be issued under the plan is currently 139,000,000 shares of Class A common stock, subject to adjustment in the event of certain corporate events. Under the amended plan, such number of shares is 189,000,000. As of the close of business on March 28, 2009, of this aggregate amount, approximately 117,106,000 shares had been issued or reserved for issuance under the plan. As of the close of business on March 28, 2009, approximately 21,894,000 Options remained available for grant under the plan. Under the amended plan, such number of available Options would be approximately 71,894,000. Shares deliverable under the plan may consist of either treasury shares or originally issued shares. If an Option granted under the plan expires or terminates without having been exercised in full, the shares subject to such Option will be available again for grant under the plan. Beginning on January 1, 2009, the following shares may not again be made available for issuance under the plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding option, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding option, or (iii) shares repurchased on the open market with the proceeds of the option exercise price. As of March 4, 2009, the fair market value of a share of Class A Common Stock was $12.74.

Term of the Plan.  Currently, the plan will terminate no later than May 13, 2018. Under the amended plan, the plan will terminate no later than May 12, 2019.

Administration.  The plan is administered by the Compensation Committee or any other committee or subcommittee designated by the Board, provided such committee or subcommittee is composed of two or more nonemployee members of the Board, each of whom is an “outside director” within the meaning of the Code. Currently, the Compensation Committee administers the plan. The Compensation Committee may delegate to one of our officers or a committee of two or more of our officers its discretion under the plan to make grants of awards to any eligible employee, provided, however, that grants to any named executive officer who is listed in the “Summary Compensation Table for 2008” on page 49 and any other executive officer subject to the short-swing profit recapture rules of the Exchange Act will be made by the Compensation Committee and grants to any other individual who, at the time of grant, has a base salary of $500,000 or more or holds a position with us of Senior Vice President or higher will be subject to approval by the Compensation Committee or a committee consisting of the Chairman of the Compensation Committee and one or more officers appointed by the Compensation Committee.

The Compensation Committee has the authority to interpret the terms of the plan and make and amend rules relating to the plan. It also has the authority to select individuals to whom awards will be granted, to determine the terms and conditions of awards (other than the terms and conditions of Options granted to nonemployee directors, which terms will be determined by the Board) and to determine the number of shares issuable upon exercise of each Option. Under certain circumstances, the Compensation Committee may have the power to accelerate the exercise date of outstanding Options.

Exercise Price.  The exercise price for each Option will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share on the date of grant for any Option. If an ISO is granted to a 10% shareholder of the Company, the exercise price will be at least 110% of the fair market value of a share on the date of grant.

Method of Exercise.  Options will be exercisable in such manner as determined by the Compensation Committee. Payment of the exercise price for an Option may be made in cash; by certified check; by delivering or attesting to shares which meet the conditions specified in the plan; or, with respect to Options granted on or after February 28, 2007 and certain Options granted prior to February 28, 2007, by cashless exercise.

Limits on Exercisability.  No Option will be exercisable after the expiration of ten years from the date an Option is granted (five years with respect to an ISO held by an Optionee who is a 10% shareholder of the Company). Options will be exercisable at such times as determined by the Compensation Committee, but generally an Option will expire on the first to occur of: (i) 90 days after the date of a termination of employment for any reason other than disability, death or “Cause” (as defined in the plan); provided that the Compensation Committee may specify in the document governing the Option that an Option may be exercisable during a longer period after the Optionee ceases to be an employee, but in no event later than the expiration of the Option term specified in such document; (ii) one year after the date of termination of employment due to death or disability; or (iii) termination of employment for “Cause.” In the event of a termination for “Cause,” in addition to immediate termination of the Option, the Optionee, upon a determination by the Compensation Committee, will forfeit all shares resulting from the exercise of an Option for which the Company has not yet delivered stock, upon refund by the Company of the exercise price of the Option.

Cash Rights.  As described above, the plan provides that the Compensation Committee may, in its sole discretion, give an Optionee the right to receive a cash payment of an amount per share determined by the Compensation Committee and specified in the Option document, in lieu of exercising a nonqualified stock option. Such rights are subject to the same vesting, expiration and transferability terms as the Options to which they are attached. Cash rights may only be granted in connection with Options and may not be exercised separately. Officers are not eligible to receive cash rights under the plan.

Transferability.  In general, Options are not transferable by the Optionee except by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, Options may be exercised only by the Optionee. However, the plan provides that the Compensation Committee may, in its discretion, provide that Options may be transferred to a Family Member (as defined in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Optionee, provided that such transfer is without consideration.

Termination of Employment.  Except as otherwise provided in an applicable award or employment or other agreement, upon termination of employment, all awards that are then still subject to restrictions or that have not vested will be forfeited.

Withholding.  Unless otherwise determined by the Compensation Committee, generally any tax liabilities incurred by employees in connection with the exercise of a nonqualified stock option will be satisfied by the Company’s withholding a portion of the shares underlying the Option that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law. Subject to certain conditions specified in the plan, an Optionee may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash. Tax liabilities incurred in connection with the exercise of an ISO will be satisfied by the Optionee’s payment to the Company of an amount in cash equal to all taxes required to be withheld, unless otherwise determined by the Compensation Committee.

Adjustments.  In the event that shares are exchanged for a different number or kind of shares of the Company through merger, recapitalization, stock dividend, stock split or other similar capital adjustments, the Board will make such adjustments as it deems appropriate. The Board’s determination will be binding for all purposes of the plan. The Board or Compensation Committee may not reduce the exercise price of an outstanding Option without shareholder approval, except as described in this paragraph.

Terminating Events.  In the event of the liquidation of the Company or a change in control of the Company effected through a transaction or series of transactions in which an unaffiliated third party acquires share ownership such that this party has the ability to direct the management of the Company, as determined by the Board in its sole discretion, the Compensation Committee may provide that the Option will become exercisable in full or the Company may provide that an Optionee must exercise any then-exercisable Options or forfeit such Options.

Amendment or Termination.  The plan may be amended by our Board or the Compensation Committee and may be terminated by our Board at any time, provided that amendments to change the class of individuals eligible to receive ISOs, extend the expiration date of the plan, decrease the minimum exercise price of an ISO or increase the maximum number of shares for which Options may be granted (other than as a result of adjustments due to certain corporate events) are not effective unless shareholder approval is obtained within twelve months before or after such action. Shareholder approval will also be obtained for a plan amendment if it is determined to be required by or advisable under applicable law, regulation or NASDAQ Global Select Market rules.

New Plan Benefits.  Future grants of Options, if any, that will be made to eligible employees are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The following table reflects awards of Options granted in 2008.

2008 Option Grants under our 2003 Stock Option Plan

Name and Position	Number of Options

Brian L. Roberts Chairman of the Board, President and Chief Executive Officer	803,000
Michael J. Angelakis Executive Vice President and Chief Financial Officer	481,800
Stephen B. Burke Executive Vice President, Chief Operating Officer and President, Comcast Cable	642,400
David L. Cohen Executive Vice President	374,000
Arthur R. Block Senior Vice President, General Counsel and Secretary	99,000
Ralph J. Roberts Founder and Chairman Emeritus of the Board	—

All named executive officers as a group	2,400,200
All nonemployee directors as a group	—
Company employees other than named executive officers, as a group	22,327,980

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of Options granted under the plan.

Nonqualified Options.  The grant of a nonqualified option will not be a taxable event. The Optionee generally will recognize ordinary income upon exercise of the nonqualified Option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including option shares withheld by the Company to satisfy tax withholding obligations) over the exercise price of the nonqualified Option, and the Company will be allowed a deduction in this amount.

Upon disposition of the shares received upon exercise, the Optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the Optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the Optionee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the Option was exercised).

Special tax rules may apply if an Optionee uses previously owned shares to pay the exercise price of an Option.

Incentive Stock Options.  Neither the grant nor the exercise of an ISO will be a taxable event, except that the alternative minimum tax may apply at the time of exercise.

The Optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of an ISO provided the Optionee does not dispose of such shares within two years from the date the ISO was granted and within one year after the shares were transferred to the Optionee. For purposes of determining such gain or loss, the Optionee’s basis in such shares will, in general, be the exercise price of such Option. If the Optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO.

If the Optionee disposes of the shares acquired upon exercise before satisfying the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and exercise price of such Option, and the Company will be entitled to a deduction in this amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the recipient held the shares.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF OUR 2003 STOCK OPTION PLAN, AS AMENDED AND RESTATED.

SHAREHOLDER PROPOSALS

We received the following four shareholder proposals. The proponent of each proposal has represented to us that the proponent has continuously held at least $2,000 in market value of Class A common stock for at least one year and will continue to hold these securities through the date of the annual meeting of shareholders. To be voted upon at our 2009 annual meeting of shareholders, the proponent of a proposal, or a representative of the proponent qualified under Pennsylvania law, must attend the meeting to present the proposal.

For each of the shareholder proposals, other than adding a brief title for the proposal, we have included the proposal and shareholder’s supporting statement exactly as we received it. Following each proposal, we explain why our Board recommends a vote AGAINST the proposal.

PROPOSAL 6:  TO IDENTIFY ALL EXECUTIVE OFFICERS WHO EARN
IN EXCESS OF $500,000

The following proposal and supporting statement were submitted by Evelyn Y. Davis, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, who has advised us that she holds 500 shares of Comcast common stock.

RESOLVED: “That the shareholders recommend that the Board take the necessary steps that Comcast specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $500,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.”

REASONS: “In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized.” “At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation.” “Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.”

“Last year the owners of 13,065,387 shares, representing approximately 3.8% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this proposal.”

Company Response to Shareholder Proposal

The Company complies with all regulatory disclosures regarding the compensation of its executives. The “Executive Compensation — Compensation Discussion and Analysis” on page 37 of this proxy statement details our objectives in determining executive compensation and the various compensation methods used to accomplish those objectives. This proxy statement discloses in great detail the compensation of several of our most highly compensated employees.

Our Board exercises great care and discipline in disclosing executive compensation. We do not believe that the disclosure called for by this proposal will enhance our governance practices or improve communications with shareholders, nor is it in the best interests of our shareholders. In addition, Comcast must continue to recruit the best talent. Prospective employees may be dissuaded from accepting a position with Comcast if they know their compensation will be made public. In particular, high quality executive talent with the experience and capabilities sought by us is scarce. The proposal, if implemented, could provide competitors with detailed compensation information not otherwise available that they may use in seeking to recruit talented employees from us. Our competitors do not make this information available and the risk associated with disclosing this information is not outweighed by any negligible benefit that might be gained from it.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 7:  TO OBTAIN SHAREHOLDER APPROVAL OF CERTAIN FUTURE DEATH
BENEFIT ARRANGEMENTS

The following proposal and supporting statement were submitted by the AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, DC 20006, which has advised us that it holds 2,116 shares of Comcast common stock.

RESOLVED: The shareholders of Comcast Corporation (the “Company”) urge the board of directors to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that would obligate the Company to make payments, grants, or awards following the death of a senior executive in the form of salary, bonuses, accelerated vesting of awards or benefits, or the continuation of unvested equity grants, perquisites and other payments or benefits in lieu of compensation. This policy would not affect compensation that the executive earns and chooses to defer during his or her lifetime.

Supporting Statement

We support a compensation philosophy that motivates and retains talented executives and that ties their pay to the long-term performance of the Company. We believe that such an approach is needed to align the interests of executives with those of shareholders.

“Golden coffin” agreements, however, provide payment without performance, after an executive is dead. Companies claim that these agreements are designed to retain executives. But death defeats this argument. “If the executive is dead, you’re certainly not retaining them,” said Steven Hall, a compensation consultant.” (The Wall Street Journal, 6/10/2008)

Senior executives have ample opportunities to provide for their estate by contributing to a pension fund, purchasing life insurance, voluntarily deferring compensation, or through other estate planning strategies. Often, these services are provided by or subsidized by the company. We see no reason to saddle shareholders with payments made without receiving any services in return. Peter Gleason, chief financial officer of the National Association of Corporate Directors, calls “golden coffin” arrangements a “bad idea.” (Financial Week, 6/16/2008)

The problem is well illustrated at our Company. In its 2008 proxy, the Company estimated that the heirs of Chairman and CEO Brian Roberts would receive posthumous benefits valued at more than $75 million on December 31. This includes salary and cash bonus for five years valued at more than $60 million, and the accelerated vesting of unearned stock options valued at more than $14 million. Mr. Roberts’ heirs would also receive $223 million from company-subsidized life insurance.

Consequently, we request that the Company adopt a policy of providing shareholders with a vote on agreements that would provide payments or awards after a senior executive’s death and are unrelated to services rendered to the Company. We believe that such a shareholder approval requirement may induce restraint when parties negotiate such agreements.

Prior shareholder approval may not always be practical to obtain, and this proposal provides the flexibility to seek approval or ratification after the material terms are agreed upon.

We urge shareholders to vote FOR this proposal.

Company Response to Shareholder Proposal

We oppose adoption of this proposal because our Board believes that it is in the best interest of the Company for our Compensation Committee to retain the flexibility to determine appropriate compensation packages for our senior executives without seeking shareholder approval.

As to the proponent’s references to Mr. Brian L. Roberts, our Chairman and Chief Executive Officer, as part of a one year extension of his employment agreement, Mr. Roberts has elected to relinquish his right to base salary and annual cash bonus continuation for up to five years following his death, as well as his right to continued Company-paid premium reimbursements and tax payments in connection with life insurance policies. (It also should be noted that the death benefit amount under Mr. Roberts’ life insurance policies is paid by the insurers, not the Company.) This agreement eliminates the most significant type of death benefit (base salary and bonus continuation) that some commentators have characterized as inappropriate because it is not related to service to the Company.

As a general matter, our Compensation Committee, composed exclusively of independent directors, has a process for establishing appropriate executive compensation packages that are in the best interests of our shareholders and which responsibly achieve the purpose of motivating and retaining the best executives in order to maintain Comcast’s competitiveness. Additionally, our Compensation Committee is best positioned, with access to independent experts, to exercise discretion and to make decisions with respect to executive compensation that are in the best interests of Comcast and its shareholders. Our Compensation Committee devotes considerable time and effort to this process.

As discussed more fully in the “Executive Compensation — Compensation Discussion and Analysis” on page 37 of this proxy statement, our Compensation Committee annually reviews our compensation philosophy, the executive compensation programs and the performance of our named executive officers. Fixing individual compensation terms involves a host of factors and judgments and preserving the Company’s ability to attract and retain a highly qualified and effective management team requires Comcast to consider the circumstances of individual officers or officer candidates and to adapt to fast-moving trends in the marketplace, such as the fact that a majority of chief executive officers of Fortune 100 companies receive some form of life insurance or death benefits. The requirement that shareholders approve any specific compensation arrangement in the future may create inconsistencies in compensation packages among peer executives, would involve considerable expense and delay, and would impair the ability of our Compensation Committee to perform its duties by reducing the flexibility it may need to attract, motivate and retain exceptional senior executives.

Finally, our Compensation Committee does not view the acceleration of vesting of stock options and RSUs upon Mr. Roberts’ death as being in the same category as additional compensation. The options and RSUs were granted during Mr. Roberts’ employment on account of prior years’ service and the full value thereof (included the unvested portions) are fully disclosed in each year’s proxy statement’s compensation tables. Moreover, the acceleration of unvested stock options and RSUs on death remains a common feature in large company plans.

For these reasons, our Board believes that it is in our shareholders’ best interests that the responsibility for such future compensation decisions to be vested in our Compensation Committee, without the requirement of shareholder approval.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 8:  TO ADOPT AN ANNUAL VOTE ON EXECUTIVE COMPENSATION

The following proposal and supporting statement were submitted by Mr. Vincent Smith, 109 Ringneck Ct., Gibsonia, PA 15044-7971, who has advised us that he holds Comcast common stock with a market value in excess of $2,000.

RESOLVED, that the shareholders of Comcast Corporation request that the board of Directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

Investors are increasingly concerned about mushrooming executive compensation especially when insufficiently linked to performance. In 2008, shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions have averaged 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote would provide the board and management useful information about shareholder views on the company’s senior executive compensation.

In its 2008 proxy, Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

To date ten other companies have agreed to an Advisory Vote, including Verizon, MBIA, H&R Block, Ingersoll Rand, Blockbuster, and Tech Data. TIAA-CREF, the country’s largest pension fund, has successfully utilized the Advisory Vote twice.

Influential proxy voting service RiskMetrics Group recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

The Council of Institutional Investors endorsed advisory votes and a bill to allow annual advisory votes passed the House of Representatives by a 2-to-1 margin. We believe company leaders should adopt an Advisory Vote voluntarily before required by law.

We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

We urge Comcast’s board to allow shareholders to express their opinion about senior executive compensation through an Advisory Vote.

Company Response to Shareholder Proposal

Our Board believes that its Compensation Committee has a process for establishing executive compensation which rewards executives for results that are consistent with shareholder interests and which responsibly achieves the purpose of attracting, motivating and retaining the best executives in order to maintain our competitiveness.

Our Compensation Committee is composed of independent directors, who meet on a regular basis to review and approve executive compensation plans and policies as well as equity and other benefit plans. As discussed more fully in the “Executive Compensation — Compensation Discussion and Analysis” on page 37 of this proxy statement, our Compensation Committee annually reviews our compensation philosophy, the executive compensation programs and the performance of our named executive officers.

In each of our businesses, human capital is a primary driver of profitability and competitive advantage. Based on input from consultants and a review of competitive benchmark data, among other things, our Compensation Committee believes that the current structure, with its emphasis on performance-based elements, is appropriately balanced and competitive to accomplish the crucial task of attracting, motivating and retaining talented senior executives in the highly competitive industries in which the Company does business. Our Compensation Committee also believes these policies motivate executives to contribute to our overall future success, thereby enhancing our value for the benefit of all shareholders.

In addition, we are concerned that adopting this proposal and subjecting our compensation policies to an advisory vote without any assurance that the compensation policies of other public companies, particularly our industry peers, would be subject to similar shareholder scrutiny could put the Company at a competitive disadvantage.

Further, the Board also believes that an annual vote is unnecessary since we already provide shareholders with efficient and meaningful methods of communicating with our Board and Compensation Committee. As discussed on page 3 under “Contacting Our Board, Board Committees or Directors,” shareholders and other interested parties may directly communicate with members of the Board, including members of our Compensation Committee. We believe that direct communication between shareholders and the Board is a much more effective and reliable method of expressing support or criticism of our executive compensation practices.

Our Board always exercises great care and discipline in determining and disclosing executive compensation. We do not believe the advisory vote called for by this proposal will enhance our governance practices or improve communications with shareholders, nor that it is in the best interests of our shareholders. Indeed, it may very well constrain our efforts to attract, motivate and retain exceptional senior executives to focus on our long-term performance and results.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 9:  TO ADOPT A RECAPITALIZATION PLAN

The following proposal and supporting statement were submitted by the Communications Workers of America Members’ Pension Fund, 501 Third Street, N.W., Washington, DC 20001-2797, which has advised us that it holds Comcast common stock with a market value in excess of $2,000.

RESOLVED: The shareholders request that the Board of Directors take the steps that may be necessary to adopt a recapitalization plan that would provide for all of the Company’s outstanding stock to have one vote per share.

Supporting Statement

Comcast’s capital structure gives Brian Roberts a disproportionate percentage of shareholder votes. He had one third of the votes at the 2008 Annual Meeting as the beneficial owner of all of Comcast’s 9.44 million shares of Class B common stock, which has 15 votes per share.

In contrast, Comcast’s 2.047 billion shares of Class A common have two-thirds of the aggregate voting power. For 2007, each Class A share was entitled to just “.1384 votes.”

A report prepared for Morgan Stanley Investment Management by Davis Global Advisors “concludes that such a structure puts the interests of the controlling family over those of other investors” (New York Times, Nov. 4, 2006). Louis Lowenstein has observed that dual-class voting stocks eliminate “checks or balances, except for fiduciary duty rules that reach only the most egregious sorts of behavior” (1989 Columbia Law Review pp. 979, 1008). He also contends that “they allow corporate control to be seized or retained by corporate officers or insiders” (What’s Wrong with Wall Street, p.193 (1988)).

The danger of such disproportionate voting power is illustrated, we believe, by the recent criminal convictions of former executives of Adelphia Communications and Hollinger International. Like Comcast, each of those companies had capital structures that gave disproportionate voting power to one or more insiders and thereby reduced accountability.

Comcast’s capital structure may also hinder acquisitions of companies that are governed on the one share-one vote principle. It could inhibit efforts to raise additional capital, because some persons, like Nell Minow, the editor of The Corporate Library, “would never buy or recommend non-voting or limited voting stock” (USA Today, May 17, 2004).

With a market capitalization of approximately $59 billion, Comcast may be the largest public company with disparate voting rights. In our view, this large capitalization magnifies the danger to investors that arises from a capital structure that gives Mr. Roberts one-third of the votes with Class B stock that would represent less than 1 percent of the aggregate voting power if all of that stock was converted to Class A common.

At the 2007 Annual Meeting, this proposal won more than 29.8 percent of the votes cast for and against. This is a truly astonishing number since each Class B share has 109 times the voting power of a Class A share. If voting were conducting under the principle of 1 share, 1 vote, this proposal would have received over 74 percent of the vote!

Raytheon, Readers Digest, Church & Dwight, Fairchild Semiconductor, and other companies have recently eliminated stocks with disparate voting rights in order to provide each share of their common stock with a single vote. We believe Comcast should also take this step in order to better align the voting power of shareholders with their economic interests.

Company Response to Shareholder Proposal

Our dual class voting structure has existed since we went public in 1972, has been separately approved by our Class A shareholders in 1982 and 1984 and has been consistently disclosed in our SEC filings. Before our AT&T Broadband acquisition in November 2002, Mr. Brian L. Roberts beneficially owned stock representing approximately 87% of the combined voting power of all of our stock. In connection with that transaction, Mr. Roberts agreed to reduce his voting interest to a 33 1/3% non-dilutable interest. At the AT&T shareholders meeting relating to that transaction, the AT&T shareholders not only approved the transaction as a whole, but also separately approved the governance terms of that transaction, which approval was a condition to completing the transaction. In fact, approximately 92% of the AT&T shareholders voting on the governance proposal voted to approve it.

Our Board believes that our historical success is owed in large part to the respected and stable leadership provided by Messrs. Ralph J. Roberts and Brian L. Roberts. Through their leadership and focus on long-term growth, we have a proven track record for creating shareholder value and building a strong and innovative company. We have enjoyed long-term growth in our stock value and our shares have outperformed the S&P 500 by a margin of more than two to one since we went public in 1972. Our Board believes that Messrs. Roberts have been, and will continue to be, crucial to the long-term success of our business and position of financial strength. The Board has evaluated our capital structure on numerous occasions and believes that the stability provided by the structure gives the Company greater ability to focus on long-term interests than might otherwise be the case and, accordingly, is in the best interests of the Company and its shareholders.

Our Board also believes that our history of being able to successfully raise capital for acquisitions and our other business needs provides evidence that the dual class voting structure does not impair our ability to raise additional capital or acquire other companies. Further, dual class voting structures are found in many other public companies, including First Amendment speaker media companies such as Viacom, CBS and the Washington Post, as well as other leading companies like Berkshire Hathaway, Google and UPS.

Finally, under Pennsylvania law and our Articles of Incorporation, no recapitalization that affects the voting rights of our Class B common stock can be effected without the separate approval of Mr. Brian L. Roberts, as beneficial owner of our Class B common stock.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion and analysis describes our executive compensation philosophy, process, plans and practices, and gives the context for understanding and evaluating the more specific compensation information contained in the tables and related disclosures that follow.

Overview of Our Compensation Program Philosophy and Process

We are the nation’s leading provider of cable services, offering a variety of entertainment, information and communications products and services. As of December 31, 2008, we served approximately 24.2 million video customers, 14.9 million high-speed Internet customers and 6.5 million phone customers, making us the nation’s largest video services provider, largest residential high-speed Internet provider and third-largest residential wireline phone provider. We operate our businesses in a very competitive, highly regulated and rapidly changing and complex technological environment. Our strategy of differentiating our products and services requires us to continuously improve the quality and value of our offerings by consistently introducing new and advanced features, products and services. Our customer base and market capitalization, as well as our annual capital expenditure and total debt levels, rank us among the largest companies in our industries and in the country. We sell our services primarily to consumers, exposing our revenues to the risks of the significant and continuing decline in consumer spending and demand that has resulted from the current economic crisis.

Our ability to attract and retain the highest caliber executive talent in the marketplace is a key to continuing our long-term track record of strong financial performance, particularly in light of the above-described extraordinary challenges facing our businesses. We have been recognized within our industries as having one of the best and most stable senior management teams of any company over the years. Our compensation practices are a major factor in our success in attracting and retaining the talent necessary to achieve our goals.

Consistent with this view of our position in the business landscape, the great importance we place on the quality and consistency of our senior management in achieving results that build long-term shareholder value and the significance we attach to using compensation as a tool in talent management, we seek to offer those types and amounts of compensation that will serve to attract, motivate and retain the most highly qualified executive officers and key employees and provide these employees with the opportunity to build a meaningful ownership stake in our Company.

The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment and related agreements entered into with, our executive officers; and, for all of our employees, overseeing our cash bonus and equity-based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally.

Each year the Compensation Committee reviews the nature and amounts of all elements of the named executive officers’ compensation, both separately and in the aggregate, using comprehensive tally sheets that include the current value of outstanding stock option and RSU awards (as compared to their grant date value) and deferred compensation account balances. The Compensation Committee also reviews compensation data from peer groups and surveys and takes into account our prior year performance (including as compared to the prior year performance of our peer groups). The Compensation Committee reviews each element of each named executive officer’s compensation for internal consistency.

In determining individual compensation, the Compensation Committee assesses each named executive officer’s responsibilities and roles with respect to overall corporate policy-making, management, operations and administration, and the importance of retaining the executive. The Compensation Committee also evaluates the named executive officer’s prior year performance, both in terms of his contribution to the Company’s performance and as compared to his individual performance goals (as to the latter item, each year the Compensation Committee agrees on specific factors to be used in evaluating Mr. Brian L. Roberts, our Chairman and Chief Executive Officer).

The Compensation Committee’s goals in this process are to ensure that both total compensation and its individual components are strongly competitive with respect to the companies in our peer groups, that there is a significant portion of total compensation that is performance based and that there is an appropriate balance in performance-based compensation between a short-term cash component and long-term equity-based components.

Following these reviews and assessments, and with these goals in mind, the Compensation Committee determines what it believes to be an appropriate current year compensation package for each named executive officer. This process is subjective and involves the exercise of discretion and judgment. While the Compensation Committee considers the various quantitative data described in this discussion and analysis, it does not use a mathematical or other formula in which stated factors or their interrelationship are quantified and weighted (either in general or as to each named executive officer).

As has been the case for the last several years, in doing its work with respect to determining 2008 compensation, the Compensation Committee directs management on the scope of work to be completed by Mercer, the Company’s compensation consultant, which includes providing analyses with respect to various compensation data. Mercer, however, does not recommend or determine compensation levels or elements, performance targets or totals, or compensation plan design. Each year, the Compensation Committee reviews our various engagements of Mercer and its affiliates (and the related fees) to assure itself of Mercer’s independence with respect to this work. In November 2008, the Compensation Committee engaged Independent Compensation Committee Adviser, LLC as an independent consultant to assist with respect to the Compensation Committee’s 2009 compensation deliberations by reviewing Mercer’s work and providing recommendations for additional analyses.

Our Named Executive Officers for 2008

Our named executive officers for 2008 are Mr. Brian L. Roberts, Mr. Michael J. Angelakis (our Executive Vice President and Chief Financial Officer), Mr. Stephen B. Burke (our Executive Vice President, Chief Operating Officer and President of our Cable Division), Mr. David L. Cohen (our Executive Vice President), and Mr. Arthur R. Block (our Senior Vice President, General Counsel and Secretary).

As disclosed in footnote (10) to the “Summary Compensation Table for 2008” on page 51, Mr. Ralph J. Roberts was elected Founder and Chairman Emeritus of our Board (in lieu of his prior position as Chair of the Executive and Finance Committee of our Board, now the Finance Committee of our Board) in December 2008 and continues as a director and employee of the Company. Although he was not an executive officer at December 31, 2008, Mr. Roberts’ 2008 compensation is required to be disclosed in the Summary Compensation Table and subsequent tables (because under SEC rules his 2008 compensation would have qualified him as a named executive officer had he remained an executive officer on December 31, 2008). For this reason, we include Mr. Roberts’ 2008 compensation in this discussion and analysis.

Mr. Block has not previously been a named executive officer, nor was it known at the time of the Compensation Committee’s deliberations with respect to his 2008 compensation that Mr. Block would be a named executive officer for 2008 (since the need to identify an additional named executive officer for 2008 did not arise until following Mr. Ralph J. Roberts’ change in status in December 2008). Accordingly, where indicated below, certain references in this discussion and analysis to matters relating to named executive officers do not apply to Mr. Block. However, the Compensation Committee did review and approve Mr. Block’s compensation for 2008 (as it does for executive officers other than the named executive officers). The results of the Compensation Committee’s process in this regard are described below.

Use of Compensation and Performance Data

The Compensation Committee uses data disclosed in SEC filings and contained in available surveys to inform its judgment, by comparing (i) our compensation levels to those of named executive officers of our competitors for executive talent, customers and capital and (ii) our financial performance to that of the same competitors.

We believe that these competitors are comprised of companies both in as well as outside the cable and communications industries, resulting in a broader range of companies than those with which we are often compared by analysts and others for stock performance purposes (in which the focus is only on competition for capital). For example, the companies with which the Compensation Committee compares named executive officer compensation levels is a broader group than the companies included in the peer group index in the stock performance graph contained in our Annual Report on Form 10-K.

The Compensation Committee determines the peer groups to be used for compensation and performance purposes based on information and analysis provided by Mercer. The Compensation Committee has found it difficult to find a single peer group (having a meaningful number of companies) that reflects our prominence in our industries and the size, scope, complexity and variety of our businesses. The Compensation Committee concluded that three separate groups of companies each represented one or more meaningful aspects of our profile, and that it would not be useful to consolidate these companies into a single peer group because the practices and outcomes that are unique to each group would be lost. Accordingly, as in the last several years, the following peer groups were used in 2008 as sources for comparative compensation and performance data: companies in the entertainment/media industry (CBS Corporation, News Corporation, Time Warner Inc., Viacom Inc. and The Walt Disney Company), the communications industry (ALLTEL Corporation, AT&T Inc., DIRECTV Group, Inc., Qwest Communications International Inc., Sprint Nextel Corporation, Time Warner Inc. and Verizon Communications Inc.) and “general industry” companies having comparable revenues and total market capitalization (3M Company, Abbott Laboratories, American Express Credit Corporation, Amgen Inc., Apple Inc., The Bear Stearns Companies, Inc., Bristol-Myers Squibb Company, Cisco Systems, Inc., The Coca-Cola Company, The Walt Disney Company, Intel Corporation, Kraft Foods Inc., Lehman Brothers Holdings Inc., Eli Lilly & Company, Merck & Co. Inc., MetLife, Inc., News Corporation, Oracle Corporation, Pepsico, Inc., Pfizer Inc., Tyco International Ltd., US Bancorp, United Technologies Corporation, United Parcel Service, Inc., Wachovia Corporation, Washington Mutual Inc., Wells Fargo & Company and Wyeth). Each year Mercer reviews the composition of the peer groups based upon merger activity and other changes in size or lines of business.

Among the three peer groups, the Compensation Committee pays particular attention to the entertainment/media peer group because of its special relevance with respect to competition for executive talent. The business expertise of employees in that industry is highly correlated to the needs of the Company: the principal business of the Company is content distribution (meaning the Company is one of the world’s largest buyers and licensors of content) and the Company also owns and manages several program and sports networks, one of the largest broadband Internet portals and several entertainment based Internet sites (meaning that it is a substantial seller and producer of content as well). It is also increasingly the case that traditional content providers in the entertainment/media industry are looking for new ways to distribute content, both directly to consumers through the Internet and indirectly through alliances with wireless companies and video distributors. For these same reasons, our executives are attractive candidates to entertainment/media companies, in addition to such companies’ executives being attractive to us.

Comparisons for Mr. Brian L. Roberts were made to peer chief executive officers. Comparisons for Mr. Angelakis were made to peer chief financial officers and by ordinal rank (i.e., the position in the Summary Compensation Table). Comparisons for Mr. Burke were made to peer chief operating officers and by ordinal rank. Comparisons for Mr. Cohen were made by ordinal rank and, where available, to peer chief administrative officers. Beginning in 2008, comparisons for Mr. Ralph J. Roberts are not relevant because (as described below) he no longer receives annual discretionary compensation (i.e., base salary, cash bonus or equity grants).

As a result of its strong belief in the importance of using compensation as a tool to attract and retain the best senior executives, in reviewing peer group data the Compensation Committee’s reference point for the communications and general industry peer groups was the 75th percentile. Because of the smaller number of companies in the entertainment/media peer group, percentile analysis was not meaningful. The Compensation Committee examined each entertainment/media peer group company individually to determine a general competitive level of compensation in that peer group. The compensation we deliver varies among the groups, and the individual companies within a group, in its relationship to the reference points. Our named executive officers’ total compensation for 2008 exceeded the reference points in most cases.

As a secondary means to inform its judgment, the Compensation Committee reviewed a Mercer compensation survey analysis in which base salary, total cash compensation (base salary plus target annual cash bonus) and total compensation (total cash compensation plus equity-based compensation) for each named executive officer was measured against published compensation survey data for functionally comparable positions among general industry companies of similar size to the Company. Survey data reflects a very broad view of companies across industry lines but with revenue sizes that are within a range close to that of the Company, providing a focus on compensation data for comparable job functions. In all cases, our named executive officers’ total compensation was above the 75th percentile of the market.

Results of the peer group and survey analyses indicating named executive officer compensation levels above the reference points is consistent with the Compensation Committee’s view, stated above, of the primary importance of attracting and retaining the best executive talent in the marketplace.

In determining total compensation levels for the named executive officers, the Compensation Committee also considered our prior year performance. Despite the weakening economy and intensifying competition, in 2007 the Company delivered very healthy growth in revenue and operating cash flow, added substantial numbers of customers, generated meaningful free cash flow and returned significant capital to shareholders through stock repurchases. In addition, the Compensation Committee noted that we achieved these results while continuing the successful management of our balance sheet, allowing us liquidity and access to capital when needed during the year, while avoiding any near or medium-term risk associated with debt repayment requirements.

With respect to comparative financial performance, Mercer conducted an analysis of our performance relative to the three peer groups described above using various financial metrics as well as total shareholder return, in each case over one year and longer periods of time. In general, the Compensation Committee’s expectation is that Company performance as compared to its peers over time should be consistent with its highly competitive compensation philosophy. The results of this analysis in 2008 varied, depending upon the performance measure, peer group and time frame used. Overall, the Compensation Committee concluded that our compensation is aligned with our performance.

The results of the peer group, compensation survey and performance analyses are considered important by the Compensation Committee. However, the Compensation Committee does not make any determination of or change to compensation in reaction to market data alone, but rather uses this information as one of the several considerations to inform its judgment and put its experience in context in determining compensation levels.

Elements and Mix of Our Compensation Program

Our executive compensation program for our named executive officers includes the following key components: cash base salary; annual (short-term) cash bonus (which is performance based because earning the bonus is contingent upon the achievement of performance goals); and long-term equity-based compensation in the form of stock options (which are performance based because stock options provide no value without future stock price appreciation) and RSUs (which are performance based both because the ultimate value of any shares acquired upon vesting depends on our stock price and because vesting of RSUs is dependent upon achievement of a performance goal). In addition, named executive officers are eligible to participate in our deferred compensation plan, as well as in employee benefit plans that are generally available to all employees. These elements are the same as or similar to those used by most of our peer group companies and many other public companies. Within this general marketplace-defined environment, we have our own perspective on the relative importance and value of each element.

We view the executive compensation program on a “portfolio” basis. The various elements work together to achieve our objectives. This chart illustrates our view of the portfolio:

		Short-Term,	Long-Term,	Retention;
Element	Fixed, Guaranteed	Performance Based	Performance Based	Retirement Planning

Base Salary	X
Annual Cash Bonus		X
Stock Options			X	X
RSUs			X	X
Deferred Compensation	X (except for Messrs. Block and Ralph J. Roberts)			X
Benefits	X			X

Each element of our compensation program is described in more detail as follows:

Base Salary.  This element of compensation is necessary to attract and retain any employee in any organization. As the basic fixed element of the compensation package, it serves as a baseline measure of an employee’s value. Base salary is annually guaranteed compensation received by a named executive officer in exchange for investing his career with us.

Each of our named executive officers has an employment agreement, effective during 2008, that provides for an initial base salary and annual increases in base salary at the discretion of the Compensation Committee. Mr. Block’s employment agreement, also effective during 2008, provides for an initial base salary and minimum annual base salary increases of 5%. The employment agreements do not permit base salary reductions. In establishing the initial base salary level at the time the agreements were signed, the Compensation Committee considered job responsibilities, job performance, seniority and market data on base salary levels from peer group companies and compensation surveys. The Compensation Committee also reviewed base salary based on internal comparisons of executives relative to their responsibilities. Increases during the term of the agreement are generally based on individual performance, the levels of achievement of our performance goals during the tenure of the executive and any increase in duties and responsibilities placed on the executive as a result of our continuing and significant growth. Beginning as of February 15, 2008, Mr. Ralph J. Roberts receives an annual base salary of one dollar. The named executive officers other than Mr. Block have elected not to receive any base salary increase for 2009.

Cash Bonus Incentive Compensation.  Our cash bonus plan, which was approved by our shareholders at the 2006 annual meeting, provides a variable element to annual cash compensation that in 2008 was tied directly to consolidated operating cash flow and free cash flow results. This element is needed to complete a competitive total annual cash compensation package. However, it is at risk for performance — the full target bonus is not paid unless there is 100% achievement of the goals and no bonus is paid unless a predetermined minimum increase in each performance goal is achieved. This plan puts a significant amount of annual cash compensation at risk and supports our objective that our named executive officers balance achieving satisfactory or better current year (short-term) results with long-term value creation.

The target bonus under our cash bonus plan in 2008 for each of the named executive officers (excluding Mr. Ralph J. Roberts, who no longer receives an annual cash bonus) was based on the Compensation Committee’s assessment of the optimal mix of base salary and annual cash bonus compensation. In addition, each named executive officer’s employment agreement provides for a minimum target bonus. In 2008, such target bonus, as a percentage of base salary, was as follows: Mr. Brian L. Roberts, 300%; Mr. Angelakis, 300%; Mr. Burke, 300%; Mr. Cohen, 125%; and Mr. Block, 100%. The differences in target bonus percentages are the result of the Compensation Committee’s determination of each named executive officer’s total compensation and its judgment as to how to optimally allocate that total among the various elements thereof.

For 2008, the Compensation Committee determined that annual cash bonus target achievement for the named executive officers (other than Mr. Block) would be based 80% on operating cash flow and 20% on free cash flow. For the several prior years, the sole performance goal was operating cash flow. The Compensation Committee believed that adding free cash flow as a performance goal provided an appropriate focus on additional items (such as capital expenditures and working capital) that can be affected by the decision making of our named executive officers. The importance of operating cash flow and free cash flow as performance metrics is described in more detail below under “Emphasis on Performance,” on page 45. Neither our Board nor the Compensation Committee has the discretion to award cash bonus compensation to our named executive officers under our plan absent attainment of the performance goals.

For 2008, the Compensation Committee established the following goals for year-over-year increases in consolidated operating cash flow: if we achieved an increase of 4.2% or less, the executive would receive no bonus on account of this performance goal; if we achieved an increase of greater than 4.2% to 9.2% or less, the executive would receive 50% to 90% of target bonus; if we achieved an increase of greater than 9.2% to 10.2% or less, the executive would receive 100% of target bonus; and if we achieved an increase of greater than 10.2%, the executive would receive greater than 100% of target bonus (up to a maximum of 140% at a greater than 13.2% increase). The Compensation Committee established the following goals for achievement of free cash flow: if we achieved $2.5 billion or less, the executive would receive no bonus on account of this performance goal; if we achieved greater than $2.5 billion to $3 billion or less, the executive would receive 50% to 90% of target bonus; if we achieved greater than $3 billion to $3.2 billion or less, the executive would receive 100% of target bonus; and if we achieved greater than $3.2 billion, the executive would receive greater than 100% of target bonus (up to a maximum of 130% at greater than $3.4 billion). Based on 2008 achievement of 90% for operating cash flow and 130% for free cash flow, the named executive officers (other than Mr. Block) were entitled to receive 98% of their respective target amounts. However, putting this achievement level in the context of lower levels of annual cash bonus achievement in 2008 by certain operating management (whose cash bonuses are based in large part on business unit operating metrics rather than consolidated financial performance), the named executive officers (other than Mr. Block) have elected to accept only 89% of their target amounts.

For 2008, the Compensation Committee determined that annual cash bonus target achievement for Mr. Block would be based 70% on operating cash flow (on the same basis as described in the paragraph above), 20% on management and diversity goals (on the basis that from 0% to 175% on account of these goals may be earned in the judgment of the Compensation Committee based on the recommendation of management) and 10% on individual performance goals (on the basis that from 0% to 200% on account of these goals may be earned in the judgment of the Compensation Committee based on the recommendation of management). Based on 2008 achievement levels, Mr. Block was entitled to receive 89% of his target amount.

Equity-Based Incentive Compensation.  Our equity-based long-term incentive compensation program is the compensation link between the named executive officers’ decision making and the long-term outcomes of those decisions. As described in more detail below under “Emphasis on Long-Term Stock Ownership — Vesting of Equity-Based Incentive Compensation,” on page 46, our vesting schedules require a relatively long holding period before a meaningful portion of the equity-based compensation can be realized, allowing time to see the results of the decisions, and the market time to react to the results, as well as providing a greater potential retention value.

The Compensation Committee believes that a strong reliance on long-term equity-based compensation is advantageous because this type of compensation fosters a long-term commitment by executive employees and motivates them to improve the long-term market performance of our stock. The Compensation Committee currently employs a diversified approach to this component, which means that the Company grants both stock options and RSUs, whereby each type of award generally represents approximately 50% of the total equity award by grant date value, as determined on a Black-Scholes basis in the case of stock options and using the closing price of a share of our Class A common stock in the case of RSUs.

RSUs in combination with stock options promote our goal of retention, as well as provide a direct and predictable alignment to share price. Because each RSU is equal in value to a share of our Class A common stock, the units have value, subject to the satisfaction of vesting requirements, when the stock price is flat or even declining. On the other hand, stock options only have value when the stock price increases. This combination of equity-based awards is appropriate in the view of the Compensation Committee because it (i) provides some level of incentive even during periods of general market or industry decline, when good or better Company performance may not be reflected in our stock price, and (ii) supports our culture of entrepreneurship and its focus on shareholder value creation while providing a strong retention vehicle.

The substantial drop in the market price of the Company’s common stock in 2007 significantly reduced the value of outstanding equity-based awards of the named executive officers, reflecting the relationship between compensation and shareholder value that is provided by these long-term equity-based compensation elements. The Compensation Committee did not take into account the substantially reduced “in the money” value of vested and unvested stock options (nor the substantially reduced value of unvested RSUs) in making its compensation decisions for 2008.

Primarily to conform to Internal Revenue Service requirements relating to the deductibility of compensation, beginning in 2005 the Compensation Committee added a performance condition to RSUs granted to our named executive officers. For the grants made in 2005, 2006 and 2007, the RSUs vest each year only if we achieve specified consolidated operating cash flow growth goals for that year. For the grants made in 2008, the RSUs vest each year if we have achieved the goals in that year or in any prior year under the grant. For each year of these grants, the Compensation Committee established the following operating cash flow growth goals: if we achieved a 5% to 6.9% increase, the executive would receive 66% of the service vested portion of the awards; and if we achieved a 7% or greater increase, the executive would receive 100% of the service vested portion of the awards. The operating cash flow growth goal necessary to achieve 100% vesting has been achieved in each year from 2005 through 2008. Neither our Board nor the Compensation Committee has the discretion to vest these RSUs absent attainment of the performance goals.

In general, the total value of equity-based compensation is based on a proportional relationship to the expected cash compensation of each named executive officer, taking into account grants made at the same time to other executives, as well as the value of equity-based compensation awarded to comparable named executive officers at peer companies. The value of 2008 equity-based compensation (using grant date values), expressed as a percentage of 2008 base salary, was 369% for Mr. Brian L. Roberts, 368% for Mr. Angelakis, 368% for Mr. Burke, 360% for Mr. Cohen and 163% for Mr. Block. The value of 2008 equity-based compensation, expressed as a percentage of the value of 2007 equity-based compensation, was 97% for Mr. Brian L. Roberts, 126% for Mr. Angelakis, 97% for Mr. Burke, 97% for Mr. Cohen and 97% for Mr. Block (the grant date value of equity-based compensation generally has not increased over the last several years).

Our equity-based grants in 2008 to our named executive officers (excluding Mr. Ralph J. Roberts, who no longer receives equity-based grants) were made as part of our annual “management grant” program in which all eligible employees receive grants. No other grants were made to our named executive officers in 2008. In general, we also make stock option and RSU awards to eligible employees in connection with significant employment events such as hiring, promotion and entering into an employment agreement.

Deferred Compensation.  We maintain a deferred compensation plan that allows employees having base salary above a certain level, including the named executive officers, to defer the receipt of cash compensation (i.e., base salary and annual bonus), as described under “Nonqualified Deferred Compensation in and as of 2008 Fiscal Year End” on page 60. In addition, the employment agreements of Messrs. Brian L. Roberts, Angelakis, Burke and Cohen provide for specified amounts to be contributed to the named executive officer’s deferred compensation plan account for each year of the agreement. The contractually required contributions were agreed upon as a result of arm’s-length negotiations with the named executive officers and viewed by the Compensation Committee as a reasonable component part of overall compensation, especially from a retention perspective. The Compensation Committee reviewed each named executive officer’s plan balance at December 31, 2007 and annually reviews the embedded and projected costs of this plan as well as a corporate-owned life insurance program designed to mitigate these costs.

Other than the deferred compensation plan (and a tax-qualified defined contribution (i.e., 401(k)) plan), we do not offer any pension or other defined benefit-type plans to the named executive officers, except for a legacy contractually committed supplemental executive retirement plan, or SERP, benefit to Mr. Ralph J.

Roberts described in the following paragraph. In lieu of a defined benefit-type plan, which is found among several of our peer group companies, our deferred compensation plan provides a simple, transparent tax-efficient vehicle for long-term value accumulation. The plan is one of our primary tools to attract and retain our named executive officers. In a similar manner to a traditional defined benefit executive retirement plan, the plan’s retention incentive gets stronger as the plan balance grows (because the crediting rate is reduced following a termination of employment).

Mr. Ralph J. Roberts is eligible to receive benefits under a legacy SERP plan, which became effective in 1989. Beginning as of February 15, 2008, however, and pursuant to his request, Mr. Roberts receives an annual base salary of one dollar, and his annual cash bonus and additional stock option and RSU grants were eliminated.

Also, our restricted stock plan permits recipients of grants to defer delivery of shares to a later date, without any guaranteed return on the vesting date value. In other words, any deferred shares, when later delivered, would have a value equal to the market value of our stock at that time. Mr. Ralph J. Roberts has deferred delivery of shares under this provision. In addition, the plan permits recipients who have deferred delivery to elect to diversify up to 40% of the value of their deferred account into a cash equivalent account with an annual rate of return of 8%.

Insurance Benefits.  In 2008, we continued to provide Messrs. Brian L. Roberts and Ralph J. Roberts with premium reimbursements and tax payments under pre-existing contractual arrangements with respect to certain life insurance policies, as described under “Agreements with Our Named Executive Officers” on pages 61 and 63, and “Potential Payments Upon Termination or Change in Control” on pages 64 and 66. In the case of Mr. Brian L. Roberts, these arrangements were put in place beginning in 1992. In the case of Mr. Ralph J. Roberts, these arrangements were put in place beginning in 1987 and in part reflect compensation in exchange for Mr. Roberts’ relinquishment of a potential bonus benefit in 1993. At these times, these insurance benefits were viewed by the Compensation Committee as an appropriate component of a comprehensive compensation program for our then president or chief executive officer. On February 13, 2009, Mr. Brian L. Roberts elected to relinquish his right to these benefits, effective January 1, 2009.

Perquisites.  Before 2006, we provided a limited amount of additional compensation through certain personal benefits to ease the demands on senior executives (including travel) and to provide security to our named executive officers and their families. Beginning in 2006, our named executive officers have been required to pay us for any benefits that would otherwise be considered perquisites.

We also provide tax related payments to Messrs. Brian L. Roberts and Ralph J. Roberts in connection with certain of the life insurance benefits described above, as well as minor amounts of tax related payments for the benefit of the named executive officers (in each case as described in footnote (7) to the Summary Compensation Table on page 50).

Payments in Connection with a Change in Control.  We generally do not have any benefits that are “triggered” automatically as a result of a “change in control” of the Company (a “single trigger”) or the occurrence of one or more specified events (a “double trigger”) that may follow a change in control, such as termination of employment without cause. Instead, our Board will determine whether it is appropriate to accelerate the vesting of stock options and/or RSUs, as applicable, or provide other benefits in connection with a change in control. There has been no determination of any guiding principles or factors that our Board may in the future use in determining the propriety of accelerating the vesting of stock options and/or RSUs, or providing other benefits, in connection with a change in control.

Mr. Brian L. Roberts’ employment agreement provides that if his employment is terminated following a change in control, that termination will be treated as a termination without cause for the purpose of determining his benefits in those circumstances under his employment agreement.

Mr. Ralph J. Roberts’ expired employment agreement provides a continuing right, at his election in the event of a change in control, to cause us to fund a grantor trust in an amount equal to our unfunded benefit obligations to Mr. Roberts. Because of the change in control of the Company that occurred at the time of our AT&T Broadband acquisition in 2002, Mr. Roberts currently has this right, but has not exercised it.

The Compensation Committee approved these provisions in these employment agreements as fair and reasonable protections for our current Chief Executive Officer and founder, respectively, in the event of a change in control.

Payments in Connection with a Termination of Employment.  Payments to our named executive officers upon a termination of employment are described under “Potential Payments upon Termination or Change in Control” on page 63. These compensation arrangements are contained in each named executive officer’s employment or other agreements and are not a factor in the Compensation Committee’s determination of current year compensation elements. These arrangements were arrived at as a result of arm’s-length negotiations in connection with entering into each such agreement, based on the Compensation Committee’s decision that it was appropriate to provide more favorable arrangements than those offered to non-executive employees upon termination of employment. Prior to February 13, 2009, Mr. Brian L. Roberts’ spouse or his or her estate had the right, following Mr. Roberts’ death, to receive continued payment of base salary and annual cash bonus for up to five years. On that date, Mr. Roberts elected to relinquish this right.

Emphasis on Performance

The Compensation Committee’s emphasis on performance within the named executive officer compensation program is evidenced by the characteristics of various of its elements. Most obvious are the financial targets that are conditions to earning the annual cash bonus and the vesting of RSUs. In addition, the realized value of RSUs is directly tied to our stock price. Further, the entire value of stock options is based on appreciation in our stock price. This combination of internally measured (financial performance) and externally measured (stock price) performance provides both short-term and long-term performance components in the compensation structure of our named executive officers.

The Board regularly reviews the risks involved in the Company’s business plans to ensure they are appropriate, and appropriately managed. The Compensation Committee believes that the compensation program’s emphasis on performance, especially the equity-based compensation, aligns the compensation structure with the risks inherent in the business plans, in that the achievement (or lack of achievement) of the Company’s operating, investing and capital goals would be expected to be reflected in the market price of the Company’s stock. At the same time, the Compensation Committee reviews the nature and mix of compensation elements, as well as compensation plan design and award terms, to ensure that our compensation program aligns the interests of our executives with those of our shareholders, so as to avoid inadvertent incentives for the executive officers to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders.

As described above, in 2008 the Compensation Committee selected consolidated operating cash flow and free cash flow as the performance goals for the annual cash bonuses of our named executive officers, other than Mr. Block, and consolidated operating cash flow growth as the single performance goal for vesting of their performance vested RSUs. For Mr. Block, consolidated operating cash flow was the largest performance goal for his annual cash bonus. The peer group comparisons described above indicate that overall, both with respect to the mix of cash vs. equity and the types of equity-based vehicles used, the Company’s “pay at risk” practices are within the range of peer group practices. Total performance-based compensation in 2008 (using the grant date value of stock options and RSUs) was a significant percentage of the named executive officers’ total compensation (67% for Mr. Brian L. Roberts, 73% for Mr. Angelakis, 62% for Mr. Burke, 69% for Mr. Cohen and 41% for Mr. Block).

Operating cash flow is defined as operating income before depreciation and amortization, excluding impairment charges related to fixed and intangible assets and gains or losses on sale of assets, if any. As such, it eliminates the significant level of noncash depreciation and amortization expense that results from the capital intensive nature of our businesses and intangible assets recognized in business combinations, and is unaffected by our capital structure or investment activities. Our Board uses this metric in evaluating our consolidated operating performance, and management uses this metric to allocate resources and capital to our operating segments. We believe that operating cash flow is also useful to investors as a primary basis for comparing our operating performance with other companies in our industries, although our measure of operating cash flow may not be directly comparable to similar measures used by other companies. For these reasons, the Compensation Committee views this quantitative metric as the best overall measure of our performance that can be affected by the decision making of our named executive officers, and accordingly gave it an 80% weight.

As described above, in 2008 the Compensation Committee added free cash flow as an additional performance metric in achieving the target annual cash bonus for the named executive officers, other than Mr. Block, and gave it a 20% weight. Free cash flow is defined as “Net Cash Provided by Operating Activities” (as stated in our Consolidated Statement of Cash Flows), reduced by capital expenditures and cash paid for intangible assets, and adjusted for any payments related to certain nonoperating items, net of estimated tax benefits (such as income taxes on investment sales, and nonrecurring payments related to income tax and litigation contingencies of acquired companies). Free Cash Flow is used as an indicator of our ability to service and repay debt, make investments and return capital to investors through stock repurchases and dividends. It is also valued by investors as an additional measure that can be used to compare our performance with other companies. For these reasons, the Compensation Committee believes that free cash flow is a meaningful quantitative metric that also reflects the decision making of our named executive officers.

The Compensation Committee believes that measuring performance for our named executive officers using the same consolidated financial metrics (rather than individual performance goals tied to specific operating targets) is appropriate given the overall responsibility of the senior management team to deliver the Company’s most important performance goals for the year.

The Compensation Committee does not determine compensation levels, or condition incentive-based compensation award achievement, based directly on our stock price performance, because it believes that it is not equitable to condition performance rewards based on an external quantitative metric that management cannot directly control and to do so could lead to an undesirable focus on short-term results. However, as stated above, the Compensation Committee does review data comparing shareholder return performance to that of our peer group companies and does consider this information in setting compensation levels each year. In addition, because a material portion of compensation for each named executive officer is in the form of a stock-based vehicle, a significant portion of each executive’s compensation is inherently tied to stock price movement and the achievement of shareholder value. As noted above, this is reflected in the significantly reduced value of outstanding equity-based awards of the named executive officers as a result of the substantial drop in the market price of the Company’s common stock in 2007.

Emphasis on Long-Term Stock Ownership

Vesting of Equity-Based Incentive Compensation.  The Compensation Committee seeks to achieve the long-term objectives of equity compensation in part by extending the vesting period for options over a longer time period than is the case with most other large public companies. For example, with respect to the stock options granted to our named executive officers during the last several years including 2008, one-half of the options vest over five years and one-half vest over a period of nine years and six months. RSUs granted to our named executive officers during the last several years including 2008 generally vest 15% on each of the first four anniversaries of the date of grant and 40% on the fifth anniversary. The Compensation Committee believes that these longer time-frame vesting schedules focus the executives over the long term on the creation of shareholder value.

Stock Ownership Guidelines.  We have a stock ownership policy for members of our senior management, including our named executive officers. Under the current guidelines established by the Compensation Committee, Mr. Brian L. Roberts is required to own our stock in an amount equal to at least five times base salary. The other named executive officers are required to own our stock in amounts ranging from one and one-half to three times base salary. This policy is designed to increase the executives’ ownership stakes in the Company and align their interests with the interests of shareholders. “Ownership” for purposes of this policy is defined to include stock owned directly or indirectly by the executive and shares credited to the executive under our employee stock purchase plan, which must be held for 180 days from the date credited. In addition, 60% of each of the following types of ownership also counts: shares owned under our 401(k) plan, deferred shares under our restricted stock plan and the difference between the market price and exercise price of vested stock options. In determining compliance, the Compensation Committee may take into account any noncompliance that occurs solely or primarily as a result of a decline in the market price of our stock. All of our named executive officers have been deemed to satisfy the requirements of our stock ownership policy as of December 31, 2008. In the event a subject employee is not in compliance, he or she is prohibited from selling our stock (unless a hardship exemption is granted).

Policies Regarding Hedging.  Our policy prohibits any named executive officer from buying or selling any Company securities or options or derivatives with respect to Company securities without obtaining prior approval from our General Counsel. This seeks to assure that the executives will not trade in our securities at a time when they are in possession of inside information. We do not have a policy that specifically prohibits our named executive officers from hedging the economic risk of stock ownership in the Company. However, federal securities laws generally prohibit our named executive officers from selling “short” our stock.

Tax and Accounting Considerations

The Compensation Committee periodically reviews our compensation practices for purposes of obtaining the maximum tax deductibility of compensation paid, consistent with our employment agreements and related contractual commitments. For example, as described above, we include performance conditions in RSU grants to our named executives officers as a means of obtaining tax deductibility for their value. From time to time, the Compensation Committee has awarded, and may in the future award, compensation that is not fully deductible if it determines that such award is consistent with this philosophy and is in the best interests of the Company and its shareholders. Prior to year-end 2008, we amended existing agreements with our employees (including our named executive officers) to ensure that any compensation that could be characterized as nonqualified deferred compensation complies with Section 409A of the Internal Revenue Code.

The Compensation Committee also considers the accounting treatment of compensation elements in determining types and levels of compensation for our named executive officers.

Other Considerations

The Compensation Committee has historically viewed material increases in the size and scope of our operations as a basis for material increases in compensation levels. Most recently, this occurred in 2002 following our AT&T Broadband acquisition, which almost tripled the size of our cable operations, making us the nation’s largest video services provider.

The Compensation Committee reviews, but does not give significant weight to, aggregate amounts realized or realizable from prior years’ compensation when making decisions regarding current compensation (what some commentators call an “accumulated wealth analysis”). As stated above, the Compensation Committee believes that in order to maintain the best group of executives to lead the Company, we need to provide a compensation package each year that is highly competitive with the marketplace. High quality executive talent with the experience and capabilities sought by us is scarce. The Compensation Committee is strongly of the view that it is an unnecessary risk to shareholder value to not provide a competitive level of compensation to our named executive officers each year. It believes that value realized on prior years’ compensation from stock appreciation is the reward for the executive’s work over that period and the achievement of our long-term goals. To reduce current year compensation below competitive levels because an executive has realized gains based on a desired increase in shareholder value is seen by the Compensation Committee as counterproductive.

The Compensation Committee is aware that our Chairman and Chief Executive Officer, Mr. Brian L. Roberts, is a son of our founder, Mr. Ralph J. Roberts, and is our shareholder with the greatest beneficial voting power. The Compensation Committee maintains an objective stance toward Messrs. Roberts’ compensation. The Compensation Committee uses the same methods, tools and processes to determine the Messrs. Roberts’ compensation as it does for our other named executive officers.

Recoupment Policy.  In 2007, upon the recommendation of the Compensation Committee and the Governance and Directors Nominating Committee, our Board adopted an incentive compensation recoupment policy. The policy provides that if it is determined by our Board that gross negligence, intentional misconduct or fraud by one of our executive officers or former executive officers caused or partially caused the restatement of all or a portion of our financial statements, the Board, in its sole discretion, may, to the extent permitted by law and our benefit plans, policies and agreements, and to the extent it determines in its sole judgment that it is in our best interests to do so, require reimbursement of all or a portion of any annual cash bonus, vested RSU or other incentive-based compensation granted on or after March 1, 2007 to such executive officer or former executive officer (and/or effect the cancellation of unvested RSUs) if: (1) the amount or vesting of the incentive-based compensation was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement and (2) the amount or vesting of the incentive-based compensation would have been less had the financial statements been correct.

Compensation Committee Report

We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Dr. Judith Rodin (Chair)
S. Decker Anstrom
Joseph J. Collins
Michael I. Sovern

Summary Compensation Table for 2008

The following table sets forth specified information regarding the compensation for 2008, 2007 and 2006 of our Chairman, President and Chief Executive Officer (Mr. Brian L. Roberts), our Chief Financial Officer (Mr. Michael J. Angelakis) and our next three most highly compensated executive officers (Messrs. Stephen B. Burke, David L. Cohen and Arthur R. Block), except as set forth in footnotes (8) and (9) to this table. The following table also sets forth specified information regarding the compensation for 2008, 2007 and 2006 of Mr. Ralph J. Roberts, the Founder and Chairman Emeritus of our Board (in lieu of his prior position as Chair of the Executive and Finance Committee of our Board, now the Finance Committee of our Board), who would have been among the next three most highly compensated executive officers but for his resignation from his prior position and the consequent termination of his executive officer status prior to the close of 2008. We refer to these individuals as our named executive officers as described in “Compensation Discussion and Analysis — Our Named Executive Officers for 2008” on page 38. Compensation for 2008 includes compensation earned in 2008 (except in the case of stock awards and option awards) as to which amounts are included as compensation recognized for financial statement reporting purposes with respect to the 2008 fiscal year.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(4)	(g)(5)	(h)(6)	(i)(7)	(j)

Brian L. Roberts	2008	$2,769,365	$881,027	$4,078,910	$3,619,354	$7,394,204	$1,557,048	$3,428,639	$23,728,547
Chairman of the	2007	2,638,500	1,440,068	3,063,084	3,343,046	6,330,000	788,895	3,199,135	20,802,728
Board, President	2006	2,501,000	3,002,454	3,071,792	5,694,694	8,400,000	407,624	2,924,132	26,001,696
and Chief Executive Officer
Michael J. Angelakis	2008	1,663,588	—	2,198,408	725,307	4,441,779	790,250	1,447,388	11,266,720
Executive Vice	2007	1,146,625	5,000,000	4,144,111	275,935	2,749,500	383,564	6,759,381	20,459,116
President and Chief Financial Officer(8)
Stephen B. Burke	2008	2,218,117	—	3,369,096	2,588,430	5,922,372	4,113,931	2,182,067	20,394,013
Executive Vice	2007	2,113,500	—	2,501,585	2,320,391	5,070,000	2,850,827	1,993,711	16,850,014
President, Chief	2006	2,001,000	—	2,945,416	3,632,649	6,720,000	1,979,974	1,774,791	19,053,830
Operating Officer and President, Comcast Cable
David L. Cohen	2008	1,322,995	—	2,392,053	2,122,349	1,471,832	532,802	906,508	8,748,539
Executive Vice	2007	1,261,000	—	1,918,422	1,799,573	1,260,000	334,134	826,834	7,399,963
President	2006	1,201,000	—	2,525,302	3,598,910	1,680,000	198,275	771,192	9,974,679

Arthur R. Block	2008	771,769	40,025	583,836	550,024	686,875	482,578	13,800	3,128,907
Senior Vice President, General Counsel and Secretary(9)
Ralph J. Roberts	2008	332,846	—	1,416,066	1,213,500	—	5,635,640	14,085,069	22,683,121
Founder and	2007	1,967,810	—	1,289,121	2,125,411	1,966,810	5,240,627	12,078,979	24,668,758
Chairman Emeritus	2006	1,853,200	—	1,147,628	3,754,212	2,593,080	4,464,957	10,310,134	24,123,211
of the Board(10)

(1)	Messrs. Brian L. Roberts, Angelakis, Burke and Cohen has each requested that he not receive an increase in his annual base salary through February 28, 2010. (Beginning in 2008, annual base salary increases are implemented on March 1 of each year.) As previously disclosed, Mr. Ralph J. Roberts requested that effective as of February 15, 2008, his annual base salary be one dollar per annum.

(2)	For Messrs. Brian L. Roberts and Block, the amounts in this column represent bonuses paid in exchange for the cancellation of certain options to purchase QVC, Inc. common stock, in the case of Mr. Roberts, and stock appreciation rights payable in cash, in the case of Mr. Block, that they previously held. As a result of the sale of our interest in QVC in 2003, all such options and stock appreciation rights were canceled and holders of unvested options and stock appreciation rights, including certain of our named executive officers, became entitled to receive future bonus payments on the same vesting schedule as the original awards, as long as the named executive officer remained continuously employed by us through the applicable vesting dates. The aggregate amount of the bonus payments for each named executive officer is equal to the in-the-money value of the unvested awards at the time of their cancellation, plus an amount equal to 8% per year from the date of their cancellation through the original vesting date. The last vesting dates applicable to our named executive officers were in 2008.

(3)	For the named executive officers other than Mr. Block, the amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of performance-based RSUs granted in 2008 as well as RSUs granted in prior fiscal years, in accordance with Statement of Financial Accounting Standards 123R, Share-Based Payment (SFAS 123R). For Mr. Block, the amount in this column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of service-based RSUs granted in 2008 as well as RSUs granted in prior fiscal years, in accordance with SFAS 123R. Under the SEC’s rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts, which reflect our accounting expense for these awards and do not correspond to the actual value that may be realized by the named executive officers, were calculated using the valuation assumptions discussed in the “Summary of Significant Accounting Policies,” “Stockholders’ Equity” or “Share-Based Compensation” footnotes (as applicable) to the financial statements in our Annual Report on Form 10-K for the respective year-end, and were determined by multiplying the Class A common stock closing price on the date of grant by the number of shares subject to the grant and discounted for the lack of dividends, if any, during the vesting period. See the “Grants in 2008 of Plan Based Awards” table on page 52 for information on awards made in 2008.

(4)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each of the named executive officers in 2008 as well as stock options granted in prior fiscal years, in accordance with SFAS 123R. Under the SEC’s rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts, which reflect our accounting expense for these awards and do not correspond to the actual value that may be realized by the named executive officers, were calculated using the Black-Scholes option-pricing model, based upon the following valuation assumptions for options granted in 2008: an expected volatility of approximately 33.0%; an expected term to exercise of seven years; an interest rate of approximately 2.9%; and a dividend yield of approximately 1.3%. For information on the valuation assumptions with respect to grants made before 2008, refer to the “Summary of Significant Accounting Policies,” “Stockholders’ Equity” or “Share-Based Compensation” footnotes (as applicable) to the financial statements in our Annual Report on Form 10-K for the respective year-end. See the “Grants in 2008 of Plan Based Awards” table on page 52 for information on options granted in 2008.

(5)	The amounts in this column represent annual performance-based bonuses earned by our named executive officers under our 2006 Cash Bonus Plan. The grant of these bonuses is also disclosed under the “Grants in 2008 of Plan Based Awards” table on page 52.

(6)	The amounts in this column represent the dollar value of interest earned on compensation deferred under our deferred compensation plans in excess of 120% of the long-term applicable federal rate (the current rate on deferred compensation is 12%). For Mr. Ralph J. Roberts, the amounts in this column in respect of 2006 and 2007 also include the increase in the actuarial present value of his accumulated benefits under the SERP for those years. The amount in this column in respect of 2008 does not reflect the decrease in the actuarial present value of his accumulated benefits under the SERP ($648,368). None of the other named executive officers participate in the SERP.

(7)	For the named executive officers this column includes: (a) amounts relating to reimbursements of premiums on term and split-dollar life insurance policies (Mr. Brian L. Roberts, $416,947 and Mr. Ralph J. Roberts, $5,750,553, although the actual cost to the Company for Mr. Ralph J. Roberts is $3,641,825 after applicable tax deductions); (b) Company contributions to our retirement-investment plan accounts in the amount of $13,800 for each of the named executive officers, except in the case of Mr. Burke for whom the Company contributed $13,087; (c) Company contributions to our deferred compensation plans (Mr. Brian L. Roberts, $2,315,250; Mr. Angelakis, $1,389,150; Mr. Burke, $1,852,200 and Mr. Cohen, $826,875); (d) the aggregate amount of payments made to cover certain tax liabilities, which, in the case of Messrs. Brian L. Roberts and Ralph J. Roberts were principally related to certain life insurance policies (aggregate payments to each of the named executive officers are as follows: Mr. Brian L. Roberts, $289,910; Mr. Angelakis, $1,339; Mr. Burke, $1,662; Mr. Cohen, $215 and Mr. Ralph J. Roberts, $8,252,700, although the actual cost to the Company for Mr. Ralph J. Roberts is $5,226,435 after applicable tax deductions); (e) payments to Mr. Angelakis for relocation expenses incurred in connection with the commencement of his employment with us ($1,891); and (f) amounts on account of personal use of Company provided aircraft (Mr. Brian L. Roberts, $392,732; Mr. Angelakis, $41,208; Mr. Burke, $315,118; Mr. Cohen, $65,618 and Mr. Ralph J. Roberts, $68,016). For security reasons, Company policy requires Messrs. Brian L. Roberts, Burke and Ralph J. Roberts to use Company provided aircraft for business and personal travel, although the named executive officers are required to pay the Company for personal use of Company provided aircraft in amounts determined by Company policy.

The amounts reflected for each named executive officer in respect of personal use of Company provided aircraft indicate the extent to which the incremental cost of such use exceeds the amount paid to us by the named executive officer as stated above. The aggregate incremental cost for a personal flight taken on a charter plane is the cost of the flight as charged to us by the charter company. The aggregate incremental cost for a personal flight on a Company plane includes all variable costs for the year, such as fuel, maintenance and other trip expenses, to arrive at a variable cost per hour that we then multiply by the number of hours the named executive officer used the aircraft for personal travel (including for 2007 and 2008, the hours for repositioning flights). This methodology excludes fixed costs that do not change based on usage.

As described in “Agreements with Our Named Executive Officers,” which begins on page 61, on February 13, 2009, Mr. Brian L. Roberts relinquished his right to receive future reimbursement and tax-related payments from the Company in connection with premiums for his term and split-dollar life insurance policies as described in clauses (a) and (d) in the first paragraph of this footnote.

For all other benefits that would otherwise be considered perquisites, as more fully described in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Perquisites” on page 44, our named executive officers are required to pay us (and have paid us) for such benefits.

(8)	For Mr. Angelakis, compensation for only 2007 and 2008 is shown because he was not an employee of the Company in 2006.

(9)	For Mr. Block, compensation for only 2008 is shown because he was not a named executive officer in 2006 or 2007.

(10)	Mr. Ralph J. Roberts resigned his position as Chair of the Executive and Finance Committee of our Board, now the Finance Committee of our Board, effective December 10, 2008, and ceased to be executive officer of the Company as of that date. At such time, he was elected Founder and Chairman Emeritus of our Board.

Grants in 2008 of Plan Based Awards

The following table provides information about equity and nonequity awards granted to our named executive officers in 2008, as follows: (1) the grant date for equity awards (column (b)); (2) the estimated future payouts under nonequity incentive plan awards (columns (c), (d) and (e)); (3) the estimated future payouts under equity incentive plan awards, which consist of performance-based RSUs (columns (f), (g) and (h)); (4) all other stock awards, which consist of the number of shares of Class A common stock underlying RSUs (column (i)); (5) all option awards, which consist of the number of shares underlying stock options (column (j)); (6) the exercise price of the stock option awards, which reflects the closing price of our Class A common stock on the date of grant ($18.98) (column (k)); and (7) the grant date fair value of each equity award computed under SFAS 123R (column (l)).

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
								Number of	Number of	or Base	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	Stock and
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or	Underlying	Option	Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(3)	(j)(4)	(k)	(l)(5)

Brian L. Roberts	—	$4,154,048	$8,308,095	$11,465,171

	3/28/2008				184,009	276,000	276,000				$5,006,640

	3/28/2008								803,000	$18.98	5,203,440

Michael J. Angelakis	—	2,495,382	4,990,764	6,887,254

	3/28/2008				110,406	165,600	165,600				3,003,984

	3/28/2008								481,800	18.98	3,122,064

Stephen B. Burke	—	3,327,176	6,654,351	9,183,004

	3/28/2008				147,207	220,800	220,800				4,005,312

	3/28/2008								642,400	18.98	4,162,752

David L. Cohen	—	826,872	1,653,744	2,282,166

	3/28/2008				85,738	128,600	128,600				2,332,804

	3/28/2008								374,000	18.98	2,423,520

Arthur R. Block	—	272,434	771,769	1,180,807

	3/28/2008							33,900			614,946

	3/28/2008								99,000	18.98	641,520

(1)	Represents annual performance-based bonus awards granted to our named executive officers under our cash bonus plan. The actual amounts earned with respect to these bonuses for 2008 are included in the “Summary Compensation Table for 2008” on page 49 under the “Non-Equity Incentive Plan Compensation” column (see footnote (5) to the “Summary Compensation Table for 2008”). As described in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Cash Bonus Incentive Compensation” on page 41, based on 2008 achievement of specified consolidated operating cash flow increases and free cash flow results, the named executive officers (other than Mr. Block) were entitled to receive 98% of their respective target amounts for their 2008 bonus. However, putting this achievement level in the context of lower levels of annual cash bonus achievement in 2008 by certain operating management (whose cash bonuses are based in large part on business unit operating metrics rather than consolidated financial performance), the named executive officers (other than Mr. Block) have elected to accept only 89% of their target amounts. Based on 2008 achievement of specified consolidated operating cash flow increases and management, diversity and individual performance goals, Mr. Block was entitled to receive 89% of his target amount for his 2008 bonus.

(2)	The amounts in this column represent shares of our Class A common stock underlying performance-based RSU awards granted under our restricted stock plan. Subject to achieving specified increases in consolidated operating cash flow, as described in “Compensation Discussion and Analysis — Elements and Mix of Our Compensation Program — Equity-Based Incentive Compensation” on page 42, shares subject to these RSU awards vest at the rate of 15% on the 13-month anniversary of the date of grant (April 28, 2009), 15% on each of the second, third and fourth anniversaries of the date of grant (March 28, 2010, 2011 and 2012, respectively) and 40% on the fifth anniversary of the date of grant (March 28, 2013).

(3)	The amount in this column represents shares of our Class A common stock underlying service-based RSU awards granted under our restricted stock plan. Shares subject to this RSU award vest at the rate of 15%

on the 13-month anniversary of the date of grant (April 28, 2009), 15% on each of the second, third and fourth anniversaries of the date of grant (March 28, 2010, 2011 and 2012, respectively) and 40% on the fifth anniversary of the date of grant (March 28, 2013).

(4)	Represents shares of our Class A common stock underlying stock option awards granted to our named executive officers under our 2003 Stock Option Plan. These options become exercisable at the rate of 30% of the shares covered thereby on the second anniversary of the date of grant (March 28, 2010), another 15% on each of the third, fourth and fifth anniversaries of the date of grant (March 28, 2011, 2012 and 2013, respectively), another 5% on each of the sixth through ninth anniversaries of the date of grant (March 28, 2014, 2015, 2016 and 2017, respectively) and 5% on the nine and one-half year anniversary of the date of grant (September 28, 2017).

(5)	The amounts in this column represent the grant date fair value of RSUs and stock options computed in accordance with SFAS 123R. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The grant date fair value of RSUs was determined by multiplying the Class A common stock closing price on the date of grant by the number of shares subject to the grant and discounted for the lack of dividends, if any, during the vesting period. Amounts with respect to stock options were calculated using the Black-Scholes option-pricing model, based on the assumptions set forth in footnote (4) to the “Summary Compensation Table for 2008” on page 50.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table provides information on the holdings of stock option and stock awards by our named executive officers as of December 31, 2008. This table includes unexercised vested and unvested stock options (see columns (b), (c), (e) and (f)), unvested RSUs (see columns (g) and (h)) and unvested performance-based RSUs (see columns (i) and (j)). The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of stock awards is based on the closing market price of a share of our Class A common stock as of December 31, 2008, or $16.88. The performance-based RSUs are subject to achieving specified increases in consolidated operating cash flow, as described in further detail in “Compensation Discussion and Analysis — Elements and Mix of our Compensation Program — Equity-Based Incentive Compensation” on page 42.

	Option Awards						Stock Awards
												Equity
												Incentive
										Equity		Plan
										Incentive		Awards:
										Plan		Market or
										Awards:		Payout
										Number of		Value of
									Market	Unearned		Unearned
									Value of	Shares,		Shares,
									Shares or	Units or		Units or
	Number of		Number of				Number of		Units of	Other		Other
	Securities		Securities				Shares or		Stock	Rights		Rights
	Underlying		Underlying				Units of		That	That		That
	Unexercised		Unexercised		Option	Option	Stock That		Have	Have		Have
	Options (#)		Options (#)		Exercise	Expiration	Have Not		Not	Not		Not
Name	Exercisable		Unexercisable		Price ($)	Date	Vested (#)		Vested ($)	Vested (#)		Vested ($)
(a)	(b)		(c)		(e)	(f)	(g)		(h)	(i)		(j)

Brian L. Roberts
							66,000	(3)(7)	$1,114,080
										800,145	(4)(7)	$13,506,448
	1,495,359	(1)	—		$19.7500	01/05/09
	1,500,000	(1)	—		21.1250	04/05/09
	1,500,000	(1)	—		21.8958	05/03/09
	1,496,493	(1)	—		25.9166	10/04/09
	1,500,000	(1)	—		33.1666	01/04/10
	1,499,289	(1)	—		25.6666	03/30/10
	1,496,347	(1)	—		27.3750	07/05/10
	1,500,000	(1)	—		27.6250	10/05/10
	1,120,944	(1)	—		24.6466	07/30/11
	1,125,000	(1)	—		23.6600	01/24/12
	1,078,125	(2)	346,875	(2)(6)	18.0800	02/26/13
	720,000	(2)	480,000	(2)(6)	19.9200	03/09/14
	286,875	(2)	350,625	(2)(6)	22.6600	03/14/15
	226,800	(2)	529,200	(2)(6)	17.5000	03/09/16
	—		548,000	(2)(6)	25.4400	03/15/17
	—		803,000	(2)(6)	18.9800	03/27/18
Michael J. Angelakis
										245,619	(4)(7)	4,146,049
	—		247,735	(2)(6)	25.9500	03/29/17
	—		481,800	(2)(6)	18.9800	03/27/18
Stephen B. Burke
							75,000	(3)(7)	1,266,000
										605,466	(4)(7)	10,220,266
	150,000	(1)	—		21.8958	05/03/09
	900,000	(1)	—		25.6250	03/15/10
	1,050,000	(1)	—		25.0416	06/02/10
	750,000	(1)	—		24.6466	07/30/11
	750,000	(1)	—		23.2666	01/07/12
	450,000	(1)	—		23.6600	01/24/12
	395,625	(1)	112,500	(1)(6)	15.8933	10/28/12
	571,875	(2)	178,125	(2)(6)	18.0800	02/26/13

	Option Awards						Stock Awards
												Equity
												Incentive
										Equity		Plan
										Incentive		Awards:
										Plan		Market or
										Awards:		Payout
										Number of		Value of
									Market	Unearned		Unearned
									Value of	Shares,		Shares,
									Shares or	Units or		Units or
	Number of		Number of				Number of		Units of	Other		Other
	Securities		Securities				Shares or		Stock	Rights		Rights
	Underlying		Underlying				Units of		That	That		That
	Unexercised		Unexercised		Option	Option	Stock That		Have	Have		Have
	Options (#)		Options (#)		Exercise	Expiration	Have Not		Not	Not		Not
Name	Exercisable		Unexercisable		Price ($)	Date	Vested (#)		Vested ($)	Vested (#)		Vested ($)
(a)	(b)		(c)		(e)	(f)	(g)		(h)	(i)		(j)

	360,000	(2)	240,000	(2)(6)	19.9200	03/09/14
	156,937	(2)	191,813	(2)(6)	22.6600	03/14/15
	181,440	(2)	423,360	(2)(6)	17.5000	03/09/16
	—		438,400	(2)(6)	25.4400	03/15/17
	—		642,400	(2)(6)	18.9800	03/27/18
David L. Cohen
							60,000	(3)(7)	1,012,800
										443,700	(4)(7)	7,489,656
	600,000	(1)(5)	150,000	(1)(6)	15.8933	07/01/12
	139,500	(1)	25,500	(1)(6)	15.8933	10/28/12
	459,375	(2)	140,625	(2)(6)	18.0800	02/26/13
	337,500	(2)	225,000	(2)(6)	19.9200	03/09/14
	135,000	(2)	165,000	(2)(6)	22.6600	03/14/15
	151,875	(2)	185,625	(2)(6)	17.9533	11/11/15
	105,750	(2)	246,750	(2)(6)	17.5000	03/09/16
	—		255,200	(2)(6)	25.4400	03/15/17
	—		374,000	(2)(6)	18.9800	03/27/18
Arthur R. Block
							122,057	(3)(7)	2,060,322
	75,000	(1)	—		21.8958	05/03/09
	296,007	(1)	3,993	(1)(6)	25.0416	06/02/10
	104,388	(1)	8,112	(1)(6)	24.6466	07/30/11
	187,500	(1)	—		23.6600	01/24/12
	22,500	(1)	—		13.0400	08/05/12
	127,500	(1)	22,500	(1)(6)	15.8933	10/28/12
	121,875	(2)	28,125	(2)(6)	18.0800	02/26/13
	90,000	(2)	60,000	(2)(6)	19.9200	03/09/14
	33,075	(2)	40,425	(2)(6)	22.6600	03/14/15
	20,475	(2)	47,775	(2)(6)	18.5066	01/20/16
	27,900	(2)	65,100	(2)(6)	17.5000	03/09/16
	—		67,400	(2)(6)	25.4400	03/15/17
	—		99,000	(2)(6)	18.9800	03/27/18
Ralph J. Roberts
										248,968	(4)(7)	4,202,580
	370,815	(1)	—		21.8958	05/03/09
	370,747	(1)	—		25.6666	03/30/10
	746,124	(1)	—		25.7916	03/26/11
	895,944	(1)	—		24.6466	07/30/11
	900,000	(1)	—		23.6600	01/24/12
	740,625	(2)	234,375	(2)(6)	18.0800	02/26/13
	450,000	(2)	300,000	(2)(6)	19.9200	03/09/14
	131,625	(2)	160,875	(2)(6)	22.6600	03/14/15
	87,300	(2)	203,700	(2)(6)	17.5000	03/09/16
	—		164,900	(2)(6)	25.4400	03/15/17

(1)	Represents shares of Class A Special common stock.

(2)	Represents shares of Class A common stock.

(3)	Represents awards of RSUs with respect to shares of Class A common stock.

(4)	Represents awards of performance-based RSUs with respect to shares of Class A common stock. Subject to achieving specified increases in consolidated operating cash flow, the awards vest as indicated in footnote (7) to this table.

(5)	Mr. Cohen assigned to a grantor trust a portion of this option representing 150,000 shares.

(6)	Vesting dates for each outstanding option award for the named executive officers are as follows:

		Number of Shares Underlying Vesting Awards
	Exercise	Brian L.	Michael J.	Stephen B.	David L.	Arthur R.	Ralph J.
Vesting Date	Price	Roberts	Angelakis	Burke	Cohen	Block	Roberts

2009
01/20/2009	$18.5066	—	—	—	—	10,237	—
02/26/2009	18.0800	69,375	—	35,625	28,125	5,625	46,875
03/09/2009	19.9200	180,000	—	90,000	84,375	22,500	112,500
03/10/2009	17.5000	113,400	—	90,720	52,875	13,950	43,650
03/14/2009	22.6600	95,625	—	52,313	45,000	11,025	43,875
03/16/2009	25.4400	164,400	—	131,520	76,560	20,220	49,470
03/30/2009	25.9500	—	74,320	—	—	—	—
06/02/2009	25.0416	—	—	—	—	3,993	—
07/01/2009	15.8933	—	—	—	37,500	—	—
10/28/2009	15.8933	—	—	28,125	6,375	5,625	—
11/11/2009	17.9533	—	—	—	50,625	—	—
2010
01/20/2010	18.5066	—	—	—	—	10,238	—
02/26/2010	18.0800	69,375	—	35,625	28,125	5,625	46,875
03/09/2010	19.9200	60,000	—	30,000	28,125	7,500	37,500
03/10/2010	17.5000	113,400	—	90,720	52,875	13,950	43,650
03/14/2010	22.6600	95,625	—	52,312	45,000	11,025	43,875
03/16/2010	25.4400	82,200	—	65,760	38,280	10,110	24,735
03/28/2010	18.9800	240,900	144,540	192,720	112,200	29,700	—
03/30/2010	25.9500	—	37,160	—	—	—	—
07/01/2010	15.8933	—	—	—	37,500	—	—
07/30/2010	24.6466	—	—	—	—	4,056	—
10/28/2010	15.8933	—	—	28,125	6,375	5,625	—
11/11/2010	17.9533	—	—	—	50,625	—	—
2011
01/20/2011	18.5066	—	—	—	—	10,237	—
01/30/2011	24.6466	—	—	—	—	4,056	—
02/26/2011	18.0800	69,375	—	35,625	28,125	5,625	46,875
03/09/2011	19.9200	60,000	—	30,000	28,125	7,500	37,500
03/10/2011	17.5000	113,400	—	90,720	52,875	13,950	43,650
03/14/2011	22.6600	31,875	—	17,438	15,000	3,675	14,625
03/16/2011	25.4400	82,200	—	65,760	38,280	10,110	24,735
03/28/2011	18.9800	120,450	72,270	96,360	56,100	14,850	—
03/30/2011	25.9500	—	37,161	—	—	—	—
07/01/2011	15.8933	—	—	—	37,500	—	—
10/28/2011	15.8933	—	—	28,125	6,375	5,625	—

		Number of Shares Underlying Vesting Awards
	Exercise	Brian L.	Michael J.	Stephen B.	David L.	Arthur R.	Ralph J.
Vesting Date	Price	Roberts	Angelakis	Burke	Cohen	Block	Roberts

11/11/2011	17.9533	—	—	—	16,875	—	—
2012
01/01/2012	15.8933	—	—	—	37,500	—	—
01/20/2012	18.5066	—	—	—	—	3,413	—
02/26/2012	18.0800	69,375	—	35,625	28,125	5,625	46,875
03/09/2012	19.9200	60,000	—	30,000	28,125	7,500	37,500
03/10/2012	17.5000	37,800	—	30,240	17,625	4,650	14,550
03/14/2012	22.6600	31,875	—	17,437	15,000	3,675	14,625
03/16/2012	25.4400	82,200	—	65,760	38,280	10,110	24,735
03/28/2012	18.9800	120,450	72,270	96,360	56,100	14,850	—
03/30/2012	25.9500	—	37,160	—	—	—	—
04/28/2012	15.8933	—	—	28,125	6,375	5,625	—
08/26/2012	18.0800	69,375	—	35,625	28,125	5,625	46,875
11/11/2012	17.9533	—	—	—	16,875	—	—
2013
01/20/2013	18.5066	—	—	—	—	3,412	—
03/09/2013	19.9200	60,000	—	30,000	28,125	7,500	37,500
03/10/2013	17.5000	37,800	—	30,240	17,625	4,650	14,550
03/14/2013	22.6600	31,875	—	17,438	15,000	3,675	14,625
03/16/2013	25.4400	27,400	—	21,920	12,760	3,370	8,245
03/28/2013	18.9800	120,450	72,270	96,360	56,100	14,850	—
03/30/2013	25.9500	—	12,387	—	—	—	—
09/09/2013	19.9200	60,000	—	30,000	28,125	7,500	37,500
11/11/2013	17.9533	—	—	—	16,875	—	—
2014
01/20/2014	18.5066	—	—	—	—	3,413	—
03/10/2014	17.5000	37,800	—	30,240	17,625	4,650	14,550
03/14/2014	22.6600	31,875	—	17,437	15,000	3,675	14,625
03/16/2014	25.4400	27,400	—	21,920	12,760	3,370	8,245
03/28/2014	18.9800	40,150	24,090	32,120	18,700	4,950	—
03/30/2014	25.9500	—	12,386	—	—	—	—
09/14/2014	22.6600	31,875	—	17,438	15,000	3,675	14,625
11/11/2014	17.9533	—	—	—	16,875	—	—
2015
01/20/2015	18.5066	—	—	—	—	3,412	—
03/10/2015	17.5000	37,800	—	30,240	17,625	4,650	14,550
03/16/2015	25.4400	27,400	—	21,920	12,760	3,370	8,245
03/28/2015	18.9800	40,150	24,090	32,120	18,700	4,950	—
03/30/2015	25.9500	—	12,387	—	—	—	—
05/11/2015	17.9533	—	—	—	16,875	—	—
07/20/2015	18.5066	—	—	—	—	3,413	—
09/10/2015	17.5000	37,800	—	30,240	17,625	4,650	14,550
2016
03/16/2016	25.4400	27,400	—	21,920	12,760	3,370	8,245
03/28/2016	18.9800	40,150	24,090	32,120	18,700	4,950	—
03/30/2016	25.9500	—	12,387	—	—	—	—
09/16/2016	25.4400	27,400	—	21,920	12,760	3,370	8,245
09/30/2016	25.9500	—	12,387	—	—	—	—
2017
03/28/2017	18.9800	40,150	24,090	32,120	18,700	4,950	—
09/28/2017	18.9800	40,150	24,090	32,120	18,700	4,950	—

(7)	Vesting dates for each outstanding RSU award and performance-based RSU award for the named executive officers are as follows:

		Number of Shares Underlying Vesting Awards
		Brian L.	Michael J.	Stephen B.	David L.	Arthur R.	Ralph J.
Vesting Date	Award Type	Roberts	Angelakis	Burke	Cohen	Block	Roberts

2009
01/02/2009	RSU	—	—	75,000	—	—	—
01/20/2009	RSU	—	—	—	—	3,937	—
03/09/2009	RSU	66,000	—	—	60,000	6,000	—
03/10/2009	Performance RSU	45,225	—	36,180	21,037	—	21,825
03/10/2009	RSU	—	—	—	—	5,557	—
03/14/2009	Performance RSU	37,125	—	20,250	17,100	—	16,988
03/14/2009	RSU	—	—	—	—	4,388	—
03/16/2009	Performance RSU	31,230	—	24,984	14,550	—	14,970
03/16/2009	RSU	—	—	—	—	3,840	—
03/30/2009	Performance RSU	—	14,121	—	—	—	—
04/28/2009	Performance RSU	41,400	24,840	33,120	19,290	—	—
04/28/2009	RSU	—	—	—	—	5,085	—
11/11/2009	Performance RSU	—	—	—	19,575	—	—
2010
01/20/2010	RSU	—	—	—	—	3,938	—
03/10/2010	Performance RSU	45,225	—	36,180	21,038	—	21,825
03/10/2010	RSU	—	—	—	—	5,558	—
03/14/2010	Performance RSU	99,000	—	54,000	45,600	—	45,300
03/14/2010	RSU	—	—	—	—	11,699	—
03/16/2010	Performance RSU	31,230	—	24,984	14,550	—	14,970
03/16/2010	RSU	—	—	—	—	3,840	—
03/28/2010	Performance RSU	41,400	24,840	33,120	19,290	—	—
03/28/2010	RSU	—	—	—	—	5,085	—
03/30/2010	Performance RSU	—	14,121	—	—	—	—
11/11/2010	Performance RSU	—	—	—	52,200	—	—
2011
01/20/2011	RSU	—	—	—	—	10,500	—
03/10/2011	Performance RSU	120,600	—	96,480	56,100	—	58,200
03/10/2011	RSU	—	—	—	—	14,820	—
03/16/2011	Performance RSU	31,230	—	24,984	14,550	—	14,970
03/16/2011	RSU	—	—	—	—	3,840	—
03/28/2011	Performance RSU	41,400	24,840	33,120	19,290	—	—
03/28/2011	RSU	—	—	—	—	5,085	—
03/30/2011	Performance RSU	—	14,121	—	—	—	—
2012
03/16/2012	Performance RSU	83,280	—	66,624	38,800	—	39,920
03/16/2012	RSU	—	—	—	—	10,240	—
03/28/2012	Performance RSU	41,400	24,840	33,120	19,290	—	—
03/28/2012	RSU	—	—	—	—	5,085	—
03/30/2012	Performance RSU	—	37,656	—	—	—	—
2013
03/28/2013	Performance RSU	110,400	66,240	88,320	51,440	—	—
03/28/2013	RSU	—	—	—	—	13,560	—

Option Exercises and Stock Vested in 2008

The following table provides information, for each of our named executive officers, on (1) stock option exercises during 2008, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares resulting from the vesting of stock awards in the form of RSUs and the value realized, each before payment of any applicable withholding tax.

	Option Awards			Stock Awards
	Number of Shares		Value Realized on	Number of Shares		Value Realized on
Name (a)	Acquired on Exercise (#) (b)		Exercise ($) (c)	Acquired on Vesting (#) (d)		Vesting ($) (e)

Brian L. Roberts	2,089,136	(1)	$22,099,716	138,330	(2)	$2,688,564
Michael J. Angelakis	—		—	111,171	(2)	2,132,196
Stephen B. Burke	300,000	(1)	3,141,985	156,414	(2)	2,910,091
David L. Cohen	—		—	94,763	(2)	1,772,126
Arthur R. Block	240,000	(1)	2,490,816	19,973	(2)	378,625
Ralph J. Roberts	1,499,136	(1)	15,858,460	53,782	(2)(3)	1,042,933

(1)	Represents shares of Class A Special common stock.

(2)	Represents shares of Class A common stock.

(3)	Mr. Ralph J. Roberts deferred the March 14, 2008 settlement of 16,987 shares of Class A common stock until March 14, 2018. The value realized upon vesting is reflected in the “Executive Contributions in Last FY” column of the “Nonqualified Deferred Compensation in and as of 2008 Fiscal Year-End” table on page 60. The actual value that he will realize upon settlement will depend on the value of a share of Class A common stock at the time the deferral lapses.

Pension Benefits at 2008 Fiscal Year-End

The amount reported in the table below represents the present value of the accumulated benefit as of December 31, 2008 for Mr. Ralph J. Roberts under our Supplemental Executive Retirement Plan, or SERP. Mr. Roberts is the only named executive officer who participates in a defined benefit pension plan.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated	Last Fiscal Year
Name (a)	Plan Name (b)	(#) (c)(1)	Benefit ($) (d)(2)	($) (e)

Brian L. Roberts	—	—	—	—
Michael J. Angelakis	—	—	—	—
Stephen B. Burke	—	—	—	—
David L. Cohen	—	—	—	—
Arthur R. Block	—	—	—	—
Ralph J. Roberts	Supplemental Executive Retirement Plan	30	$8,727,256	—

(1)	Although Mr. Ralph J. Roberts has been employed by us for 45 years, under the terms of our SERP, the maximum number of years of credited service is 30 years.

(2)	Benefits under the SERP are calculated by multiplying “final average compensation” first by 2% and then by the number of years of service (the maximum is 30 years), and then reducing this total by any Social Security benefits that the participant receives. For purposes of the SERP, “final average compensation” is defined as the average of the total compensation paid to the executive during the five highest, consecutive complete calendar years within the ten calendar years preceding the date of termination of employment. Compensation includes salary, bonus (including any deferred bonus) and any other supplementary remuneration, but excludes payments made to participants for split-dollar life insurance premium bonuses and payments made to offset tax liabilities incurred related to these bonuses. The present value of the accrued SERP benefit for Mr. Ralph J. Roberts was calculated using a discount rate of 5.84%, a post-retirement cost of living adjustment of 4% and a post-retirement mortality of 4.35 years based on the RP-2000 mortality table and his attained age.

Nonqualified Deferred Compensation in and as of 2008 Fiscal Year-End

The table below provides information on the nonqualified deferred compensation of our named executive officers in and as of the end of 2008.

	Executive	Registrant	Aggregate		Aggregate		Aggregate
	Contributions in	Contributions in	Earnings in Last		Withdrawals/		Balance at Last
Name (a)	Last FY($) (b)(1)	Last FY($) (c)	FY ($) (d)		Distributions ($) (e)		FYE ($) (f)(2)

Brian L. Roberts(3)	$5,697,000	$2,315,250	$2,794,290		—		$26,935,520
Michael J. Angelakis(3)	1,374,750	1,389,150	1,418,188		—		13,451,386
Stephen B. Burke(3)	7,070,000	1,852,200	7,382,890		—		70,679,407
David L. Cohen(3)	1,000,000	826,875	956,171		—		9,079,461
	—	—	70,836	(4)	$(1,340,682	)(4)	—
Arthur R. Block(3)	781,519	—	866,038		—		8,242,627
Ralph J. Roberts(3)	—	—	10,113,760		—		94,410,905
	321,394 (5)	—	(957,867	)(5)	—		11,579,376
	—	—	(13,746,897	)(6)	—		33,556,188

(1)	Except as set forth in footnote (5) below, these amounts are reported as compensation in the “Summary Compensation Table for 2008” on page 49 under the columns “Salary,” “Bonus” and/or “Non-Equity Incentive Plan Compensation.”

(2)	All amounts contributed by a named executive officer and by us in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was a named executive officer for purposes of the SEC’s executive compensation disclosure, except as set forth in footnotes (4) and (5) below.

(3)	Other than the amounts described in footnotes (5) and (6) below, amounts in this table have been deferred under our deferred compensation plans. Eligible employees and directors may elect to participate in these plans. Employees may defer any cash compensation they receive, other than sales commissions or other similar payments, and nonemployee directors may defer any compensation they receive for services as a director, whether paid in stock or in cash. Amounts credited to each participant’s account will generally be deemed invested in an income fund, which is credited at the annual rate applicable at the time of the participant’s deferral (which has been and is currently 12%) for so long as the individual is employed by, or is providing services to, us. Following such time, any amounts remaining deferred in the income fund are credited with interest at the prime rate plus 1%, unless the Compensation Committee provides for a different rate. Nonemployee directors who have elected to defer the receipt of shares as described in the “Director Compensation for 2008” table on page 69 will have these amounts initially deemed invested in the Company’s stock fund. Compensation earned on or before December 31, 2004 was required to be deferred for a minimum of one year, with any redeferral required to be for a minimum of two years. Compensation earned on or after January 1, 2005 is required to be deferred for a minimum of two years, with any redeferral required to be for a minimum of five years. In either case, the maximum deferral of the commencement of distributions associated with any individual election is ten years.

(4)	Before 2008, Mr. Cohen deferred the settlement of RSUs, and the shares subject to those RSUs were distributed to him in 2008. The amount shown in the “Aggregate Earnings in Last FY” column for Mr. Cohen reflects the value of the aggregate earnings or loss in 2008 of those shares.

(5)	Before 2008, Mr. Ralph J. Roberts deferred the settlement of RSUs, which remained deferred during 2008. In addition, during 2008, he deferred the March 14, 2008 settlement of 16,987 shares of Class A common stock until March 14, 2018 (see footnote (3) to the “Option Exercises and Stock Vested in 2008” table on page 59). The amount shown in the “Executive Contributions in Last FY” column for Mr. Ralph J. Roberts reflects the value of the shares he deferred in 2008 as of the vesting date, and the amount shown in the “Aggregate Earnings in Last FY” column for Mr. Ralph J. Roberts reflects the value of the aggregate earnings or loss in 2008 of all shares that have been deferred by him.

(6)	Under Mr. Ralph J. Roberts’ prior employment agreement, upon his death, we are required to pay supplemental deferred compensation to his beneficiary within six months of his death. We agreed to provide this to Mr. Roberts in exchange for his waiving his right to two bonus arrangements of comparable value that he had been entitled to under a prior agreement with us. Under the terms of the employment agreement, Mr. Roberts requested that we invest portions of the deferred compensation amount in certain investments identified by Mr. Roberts. The amount of the deferred compensation has been adjusted to reflect the increase or decrease in the value of those investments.

Agreements with Our Named Executive Officers

The following is a description of selected terms of the agreements that we have entered into with our named executive officers, as such terms relate to the compensation reported and described in this proxy statement.

Employment Agreement with Mr. Brian L. Roberts

On February 13, 2009, we entered into an amendment to Mr. Roberts’ previously disclosed employment agreement. The amendment became effective as of such date. The following describes Mr. Roberts’ employment agreement as so amended.

Base Salary.  The agreement provides for an annual base salary of $2,500,000 from the inception of the agreement through December 31, 2005. This amount is reviewed annually to determine whether an increase is appropriate for the subsequent calendar year in the term of the agreement. Prior to the effectiveness of the amendment described above, the term of the agreement ended on June 30, 2009 and, under the amended agreement, the term ends on June 30, 2010, unless the agreement is terminated earlier as a result of a termination of Mr. Roberts’ employment. If increased, Mr. Roberts’ salary may not be reduced, except under an overall plan to reduce the compensation of all our senior executive officers. Notwithstanding the foregoing, Mr. Roberts has agreed not to receive an increase in base salary from January 1, 2009 through February 28, 2010.

Bonus.  Mr. Roberts is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Roberts’ bonus opportunity, expressed as a percentage of base salary, will be established by the Compensation Committee; however, the applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Deferred Compensation.  The agreement entitles Mr. Roberts to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The amounts include: 2008, $2,315,250 and 2009, $2,431,012.

Perquisites.  The agreement provides for Mr. Roberts to continue to receive those perquisites and fringe benefits in effect at the time of the agreement under our current plans and policies. Since 2006, our named executive officers have been required to pay us for any benefits that would otherwise be considered perquisites.

Term and Split-Dollar Life Insurance.  We had entered into various agreements, including the employment agreement, with Mr. Roberts that required us to provide funding for term and split-dollar life insurance policies having an approximate $223 million aggregate net death benefit as of December 31, 2008. Under these agreements, we were obligated to pay the premiums on the term life insurance policies and an additional amount to cover taxes in respect of such payments. In addition, with respect to the split-dollar policy, we were obligated to pay additional compensation to Mr. Roberts that had the effect of offsetting taxable income he would otherwise have recognized annually in connection with such policy. Mr. Roberts paid income tax on this additional compensation with respect to the split-dollar policy.

In connection with the amendment to his employment agreement described above, Mr. Roberts terminated the agreements that obligated the Company to pay premiums and additional compensation to him with respect to the term life insurance policies and waived his right to receive the additional compensation associated with the split-dollar policy. As of February 13, 2009, Mr. Roberts no longer has the right to receive payments from the Company with respect to term or split-dollar life insurance policies.

Employment Agreement with Mr. Angelakis

Base Salary.  The agreement provides for an annual base salary of $1,500,000 from the inception of the agreement through December 31, 2007. This amount is reviewed annually to determine whether an increase is appropriate for the subsequent calendar year in the term of the agreement, which ends on December 31, 2011, unless the agreement is terminated earlier as a result of a termination of Mr. Angelakis’ employment. If increased, Mr. Angelakis’ salary may not be reduced, except under an overall plan to reduce the compensation of all our senior executive officers. Notwithstanding the foregoing, Mr. Angelakis has agreed not to receive an increase in base salary through February 28, 2010.

Bonus.  Mr. Angelakis is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Angelakis’ applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Deferred Compensation.  The agreement entitles Mr. Angelakis to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The amounts include: 2008, $1,389,150; 2009, $1,458,600; 2010, $1,531,538; and 2011, $1,608,114.

Employment Agreement with Mr. Burke

Base Salary.  The agreement provides for an annual base salary of $2,000,000 from the inception of the agreement through December 31, 2006. This amount is reviewed annually to determine whether an increase is appropriate for the subsequent calendar year in the term of the agreement, which ends on December 31, 2010, unless the agreement is terminated earlier as a result of a termination of Mr. Burke’s employment. If increased, Mr. Burke’s salary may not be reduced, except under an overall plan to reduce the compensation of all our senior executive officers. Notwithstanding the foregoing, Mr. Burke has agreed not to receive an increase in base salary through February 28, 2010.

Bonus.  Mr. Burke is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Burke’s applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Deferred Compensation.  The agreement entitles Mr. Burke to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The amounts include: 2008, $1,852,200; 2009, $1,944,800; and 2010, $2,042,050.

Employment Agreement with Mr. Cohen

Base Salary.  The agreement provides for an annual base salary of $1,200,000 from the inception of the agreement through December 31, 2006. This amount is reviewed annually to determine whether an increase is appropriate for the subsequent calendar year in the term of the agreement, which ends on December 31, 2010, unless the agreement is terminated earlier as a result of a termination of Mr. Cohen’s employment. If increased, Mr. Cohen’s salary may not be reduced, except under an overall plan to reduce the compensation of all our senior executive officers. Notwithstanding the foregoing, Mr. Cohen has agreed not to receive an increase in base salary through February 28, 2010.

Bonus.  Mr. Cohen is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Cohen’s applicable target bonus percentage will not be less than 125% if all performance targets are achieved.

Deferred Compensation.  The agreement entitles Mr. Cohen to an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The amounts include: 2008, $826,875; 2009, $868,219; and 2010, $911,630.

Employment Agreement with Mr. Block

Base Salary.  The agreement provides for an annual base salary of $700,000 from the inception of the agreement through December 31, 2006. This amount shall be increased by the greater of (i) 5% or (ii) the percentage increase during the previous year in the Consumer Price Index for all urban consumers published by the U.S. Department of Labor or (if such index is discontinued) the nearest equivalent index, up to a maximum of 10% for each subsequent calendar year (or portion thereof) in the term of the agreement, which ends on December 31, 2009, unless the agreement is terminated earlier as a result of a termination of Mr. Block’s employment.

Bonus.  Mr. Block is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Block’s applicable target bonus percentage will not be less than 100% if all performance targets are achieved.

Agreement with Mr. Ralph J. Roberts

On December 27, 2007, we entered into an agreement with Mr. Ralph J. Roberts, which became effective as of January 1, 2008. We entered into this agreement in connection with the expiration of the term, on December 31, 2007, of Mr. Roberts’ employment agreement, which has been previously disclosed. The new agreement, as amended, clarifies and memorializes the parties’ intention that certain provisions of Mr. Roberts’ employment agreement continue on comparable terms following the end of the term of his employment agreement. Such provisions included his death and disability benefits as well as his covenants relating to confidentiality, nondisparagement and Company property, as described in further detail in “Potential Payments upon Termination or Change in Control” below. On February 13, 2008, we entered into an amendment to the agreement with Mr. Roberts. This amendment effects Mr. Roberts’ request that the regular base compensation received by him be reduced to one dollar per annum, and that the death benefit contained in the agreement, as well as his regular cash bonus and annual equity-based grants, be prospectively eliminated. On December 10, 2008, we entered into a second amendment to the agreement with Mr. Roberts. This amendment effects Mr. Roberts’ resignation from the position as Chair, and as a member, of the Executive and Finance Committee of our Board, now the Finance Committee of our Board, (as disclosed in footnote (10) to the “Summary Compensation Table for 2008” on page 51). Under the amended agreement, Mr. Roberts remains a director and a non-executive employee of the Company.

Split-Dollar Life Insurance.  We have entered into various agreements with Mr. Ralph J. Roberts that continue to require that we provide funding for split-dollar life insurance policies having an approximate $133 million aggregate net death benefit as of December 31, 2008. Certain of this split-dollar life insurance was compensation in exchange for Mr. Roberts’ relinquishment of the potential benefits represented by a prior terminated discretionary bonus plan with respect to the appreciation through March 15, 1994 in the options for Class A Special common stock previously awarded to Mr. Roberts, taking into account our financial position and the tax deductibility of any such payments. Under the agreement and the terms of the split-dollar life insurance arrangements, we are obligated to pay the whole life portion of the premiums for these policies and, upon payment of the policies at the death of Mr. Roberts or of the survivor of Mr. Roberts and his spouse, as applicable, we recover all of such premiums. In 2004, Mr. Roberts waived our obligation to pay these premiums in exchange for an RSU award. In addition, under the agreement and these split-dollar life insurance arrangements, we are obligated to reimburse Mr. Roberts for the term life portion of the premiums he pays attributable to certain of these policies (and an additional amount to cover taxes in respect of such reimbursements). We also pay additional compensation to Mr. Roberts that has the effect of offsetting taxable income he would otherwise recognize in connection with certain other of these policies (and an additional amount to cover taxes in respect of such payments).

Potential Payments upon Termination or Change in Control

Potential Payments Due upon Termination of Employment

This section describes the payments and benefits to which our named executive officers would have been entitled had their employment terminated under the circumstances described below on December 31, 2008. In this section, the value associated with the acceleration of equity compensation is based on the closing market price of a share of our Class A common stock and Class A Special common stock as of December 31, 2008, minus, in the case of stock options, the exercise price. On December 31, 2008, the closing market price of our

Class A common stock was $16.88 and the closing market price of our Class A Special common stock was $16.15.

Our annual cash bonus policy provides that employees, including our named executive officers, will receive their bonuses in respect of the year if they are employed with us on December 31. Because this section assumes that the termination of employment of our named executive officers occurred on December 31, 2008, the description of potential payments due upon a termination includes those bonus amounts in respect of 2008 (whether or not such payment is provided for in an employment agreement).

In addition to the specific payments and benefits described for each named executive officer, our named executive officers will also be entitled to receive any benefits due under the terms of our benefit plans and programs, including Mr. Ralph J. Roberts’ SERP and our deferred compensation plans described in further detail, respectively, in the “Pension Benefits at 2008 Fiscal Year-End” table on page 59 and the “Nonqualified Deferred Compensation in and as of 2008 Fiscal Year-End” table on page 60.

Mr. Brian L. Roberts

As described above, on February 13, 2009, we entered into an amendment to Mr. Roberts’ employment agreement. Prior to the amendment, if Mr. Roberts’ employment were terminated by reason of his death, we were obligated to pay his base salary on a monthly basis, and his annual cash bonus on an annual basis (assuming full achievement of target performance), for five years to his estate or to his spouse for so long as she was living and thereafter to her estate. Under the amended agreement, Mr. Roberts elected to relinquish his right to this payment of base salary and bonus upon a termination by reason of his death. Upon Mr. Roberts’ death, his unvested stock options and RSUs will vest in full and his options will remain exercisable for the remainder of their terms. In addition, his spouse or his or her estate is entitled to payment of his annual cash bonus, prorated to reflect the number of days he was employed during the year of his death, and his spouse is entitled to continued health benefits during her lifetime.

If Mr. Roberts’ employment is terminated by reason of his disability, we must continue to pay his base salary on a monthly basis, and his annual cash bonus on an annual basis (assuming full achievement of target performance), for five years to him. Upon his disability, his unvested stock options and RSUs will vest in full and his options will remain exercisable for the remainder of their terms. In addition, we will continue to provide the Company deferred compensation credits on the schedule set forth in his employment agreement for so long as he is living.

If we terminate Mr. Roberts’ employment without cause or he terminates it with good reason, he is entitled to payment of base salary (based on the highest base salary he received during the term) on a monthly basis and health benefits for a period through the later of June 30, 2009 (June 30, 2010 in the case of Mr. Roberts’ amended agreement) and 24 months after termination. He is also entitled to the payment of his annual cash bonus, prorated to reflect the number of days he is employed during the year of such termination (assuming full achievement of target performance), and thereafter (based on his highest participation levels during the term) for a period through the later of June 30, 2009 (June 30, 2010 in the case of Mr. Roberts’ amended agreement) and 12 months after termination. In addition, we will continue to provide the Company deferred compensation credits on the schedule set forth in his employment agreement. If Mr. Roberts dies after a termination without cause or with good reason and before June 30, 2009 (June 30, 2010 in the case of Mr. Roberts’ amended agreement), his surviving spouse or her estate will be entitled to receive the death benefits provided under his amended agreement as described above.

For purposes of the agreements of our named executive officers, other than Mr. Ralph J. Roberts, “cause” generally means fraud, misappropriation, embezzlement, gross negligence in the performance of duties, self-dealing, dishonesty, misrepresentation, conviction of a crime of a felony, material violation of any Company policy, material violation of the Company’s code of ethics and business conduct or material breach of any provision of his agreement, and “good reason” generally means assignment of any position or duties inconsistent in any material respect with his education, skills and experience, any other action by the Company that results in a substantial diminution in his position and duties or material breach of any provision of his agreement.

If Mr. Brian L. Roberts’ employment had been terminated on December 31, 2008 due to his death, his spouse and/or his or her estate would have been entitled to an amount of payments and benefits totaling $79,064,359. This amount would have been comprised of the following amounts and benefits: base salary continuation ($14,003,805); annual cash bonus continuation ($41,540,475); accrued annual cash bonus ($8,308,095); the value associated with the acceleration and full-term exercisability of unvested stock options ($0) and the acceleration of RSUs ($14,620,528); and the value associated with the provision of health benefits to his spouse ($591,456). If Mr. Roberts’ amended agreement had been in effect upon a termination on such date due to his death, his spouse and/or his or her estate would have been entitled to an amount of payments and benefits totaling $23,520,079.

If Mr. Roberts’ employment had been terminated on December 31, 2008 due to his disability, he would have been entitled to an amount of payments and benefits totaling $92,740,316. This amount would have been comprised of the following amounts and benefits: base salary continuation ($14,003,805); annual cash bonus continuation ($41,540,475); accrued annual cash bonus ($8,308,095); the value associated with the acceleration and full-term exercisability of unvested stock options ($0) and the acceleration of RSUs ($14,620,528); the continued crediting of Company deferred compensation contributions on the schedule set forth in his employment agreement ($2,431,012); and the continuation of payments in respect of life insurance policies ($11,836,401). If Mr. Roberts’ relinquishment of his life insurance related benefits had been in effect upon a termination on such date due to his disability, he would have been entitled to an amount of payments and benefits totaling $80,903,915.

If Mr. Roberts’ employment had been terminated on December 31, 2008 by us without cause or by him with good reason, he would have been entitled to an amount of payments and benefits totaling $36,509,769. This amount would have been comprised of the following amounts and benefits: base salary continuation ($5,601,522); annual cash bonus continuation ($8,308,095); accrued annual cash bonus ($8,308,095); the continued crediting of Company deferred compensation contributions on the schedule set forth in his employment agreement ($2,431,012); the value associated with the provision of health benefits ($24,644); and continuation of payments in respect of life insurance policies ($11,836,401). If Mr. Roberts’ relinquishment of his life insurance-related benefits had been in effect upon a termination on such date by us without cause or by him with good reason, he would have been entitled to an amount of payments and benefits totaling $24,673,368.

Messrs. Angelakis, Burke, Cohen and Block

If any of such executives’ employment terminates due to his death or disability, he or his estate will receive three months of base salary and payment of his annual cash bonus, prorated to reflect the number of days he is employed during the year of such termination (assuming full achievement of target performance). In addition, with the exception of one incentive stock option grant to Mr. Block, full vesting of his stock options and RSUs will occur and his options will remain exercisable for the remainder of their terms. If we terminate any of such executives’ employment without cause or he terminates his employment with good reason, he is entitled to receive his then-current base salary, payable on a monthly basis, and continued health benefits, for a period of 24 months from the date of termination. He is also entitled to receive one year’s target annual bonus (assuming full achievement of target performance) and continued vesting of his stock options and RSUs for one year following termination, except that in the case of Mr. Angelakis, such target annual bonus payment and continued vesting will each be for two years, rather than one year, if such termination occurs before March 28, 2009.

If Mr. Angelakis’ employment had been terminated on December 31, 2008 due to his death or disability, he or his estate would have been entitled to an amount of payments and benefits totaling $9,557,425. This amount would have been comprised of the following amounts and benefits: base salary continuation ($420,612); accrued annual cash bonus ($4,990,764); and the value associated with the acceleration and full-term exercisability of unvested stock options ($0) and the acceleration of RSUs ($4,146,049). If Mr. Burke’s employment had been terminated on December 31, 2008 due to his death or disability, he or his estate would have been entitled to an amount of payments and benefits totaling $18,730,312. This amount would have been comprised of the following amounts and benefits: base salary continuation ($560,816); accrued annual cash bonus ($6,654,351); and the value associated with the acceleration and full-term exercisability of unvested stock options ($28,879) and the acceleration of RSUs ($11,486,266). If Mr. Cohen’s employment had been terminated on December 31, 2008 due to his death or disability, he or his estate would have been entitled to an amount of payments and benefits totaling $10,535,750. This amount would have been comprised of the following amounts and benefits: base salary continuation ($334,499); accrued annual cash bonus ($1,653,744); and the value associated with the acceleration and full-term exercisability of unvested stock options ($45,051) and the acceleration of RSUs ($8,502,456). If Mr. Block’s employment had been terminated on December 31, 2008 due to his death or disability, he or his estate would have been entitled to an amount of payments and benefits totaling $3,032,997. This amount would have been comprised of the following amounts and benefits: base salary continuation ($195,130); accrued annual cash bonus ($771,769); and the value associated with the acceleration and full-term exercisability of unvested stock options ($5,776) and the acceleration of RSUs ($2,060,322).

If Mr. Angelakis’ employment had been terminated on December 31, 2008 by us without cause or by him with good reason, he would have been entitled to an amount of payments and benefits totaling $19,677,155. This amount would have been comprised of the following amounts and benefits: base salary continuation ($3,364,896); annual cash bonus continuation ($9,981,528); accrued annual cash bonus ($4,990,764); the value associated with the continued vesting of unvested stock options ($0) and RSUs ($1,315,323); and the value associated with the provision of health benefits ($24,644). If Mr. Burke’s employment had been terminated on December 31, 2008 by us without cause or by him with good reason, he would have been entitled to an amount of payments and benefits totaling $21,026,428. This amount would have been comprised of the following amounts and benefits: base salary continuation ($4,486,528); annual cash bonus continuation ($6,654,351); accrued annual cash bonus ($6,654,351); the value associated with the continued vesting of unvested stock options ($7,220) and RSUs ($3,199,334); and the value associated with the provision of health benefits ($24,644). If Mr. Cohen’s employment had been terminated on December 31, 2008 by us without cause or by him with good reason, he would have been entitled to an amount of payments and benefits totaling $8,577,581. This amount would have been comprised of the following amounts and benefits: base salary continuation ($2,675,988); annual cash bonus continuation ($1,653,744); accrued annual cash bonus ($1,653,744); the value associated with the continued vesting of unvested stock options ($11,263) and RSUs ($2,558,198); and the value associated with the provision of health benefits ($24,644). If Mr. Block’s employment had been terminated on December 31, 2008 by us without cause or by him with good reason, he would have been entitled to an amount of payments and benefits totaling $3,616,926. This amount would have been comprised of the following amounts and benefits: base salary continuation ($1,561,038); annual cash bonus continuation ($771,769); accrued annual cash bonus ($771,769); the value associated with the continued vesting of unvested stock options ($1,444) and RSUs ($486,262); and the value associated with the provision of health benefits ($24,644).

Mr. Ralph J. Roberts

If Mr. Roberts’ employment terminates due to his death or disability, he or his estate will receive full vesting of his stock options and RSUs and his stock options will remain exercisable for the remainder of their terms. In addition, if Mr. Roberts’ employment terminates due to his death, we will provide health benefits to his spouse during her lifetime. If his employment terminates due to his disability, he will be entitled to health benefits during his lifetime, and if he dies within five years of such termination, his spouse will receive lifetime health benefits. If we terminate Mr. Roberts’ employment without cause, he will continue to receive health benefits for a period of 78 weeks pursuant to our general severance plan. Under the severance plan, “cause” generally means a termination of employment on account of inadequate performance, misfeasance, malfeasance, violations of Company policy (including the code of ethics and business conduct), criminal conduct, misconduct, dishonesty, mismanagement, incompetence, deliberate and premeditated acts against the interests of the Company, or destruction of Company property, as determined by the Company, and any other reason judged by the Company, in good faith, to be unacceptable behavior. In addition, after the terminations of employment described above, we will be required to continue to provide funding for the split-dollar life insurance policies described in “Agreements with Our Named Executive Officers,” which begins on page 61.

If Mr. Roberts’ employment had been terminated on December 31, 2008 due to his disability, he would have been entitled to an amount of payments and benefits totaling $142,945,040. This amount would have been comprised of the following amounts and benefits: the value associated with the acceleration and full-term exercisability of unvested stock options ($0) and the acceleration of RSUs ($4,202,580); the value associated with the provision of health benefits to Mr. Roberts ($73,932); and the continuation of payments in respect of split-dollar life insurance policies ($138,668,528, which is based upon projected increases in future year premium amounts using the lesser of one-year term insurance rates, if available from the insurance carrier, or Internal Revenue Service, or IRS, tables for the number of years of Mr. Roberts’ and his spouse’s actuarial remaining lives of approximately four years for Mr. Roberts and six years for Mr. Roberts and his spouse jointly). If Mr. Roberts’ employment had been terminated on December 31, 2008 due to his death, his spouse and/or estate would have been entitled to an amount of payments and benefits totaling $97,298,827. This amount would have been comprised of the following amounts and benefits: the value associated with the acceleration and full-term exercisability of unvested stock options ($0) and the acceleration of RSUs ($4,202,580); the value associated with the provision of health benefits to his spouse ($61,610); and the continuation of payments in respect of split-dollar life insurance policies ($93,034,637, which is based upon projected increases in future year premium amounts for the approximately five years of Mr. Roberts’ spouse’s actuarial remaining life).

If Mr. Roberts’ employment had been terminated on December 31, 2008 by us without cause, he would have been entitled to an amount of payments and benefits totaling $138,687,011. This amount would have been comprised of the following amounts and benefits: the value associated with the provision of post-termination health benefits ($18,483) and the continuation of payments in respect of split-dollar life insurance policies ($138,668,528).

Change in Control Provisions

Under the agreements with each of our named executive officers other than Mr. Block and Mr. Ralph J. Roberts, if, in connection with a transaction, our Board determines that it is appropriate to accelerate the vesting of options and, in the case of Mr. Brian L. Roberts, RSUs, we will provide notice of this decision at least ten business days before the anticipated closing date of the event. If so determined, all options held by them will become immediately exercisable in full, and all RSUs held by Mr. Brian L. Roberts will immediately become fully vested. Until the day before the date of the transaction, they will be able to exercise all such options. If the transaction is not consummated, the options will be treated as not having been exercisable and the RSUs will be treated as not having vested. In addition, if we were to terminate Mr. Brian L. Roberts’ employment following the transaction, it would be treated as a termination without cause and he would be entitled to the amounts described in “Potential Payments Due upon Termination of Employment — Mr. Brian L. Roberts,” on page 64.

If our Board were to decide to accelerate the vesting of options held by our named executive officers, including Mr. Block and Mr. Ralph J. Roberts, assuming that the acceleration event occurred on December 31, 2008 and using the value of our Class A common stock and Class A Special common stock on this date, the value associated with the accelerated vesting would be $0 for Mr. Brian L. Roberts; $0 for Mr. Angelakis; $28,879 for Mr. Burke; $45,051 for Mr. Cohen; $5,776 for Mr. Block; and $0 for Mr. Ralph J. Roberts. If our Board were to decide to accelerate the vesting of RSUs held by Mr. Brian L. Roberts, the value associated with the accelerated vesting would be $14,620,528.

Under Mr. Block’s employment agreement, there are no change in control provisions.

Under Mr. Ralph J. Roberts’ prior employment agreement, before any change in control, we were required to establish and fund a grantor trust, the amounts in which will be subject to claims of our creditors in the case of our bankruptcy, for the purpose of paying all deferred compensation, nonqualified retirement benefits and split-dollar life insurance amounts. Upon the occurrence of a change in control, such trust must become irrevocable and we must continue to make payments into such trust to maintain sufficient amounts to fund all benefits subject to the trust. While our AT&T Broadband acquisition in November 2002 was a change in control under his employment agreement, Mr. Roberts elected to waive his right to have us fund the trust at that time; however, Mr. Roberts may exercise this right at any time by providing notice to us. If we were required to fund the trust on December 31, 2008, we would be required to contribute $275,362,877 to such trust. In addition, if Mr. Roberts’ employment is terminated on or after the occurrence of a change in control, it would be treated as a termination without cause and he would be entitled to the amounts described in “Potential Payments Due upon Termination of Employment — Mr. Ralph J. Roberts,” on page 66.

Noncompetition and Confidentiality

Each of our named executive officers, other than Mr. Ralph J. Roberts, is subject to noncompetition covenants. Under the agreements, each has agreed not to compete with us during his employment and, in the event his employment terminates other than by us without cause or by him with good reason, for one year after termination of his employment. If we have not renewed the executive’s employment agreement and he terminates his employment after the end of the initial term of the agreement (other than for good reason), we may elect to have the noncompetition provisions apply in exchange for providing him with one year’s base salary and bonus. Each of our named executive officers, other than Mr. Ralph J. Roberts, has also agreed not to solicit our employees or customers for one year after termination of his employment. Further, as Messrs. Cohen and Block are each attorneys, each may engage in the practice of law in accordance with the canons of ethics of the state or states in which he is authorized or may be authorized to practice law.

Each of our named executive officers is subject to confidentiality covenants. Each has agreed to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during and after his employment with us.

All amounts provided above are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity plan information as of December 31, 2008.

Number of
Securities
Remaining
Available for
	Number of		Future Issuance
	Securities To Be	Weighted-	Under Equity
	Issued upon	Average	Compensation Plans
	Exercise of	Exercise Price of	Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in
	and Rights	and Rights	Column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)
Class A common stock(2)	148,607,639	$23.41	80,882,562
Class A Special common stock	50,335,627	24.08	—
Equity compensation plans not approved by security holders	—		—

Total(2)	198,943,266		80,882,562

(1)	Includes the following plans: our 2002 Stock Option Plan, 2002 Restricted Stock Plan (under which RSUs and performance-based RSUs have been granted), 2002 Employee Stock Purchase Plan, 2003 Stock Option Plan and 2002 Deferred Stock Option Plan. Also includes our 2002 Deferred Compensation Plan and 2005 Deferred Compensation Plan (under which shares of Class A and Class A Special common stock have been credited to participants’ accounts). The weighted-average exercise price in column (b) takes into account only stock options under our 2002 and 2003 Stock Option Plans. The number of shares available for issuance in column (c) includes the following number of shares of Class A common stock: 50,199,791 shares available for issuance under our 2003 Stock Option Plan; 28,442,822 shares available for issuance under our 2002 Restricted Stock Plan; 669,064 shares that were issued in connection with the fourth quarter 2008 purchase period under our 2002 Employee Stock Purchase Plan; and 1,570,885 shares available for issuance under our 2002 Employee Stock Purchase Plan.

(2)	Includes stock options assumed in connection with our AT&T Broadband acquisition in November 2002, which were granted under the AT&T Broadband Corp. Adjustment Plan. As of December 31, 2008, these assumed stock options were outstanding with respect to 30,257,082 shares of Class A common stock and had a weighted average exercise price of $33.85 per share.

DIRECTOR COMPENSATION FOR 2008

The following table sets forth specified information regarding the 2008 compensation of our nonemployee directors. Our employee directors, Messrs. Brian L. Roberts, Ralph J. Roberts and Brodsky, do not receive any compensation for their services as directors. For a description of our nonemployee director compensation program, see “Director Compensation” on page 15.

				Change in Pension
				Value and
				Nonqualified
	Fees Earned or		Option	Deferred
Name	Paid in Cash	Stock Awards	Awards	Compensation	Total
(a)	($) (b)(1)(2)	($) (c)(3)	($) (d)(5)	Earnings ($) (f)(6)	($) (h)

S. Decker Anstrom	$120,000	$125,000	—	$57,093	$302,093
Kenneth J. Bacon	117,500	125,000	—	34,053	276,553
Sheldon M. Bonovitz	88,500	125,000	—	227,220	440,720
Edward D. Breen	100,000	125,000	—	14,621	239,621
Joseph J. Collins	155,000	125,000	—	28,361	308,361
J. Michael Cook	131,000	125,000	—	50,409	306,409
Gerald L. Hassell	67,875	218,750 (4)	—	588	287,213
Jeffrey A. Honickman	135,000	125,000	—	17,937	277,937
Dr. Judith Rodin	147,500	125,000	—	48,510	321,010
Michael I. Sovern	147,500	125,000	—	54,625	327,125

(1)	This column represents all cash retainers and meeting fees earned by our nonemployee directors with respect to their service in 2008, regardless of whether such fees were deferred as described below. Messrs. Anstrom, Breen, Collins, Hassell and Honickman and Dr. Rodin have elected to receive 50% of their annual retainer in the form of equity. In 2008, they each earned (and deferred) share units with respect to 1,576 shares of Class A common stock, except in the case of Mr. Hassell who earned (and deferred) share units with respect to 1,204 shares of Class A common stock.

(2)	This column includes fees paid to Messrs. Bacon, Collins and Sovern for serving on a Special Litigation Committee that was constituted in April 2008. This committee met seven times in 2008 and each committee member was paid $2,500 for each meeting attended; Mr. Sovern was paid an additional one-time fee of $10,000 for serving as the committee’s Chair, and Messrs. Bacon and Collins were each paid an additional one-time fee of $5,000 for their service on the committee. The Special Litigation Committee was constituted for the limited purpose of investigating the facts relating to a potential shareholder derivative action claim made on behalf of one of our shareholders. These facts are the same as those alleged in a securities law class action suit that was brought in 2007 and dismissed in 2008. In December 2008, the Special Litigation Committee reported to our Board its conclusion that there was no basis for the claims investigated by the committee.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of share units with respect to shares of Class A common stock granted as the annual equity award in 2008. All nonemployee director annual equity awards were deferred, except in the case of Mr. Bonovitz. Fair values in this column have been determined under SFAS 123R, were calculated using the valuation assumptions discussed in the “Summary of Significant Accounting Policies” and “Share-Based Compensation” footnotes to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, and were determined by multiplying the Class A common stock closing price on the date of grant by the number of shares subject to the grant.

These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by the nonemployee directors at the time the deferral lapses.

As of December 31, 2008, each of our nonemployee directors had the following outstanding stock awards in the form of share units with respect to shares of Class A common stock, all of which were deferred: Mr. Anstrom: 25,054 as a result of annual equity awards and 7,655 as a result of annual retainers; Mr. Bacon: 25,054 as a result of annual equity awards; Mr. Bonovitz: 10,129 as a result of annual equity awards; Mr. Breen: 25,054 as a result of annual equity awards and 4,445 as a result of annual retainers; Mr. Collins: 25,054 as a result of annual equity awards and 4,726 as a result of annual retainers; Mr. Cook: 25,054 as a result of annual equity awards and 5,356 as a result of annual retainers; Mr. Hassell: 13,588 as a result of annual equity awards and 791 as a result of annual retainers; Mr. Honickman: 25,159 as a result of annual equity awards and 3,814 as a result of annual retainers; Dr. Rodin: 25,054 as a result of annual equity awards and 6,524 as a result of annual retainers; and Mr. Sovern: 25,054 as a result of annual equity awards. The number of share units held by each nonemployee director as indicated in this paragraph includes share units held by such nonemployee director arising from the accrual of dividend equivalents on deferred share units.

In addition, Mr. Bonovitz has deferred share units with respect to 58,451 shares of Class A Special common stock, including share units arising from the accrual of dividend equivalents, under our discontinued deferred stock option plan.

(4)	Mr. Hassell received two grants of share units with respect to shares of Class A common stock in 2008. On May 14, 2008, in connection with his appointment to the Board, he received a grant of share units under our 2002 Restricted Stock Plan having a fair market value on the date of grant of $93,750. In addition, on November 20, 2008, he received the annual grant of share units having a fair market value on the date of grant of $125,000 granted to all nonemployee directors as described in “Director Compensation — Board and Committee Fees and Equity Awards,” which begins on page 15.

(5)	None of our nonemployee directors was granted stock option awards in 2008. As of December 31, 2008, our nonemployee directors had outstanding option awards with respect to the following shares of Class A common stock: Mr. Anstrom: 33,750 shares; Mr. Bacon: 33,750 shares; Mr. Bonovitz: 33,750 shares; Mr. Breen: 5,625 shares; Mr. Collins: 14,062 shares; Mr. Cook: 43,930 shares; Dr. Rodin: 33,750 shares; and Mr. Sovern: 43,932 shares. As of December 31, 2008, Messrs. Hassell and Honickman did not have any outstanding option awards.

(6)	Annual retainer and other meeting fees received by our nonemployee directors may be deferred in whole or in part under our deferred compensation plans. The amounts in this column represent the dollar value of interest earned on deferred compensation in excess of 120% of the long-term applicable federal rate (the current rate on deferred compensation is 12%).

RELATED PARTY TRANSACTION POLICY AND CERTAIN TRANSACTIONS

We review all transactions involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our General Counsel or our Executive Vice President with supervisory responsibility for our General Counsel of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either our Board as a whole, the Governance and Directors Nominating Committee or the Audit Committee, which determines whether or not to approve or ratify the transaction based on the following criteria:

•	the nature and materiality of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit or lack thereof to the Company;

•	the opportunity costs of alternate transactions;

•	the actual or apparent conflict of interest of the related person; and

•	any other matters the body deems appropriate.

After such review, the reviewing body approves or ratifies the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. Our related party transaction policy is set forth in our Code of Ethics and Business Conduct, which is posted under the “Governance” section of our Web site at www.cmcsa.com or www.cmcsk.com.

Mr. Anstrom, one of our directors, was President and Chief Operating Officer of Landmark Communications, Inc. until December 5, 2008. Until September 2008, Landmark Communications owned The Weather Channel and Weatherscan Local. In 2008, we paid approximately $18,314,000 in programming fees for carriage of The Weather Channel and Weatherscan Local under customary arm’s-length carriage agreements while it was owned by Landmark Communications. Mr. Anstrom was not directly involved in the negotiation of these agreements as our director or as an employee of Landmark Communications, and he was not involved in any aspect of the commercial relationship between us and Landmark Communications.

Mr. Brodsky, one of our directors, is our non-executive Vice Chairman and an employee of Comcast. In 2008, Mr. Brodsky received a total of approximately $5,105,000 in compensation (which includes primarily the dollar value of interest earned on compensation deferred under our deferred compensation plans, calculated in the same manner as set forth in our “Summary Compensation Table for 2008” on page 49). He participates in our health and welfare benefit plans on the same basis as other similarly situated employees. In addition, if his employment terminates under specified circumstances, he will receive specified payments and benefits pursuant to his employment agreement. Debra G. Brodsky, a daughter of Mr. Brodsky, is one of our employees. In 2008, she received approximately $231,000 in compensation. She also participates in our health and welfare benefit plans on the same basis as other similarly situated employees. Mr. Brodsky has no supervisory authority over Ms. Brodsky and has no role in setting her compensation.

Mr. Hassell, one of our directors, is President of BNYM. BNYM participates in syndicated loans made to us. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BNYM and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, we recently entered into a contract with BNYM, pursuant to which we will pay fees to BNYM for subscriber refund and escheatment processing. We estimate that the annual fees for these services will total approximately $1,185,000. Mr. Hassell was not directly involved in the negotiation of these transactions, and he is not involved in any aspect of the commercial relationship between us and BNYM.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder proposals intended to be presented at an annual meeting of shareholders and considered for inclusion in our proxy materials must be received by December 4, 2009 and must comply with the procedures of Rule 14a-8 under the Exchange Act. Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded. If the date of our 2010 annual meeting is more than 30 days from May 13, 2010, we may publicly announce a different submission deadline from that set forth above, in compliance with the rules of the SEC.

Any shareholder proposals (other than those proposals seeking to nominate directors) that are intended to be presented at the annual meeting of shareholders in 2010 and not included in our proxy materials must comply with the advance notice provision in Section 2.09 of our by-laws. If we call the 2010 annual meeting of shareholders for a date between April 13, 2010 and June 12, 2010, we must receive notice of the proposal on or after February 12, 2010 and on or before March 15, 2010. If we call the 2010 annual meeting of shareholders for any other date, we must receive notice of the proposal by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. If notice is not received by March 15, 2010 (or the tenth day following the day we mail notice of, or announce publicly, the date of our 2010 annual meeting of shareholders, if such meeting is not called for a date between April 13, 2010 and June 12, 2010), the shareholder proposals will be deemed “untimely.”

Shareholders who wish to nominate directors for election must comply with the procedures described under “About our Board and its Committees” beginning on page 11.

All shareholder proposals should be directed to Arthur R. Block, Secretary, Comcast Corporation, at our address listed on page 3.

SOLICITATION OF PROXIES

The Company will pay the cost of this proxy solicitation. Pursuant to SEC rules, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In addition to soliciting proxies by Internet and mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for aggregate fees of approximately $23,500 plus reasonable out-of-pocket costs and expenses. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Shareholders can access this proxy statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com by following the instructions outlined on the secure Web site. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice of Internet Availability of Proxy Materials, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically, you will need access to a computer and an e-mail account. You will have the opportunity to revoke your request for electronic delivery at any time without charge.

If you are a registered shareholder and you have not already done so, you can choose this electronic delivery option by following the instructions provided when voting via the Internet and provided on the proxy card. Your choice will remain in effect unless you revoke it by contacting our transfer agent, Computershare, at 1-888-883-8903 or P.O. Box 43091, Providence, RI 02940-3091. You may update your electronic address by contacting Computershare.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee or by following the instructions provided when voting via the Internet. Your choice will remain in effect unless you revoke it by contacting your nominee. You may update your electronic address by contacting your nominee.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

Under SEC rules, delivery of each Notice of Internet Availability of Proxy Materials or a single proxy statement and annual report, as applicable, in a single envelope to two or more investors sharing the same mailing address is permitted, under certain conditions. This procedure, called “householding,” is available if all of the following criteria are met:

•	you have the same address as other shareholders registered on our books;

•	you have the same last name as the other shareholders; and

•	your address is a residential address or post office box.

If you meet this criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

If I am a registered shareholder, what do I need to do to receive just one set of annual disclosure materials?

Notify our transfer agent, Computershare, at 1-888-883-8903 or P.O. Box 43091, Providence, RI 02940-3091 to give your consent to householding. This consent is considered perpetual, which means you will continue to receive a single envelope containing each Notice of Internet Availability of Proxy Materials for the household or a single proxy statement and annual report, as applicable, in the future unless you notify Computershare otherwise.

If I am a registered shareholder, what if I consent to have one set of materials mailed now, but change my mind later?

Notify Computershare at 1-888-883-8903 or P.O. Box 43091, Providence, RI 02940-3091 to turn off the householding instructions for yourself. You will then be sent your Notice of Internet Availability of Proxy Materials in its own envelope or a separate proxy statement and annual report, as applicable, within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.

DIRECTIONS TO THE PENNSYLVANIA CONVENTION CENTER

From New Jersey via the Ben Franklin Bridge
Take NJ Turnpike to Exit 4 (Philadelphia/Camden Exit). Take Rte. 73 North and follow it to Rte. 38 West. Take 38 West to the Benjamin Franklin Bridge, crossing into Philadelphia. Follow local traffic signs for Vine Street/PA Convention Center. Go approximately 6 blocks and make a left turn onto 12th Street. The main entrances are located two blocks ahead at 12th and Arch Streets — please enter through the East Side Entrance. Shareholders may also enter through the Market Street Entrance, which is located on Market Street between 11th and 12th Streets. The meeting room is conveniently located within walking distance to the Market Street Entrance. There will be signs directing shareholders to the meeting location.	From Interstate 76/Schuylkill Expressway
Take Rte 76 to Exit 344/I-676 East. Take I- 676 East and exit at Broad Street/Rte. 611. You will be on Vine Street. Follow signs for Vine Street/PA Convention Center to 12th Street. Make a right turn onto 12th Street. The main entrances are located two blocks ahead at 12th and Arch Streets — please enter through the East Side Entrance. Shareholders may also enter through the Market Street Entrance, which is located on Market Street between 11th and 12th Streets. The meeting room is conveniently located within walking distance to the Market Street Entrance. There will be signs directing shareholders to the meeting location.

From Interstate 95 North and South
Take I-95 North or South to Exit 22 Central Philadelphia/I- 676. Stay in the left lane of this exit. Follow signs for I-676 West to the 1st exit (Broad Street). This exit brings you up to 15th Street. Get into left lane and follow the sign for 611/Broad Street and make a left turn onto Vine Street. Follow signs for Vine Street/PA Convention Center. Make a right turn onto 12th Street. The main entrances are located two blocks ahead at the NW corner of 12th and Arch Streets — enter through the East Side Entrance. Shareholders may also enter through the Market Street Entrance, which is located on Market Street between 11th and 12th Streets. The meeting room is conveniently located within walking distance to the Market Street Entrance. There will be signs directing shareholders to the meeting location.	Parking Information
Several parking garages are available within blocks of the Convention Center and are indicated on the map included in this proxy statement. Shareholders should use the East Side Entrance which is located at 12th and Arch Streets or enter through the Market Street Entrance, which is located on Market Street between 11th and 12th Streets. The meeting room is conveniently located within walking distance to the Market Street Entrance. There will be signs directing shareholders to the meeting location.

Public Transportation
SEPTA (Southeastern Pennsylvania Transportation Authority). R1, R2, R3, R5, R6, R7 and R8 connect directly to the Convention Center, which is connected to the Market-East/Pennsylvania Convention Center Station. Elevators are available. Please follow signs to the Pennsylvania Convention Center. Once inside the Convention Center, there will be signs directing shareholders to the meeting location.

Appendix A

COMCAST CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated, Effective February 10, 2009)

1.	Purpose.

COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Employee Stock Purchase Plan (the “Plan”), effective February 10, 2009. The Plan is intended to encourage and facilitate the purchase of shares of common stock of Comcast Corporation by Eligible Employees of the Company and any Participating Companies, thereby providing such Eligible Employees with a personal stake in the Company and a long-range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code.

2.	Definitions.

(a) “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Board” means the Board of Directors of the Company.

(d) “Brokerage Account” means the brokerage account established under the Plan by the Company for each Participant, to which Shares purchased under the Plan shall be credited.

(e) “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board.

(h) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(i) “Compensation” means an Eligible Employee’s wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company, reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions and elective contributions that are not includible in gross income under sections 125 or 402(a)(8) of the Code.

(j) “Election Form” means the written or electronic form acceptable to the Committee which an Eligible Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

(k) “Eligible Employee” means an Employee who is not an Ineligible Employee.

(l) “Eligible Employer” means the Company and any subsidiary of the Company, within the meaning of section 424(f) of the Code.

(m) “Employee” means a person who is an employee of a Participating Company.

(n) “Fair Market Value” means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board or the Committee, which determination shall be conclusive.

(o) “Five Percent Owner” means an Employee who, with respect to a Participating Company, is described in section 423(b)(3) of the Code.

(p) “Ineligible Employee” means an Employee who, as of an Offering Commencement Date:

(1)	is a Five Percent Owner;

(2)	has been continuously employed by a Participating Company on a full-time basis for less than 90 days;

(3)	has been continuously employed by a Participating Company on a part-time basis for less than one year; or

(4)	is restricted from participating under Paragraph 3(b).

For purposes of this Paragraph 2(p), an Employee is employed on a part-time basis if the Employee customarily works less than 20 hours per week. For purposes of this Paragraph 2(p), an Employee is employed on a full-time basis if the Employee customarily works 20 or more hours per week.

(q) “Offering” means an offering of Shares by the Company to Eligible Employees pursuant to the Plan.

(r) “Offering Commencement Date” means the first day of each January 1, April 1, July 1 and October 1 beginning on or after Offerings are authorized by the Board or the Committee, until the Plan Termination Date, provided that the first Offering Commencement Date shall be on the Effective Date.

(s) “Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.

(t) “Offering Termination Date” means the last day of each March, June, September and December following an Offering Commencement Date, or such other Offering Termination Date established in connection with a Terminating Event.

(u) “Participant” means an Eligible Employee who has timely delivered an Election Form to the Committee in accordance with procedures established by the Committee.

(v) “Participating Company” means, as provided in Schedule A to the Plan, the Eligible Employers, if any, that are approved by the Board or the Committee from time to time.

(w) “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Paragraph 5.

(x) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(y) “Plan” means the Comcast Corporation 2002 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(z) “Plan Termination Date” means the earlier of:

(1)	the Offering Termination Date for the Offering in which the maximum number of Shares specified in Paragraph 9 have been issued pursuant to the Plan; or

(2)	the date as of which the Board or the Committee chooses to terminate the Plan as provided in Paragraph 14.

(aa) “Purchase Price” means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the trading day immediately preceding the Offering Termination Date.

(bb) “Shares” means shares of Comcast Corporation Class A Common Stock, par value $0.01.

(cc) “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to which the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(dd) “Terminating Event” means any of the following events:

(1)	the liquidation of the Company; or

(2)	a Change of Control.

(ee) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(ff) “Termination Form” means the written or electronic form acceptable to the Committee which an Employee shall use to discontinue participation during an Offering Period pursuant to Paragraph 7(b).

3.	Eligibility and Participation.

(a) Eligibility.  Except to the extent participation is restricted under Paragraph 3(b), each Eligible Employee shall be eligible to participate in the Plan.

(b) Restrictions on Participation.  Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Shares in an Offering to the extent that:

(1)	immediately after the purchase of Shares, such Employee would be a Five Percent Owner; or

(2)	a purchase of Shares would permit such Employee’s rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to section 423(b)(8) of the Code) for each calendar year in which such right to purchase Shares is outstanding.

(c) Commencement of Participation.  An Eligible Employee shall become a Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the first Offering to which such Election Form applies. Payroll Deductions for a Participant shall commence on first payroll period ending after the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Paragraph 7(b).

4.	Shares per Offering.

The Plan shall be implemented by a series of Offerings that shall commence after Offerings have been authorized by the Board or the Committee, and terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation accumulated during each Offering Period for the period commencing with the first day of the first Offering Period (when such Offering Period is authorized by the Board or the

Committee) and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Paragraph 8(a), for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares subject to purchase under the Plan on any Offering Termination Date exceeds the maximum number of Shares available, the Board or the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.	Payroll Deductions.

(a) Amount of Payroll Deductions.  On the Election Form, an Eligible Employee may elect to have Payroll Deductions of not more than 15 percent of Compensation earned for each payroll period ending within the Offering Period, subject to the limitation that the maximum amount of Payroll Deductions for any Eligible Employee for any calendar year shall not exceed $10,000. The rules established by the Committee regarding Payroll Deductions, as reflected on the Election Form, shall be consistent with section 423(b)(5) of the Code.

(b) Participants’ Accounts.  All Payroll Deductions with respect to a Participant pursuant to Paragraph 5(a) shall be credited to the Participant’s Account under the Plan.

(c) Changes in Payroll Deductions.  A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering. No other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice (or notice in another form pursuant to procedures established by the Committee) of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

6.	Purchase of Shares.

(a) In General.  On each Offering Termination Date, each Participant shall be deemed to have purchased a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Purchase Price, rounded to the next lowest whole Share. Shares deemed purchased by a Participant under the Plan shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.

(b) Terminating Events.  The Company shall give Participants at least 30 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The 20th day following the issuance of such notice by the Company (or such earlier date as the Board or the Committee may reasonably determine) shall constitute the Offering Termination Date for any outstanding Offering.

(c) Fractional Shares and Minimum Number of Shares.  Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the purchase of Shares under the Plan shall be credited to the Participant’s Account for the next succeeding Offering, or, at the Participant’s election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

(d) Transferability of Rights to Purchase Shares.  No right to purchase Shares pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such right to purchase Shares pursuant to the Plan shall be exercisable during the Participant’s lifetime other than by the Participant.

7.	Termination of Participation.

(a) Account.  Except as provided in Paragraph 7(c), no amounts shall be distributed from Participants’ Accounts during an Offering Period.

(b) Suspension of Participation.  A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering. All amounts credited to such Participant’s Account shall be applied to the purchase of Shares pursuant to Paragraph 6. A Participant who discontinues Payroll Deductions during an Offering Period shall not be eligible to participate in the Offering next following the date on which the Participant delivers the Termination Form to the Committee.

(c) Termination of Employment.  Upon termination of a Participant’s employment for any reason, all amounts credited to such Participant’s Account shall be returned to the Participant, or, following the Participant’s death, to the Participant’s Successor-in-Interest.

8.	Interest.

No interest shall be paid or allowed with respect to Payroll Deductions paid into the Plan or credited to any Participant’s Account.

9.	Shares.

(a) Maximum Number of Shares; Adjustments.  Subject to adjustment as provided in this Paragraph 9, not more than 15,375,000 Shares in the aggregate may be issued pursuant to the Plan pursuant to Offerings under the Plan, including Offerings commenced since the Plan first became effective as the Comcast Corporation 2001 Employee Stock Purchase Plan, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2009, the number of Shares in the aggregate that may be issued under the Plan, pursuant to the grant of Awards, subject to adjustment in accordance with this Paragraph 9, shall be increased from 15,375,000 to 26,500,000. Shares delivered pursuant to the Plan may, at the Company’s option, be either treasury Shares or Shares originally issued for such purpose. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split up or other substitution of securities of the Company, the Board or the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, to the number and class of shares of stock subject to outstanding Offerings and to the Purchase Price. Any reference to the Purchase Price in the Plan and in any related documents shall be a reference to the Purchase Price as so adjusted. Any reference to the term “Shares” in the Plan and in any related documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 9. The Board’s or the Committee’s adjustment shall be effective and binding for all purposes of this Plan. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

(b) Participant’s Interest in Shares.  A Participant shall have no interest in Shares offered under the Plan until Shares are credited to the Participant’s Brokerage Account.

(c) Crediting of Shares to Brokerage Account.  Shares purchased under the Plan shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.

(d) Restrictions on Purchase.  The Board or the Committee may, in its discretion, require as conditions to the purchase of any Shares under the Plan such conditions as it may deem necessary to assure that such purchase of Shares is in compliance with applicable securities laws.

10.	Expenses.

The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her Payroll Deductions.

11.	Taxes.

The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the purchase of Shares under the Plan and in connection with the sale of Shares acquired under the Plan. In connection with such withholding, the Participating Companies may make any such arrangements as they may deem necessary or appropriate to protect their interests.

12.	Plan and Contributions not to Affect Employment.

The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

13.	Administration.

The Plan shall be administered by the Committee. The Board and the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company. The determinations of the Board and the Committee on the matters referred to in this Paragraph 13 shall be conclusive and binding.

14.	Amendment and Termination.

The Board or the Committee may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of any Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

15.	Effective Date.

The original effective date of the Plan was December 20, 2000. This amendment and restatement of the Plan is effective on February 10, 2009.

16.	Government and Other Regulations.

(a) In General.  The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

(b) Securities Law.  The Committee shall have the power to make each Offering under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b 3 (or any similar rule) promulgated by the Securities and Exchange Commission thereunder.

17.	Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his right to purchase Shares under the Plan prior to time that Shares are credited to the Participant’s Brokerage Account. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

18.	Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

Comcast Corporation
One Comcast Center
1701 JFK Boulevard
Philadelphia, PA 19103
Fax: 215 286 7794
Attention: General Counsel

Or any other address provided pursuant to notice provided by the Committee.

If to the Participant:

At the address on file with the Participating Company from time to time, or to such other address as either party may hereafter designate in writing (or via such other means of communication permitted by the Committee) by notice similarly given by one party to the other.

19.	Successors.

The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.

20.	Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

21.	Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

22.	Applicable Law.

This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.

Executed as of the 10th day of February 2009.

COMCAST CORPORATION

BY:	/s/ David L. Cohen

ATTEST:	/s/ Arthur R. Block

SCHEDULE A

Participating Companies

Comcast Business Communications Holdings, Inc. and its subsidiaries

Comcast Cable Communications Holdings, Inc. and its subsidiaries

Comcast Cable Communications, LLC, and its subsidiaries

Comcast Corporation

Comcast Holdings Corporation

Comcast HTS Holdings, Inc.

Comcast Online Communications, Inc.

Comcast Shared Services Corporation

Comcast Spectacor, L.P.

Comcast Sports Management Services

Comcast SportsNet Philadelphia, L.P.

Comcast SportsNet West, Inc.

G4 Media, LLC

Home Team Sports Limited Partnership

International Channel

Outdoor Life Network, LLC

Philadelphia Sports Media, L.P.

TGC, Inc. d/b/a The Golf Channel

Appendix B

COMCAST CORPORATION

2002 RESTRICTED STOCK PLAN

(As Amended And Restated, Effective March 20, 2009)

1.	BACKGROUND AND PURPOSE

(a) Amendment and Restatement of Plan.  COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Restricted Stock Plan (the “Plan”), effective March 20, 2009. The purpose of the Plan is to promote the ability of Comcast Corporation to recruit and retain employees and enhance the growth and profitability of Comcast Corporation by providing the incentive of long-term awards for continued employment and the attainment of performance objectives.

(b) Purpose of the Amendment; Credits Affected.  The Plan was previously amended and restated, effective January 1, 2005 in order (i) to preserve the favorable tax treatment available to amounts deferred pursuant to the Plan before January 1, 2005 and the earnings credited in respect of such amounts (each a “Grandfathered Amount”) in light of the enactment of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as part of the American Jobs Creation Act of 2004, and the issuance of various Notices, Announcements, Proposed Regulations and Final Regulations thereunder (collectively, “Section 409A”), and (ii) with respect to all other amounts eligible to be deferred under the Plan, to comply with the requirements of Section 409A. Except as provided in Paragraph 2(ee) or Paragraph 8(i)(iii) of the Plan, Grandfathered Amounts will continue to be subject to the terms and conditions of the Plan as in effect prior to January 1, 2005. All amounts eligible to be deferred under the Plan other than Grandfathered Amounts will be subject to the terms of this amendment and restatement of the Plan and Section 409A.

(c) Reservation of Right to Amend to Comply with Section 409A.  In addition to the powers reserved to the Board and the Committee under Paragraph 14 of the Plan, the Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of the Section 409A.

(d) Deferral Provisions of Plan Unfunded and Limited to Select Group of Management or Highly Compensated Employees.  Deferral Eligible Grantees and Non-Employee Directors may elect to defer the receipt of Restricted Stock and Restricted Stock Units as provided in Paragraph 8. The deferral provisions of Paragraph 8 and the other provisions of the Plan relating to the deferral of Restricted Stock and Restricted Stock Units are unfunded and maintained primarily for the purpose of providing a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such eligible employees in accordance with the terms of the Plan.

2.	DEFINITIONS

(a) “Acceleration Election” means a written election on a form provided by the Committee, pursuant to which a Deceased Grantee’s Successor-in-Interest or a Disabled Grantee elects to accelerate the distribution date of Shares issuable with respect to Restricted Stock and/or Restricted Stock Units.

(b) “Account” means unfunded bookkeeping accounts established pursuant to Paragraph 8(h) and maintained by the Committee in the names of the respective Grantees (i) to which Deferred Stock Units, dividend equivalents and earnings on dividend equivalents shall be credited with respect to the portion of the Account allocated to the Company Stock Fund and (ii) to which an amount equal to the Fair Market Value of Deferred Stock Units with respect to which a Diversification Election has been made and interest thereon are deemed credited, reduced by distributions in accordance with the Plan.

(c) “Active Grantee” means each Grantee who is actively employed by a Participating Company.

(d) “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(e)	“Annual Rate of Pay” means, as of any date, an employee’s annualized base pay rate. An employee’s Annual Rate of Pay shall not include sales commissions or other similar payments or awards.

(f)	“Applicable Interest Rate” means:

(i)	Except as otherwise provided in Paragraph 2(f)(ii) the Applicable Interest Rate means the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to 8% per annum, compounded annually, or such other interest rate established by the Committee from time to time. The effective date of any reduction in the Applicable Interest Rate shall not precede the later of: (A) the 30th day following the date of the Committee’s action to establish a reduced rate; or (B) the lapse of 24 full calendar months from the date of the most recent adjustment of the Applicable Interest Rate by the Committee.

(ii)	Effective for the period extending from a Grantee’s employment termination date to the date the Grantee’s Account is distributed in full, the Committee, in its sole and absolute discretion, may designate the term “Applicable Interest Rate” for such Grantee’s Account to mean the lesser of: (A) the rate in effect under Paragraph 2(f)(i) or (B) the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. Notwithstanding the foregoing, the Committee may delegate its authority to determine the Applicable Interest Rate under this Paragraph 2(f)(ii) to an officer of the Company or committee of two or more officers of the Company.

(g)	“AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications Holdings, Inc.) by the Company.

(h)	“Award” means an award of Restricted Stock or Restricted Stock Units granted under the Plan.

(i)	“Board” means the Board of Directors of the Company.

(j)	“Change of Control” means:

(i)	For all purposes of the Plan other than Paragraph 8, any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(ii)	For purposes of Paragraph 8, any transaction or series of transactions that constitutes a change in the ownership or effective control or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A.

(k)	“Code” means the Internal Revenue Code of 1986, as amended.

(l)	“Comcast Plan” means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 2003 Stock Option Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 1996 Stock Option Plan, Comcast Corporation 1987 Stock Option Plan and the Comcast Corporation 2002 Deferred Stock Option Plan.

(m)	“Committee” means the Compensation Committee of the Board.

(n) “Common Stock” means Class A Common Stock, par value $0.01, of the Company.

(o) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(p) “Company Stock Fund” means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to a portion of an Award subject to an Election, and thereafter until (i) the date of distribution or (ii) the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a Grantee’s Account deemed invested in the Company Stock Fund shall be treated as if such portion of the Account were invested in hypothetical shares of Common Stock or Special Common Stock otherwise deliverable as Shares upon the Vesting Date associated with Restricted Stock or Restricted Stock Units, and all dividends and other distributions paid with respect to Common Stock or Special Common Stock were credited to the Income Fund, held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31).

(q) “Date of Grant” means the date on which an Award is granted.

(r) “Deceased Grantee” means:

(i)	A Grantee whose employment by a Participating Company is terminated by death; or

(ii)	A Grantee who dies following termination of employment by a Participating Company.

(s) “Deferral Eligible Employee” means:

(i)	An Eligible Employee whose Annual Rate of Pay is $200,000 or more as of both: (i) the date on which an Initial Election is filed with the Committee; and (ii) the first day of the calendar year in which such Initial Election filed.

(ii)	An Eligible Employee whose Annual Rate of Pay is $125,000 as of each of: (A) June 30, 2002; (B) the date on which an Initial Election is filed with the Committee; and (C) the first day of each calendar year beginning after December 31, 2002.

(iii)	Each New Key Employee.

(iv)	Each other employee of a Participating Company who is designated by the Committee, in its sole and absolute discretion, as a Deferral Eligible Employee.

(t) “Deferred Stock Units” means the number of hypothetical Shares subject to an Election.

(u) “Disability” means:

(i)	An individual’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(ii)	Circumstances under which, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, an individual is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the individual’s employer.

(v) “Disabled Grantee” means:

(i)	A Grantee whose employment by a Participating Company is terminated by reason of Disability;

(ii)	The duly-appointed legal guardian of an individual described in Paragraph 2(v)(i) acting on behalf of such individual.

(w) “Diversification Election” means a Grantee’s election to have a portion of the Grantee’s Account credited in the form of Deferred Stock Units and attributable to any grant of Restricted Stock or Restricted Stock Units deemed liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(k).

(x) “Election” means, as applicable, an Initial Election, a Subsequent Election, or an Acceleration Election.

(y) “Eligible Employee” means an employee of a Participating Company, as determined by the Committee.

(z) “Fair Market Value” means:

(i)	If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

(ii)	If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

(iii)	If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.

(aa) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(bb) “Grandfathered Amount” means amounts described in Paragraph 1(b) that were deferred under the Plan and that were earned and vested before January 1, 2005.

(cc) “Grantee” means an Eligible Employee or Non-Employee Director who is granted an Award.

(dd) “Hardship” means an “unforeseeable emergency,” as defined in Section 409A. The Committee shall determine whether the circumstances of the Grantee constitute an unforeseeable emergency and thus a Hardship within the meaning of this Paragraph 2(dd). Following a uniform procedure, the Committee’s determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the Grantee shall be required to submit any evidence of the Grantee’s circumstances that the Committee requires. The determination as to whether the Grantee’s circumstances are a case of Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made according to the provisions of this Paragraph 2(dd) for all Grantees in similar circumstances.

(ee) “Income Fund” means a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate. In addition, the Income Fund shall also be deemed to hold dividend equivalents and earnings on dividend equivalents credited to a Grantee’s Account as described in Section 2(b) and Section 2(p). Except as otherwise provided in Paragraph 8(l), and notwithstanding any other provision of the Plan to the contrary, for purposes of determining the time and form of payment of amounts credited to the Income Fund, the rules of the Comcast Corporation 2005 Deferred Compensation Plan shall apply on the same basis as if such amounts were credited to a participant’s account under such Deferred Compensation Plan.

(ff) “Initial Election” means a written election on a form provided by the Committee, pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(a), to defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.

(gg) “New Key Employee” means each employee of a Participating Company who: (i) becomes an employee of a Participating Company and has an Annual Rate of Pay of $200,000 or more as of his employment commencement date; or (ii) has an Annual Rate of Pay that is increased to $200,000 or more and who, immediately preceding such increase, was not a Deferral Eligible Employee.

(hh) “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.

(ii) “Normal Retirement” means a Grantee’s termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time.

(jj) “Other Available Shares” means, as of any date, the sum of:

(i)	The total number of Shares owned by a Grantee or such Grantee’s Family Member that were not acquired by such Grantee or such Grantee’s Family Member pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Company or an Affiliate; plus

(ii)	The excess, if any of:

(1)	The total number of Shares owned by a Grantee or such Grantee’s Family Member other than the Shares described in Paragraph 2(jj)(i); over

(2)	The sum of:

(A)	The number of such Shares owned by such Grantee or such Grantee’s Family Member for less than six months; plus

(B)	The number of such Shares owned by such Grantee or such Grantee’s Family Member that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 9(c)(ii) or any similar withholding certification under any other Comcast Plan; plus

(C)	The number of such Shares owned by such Grantee or such Grantee’s Family Member that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate of the Company, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus

(D)	The number of such Shares owned by such Grantee or such Grantee’s Family Member as to which evidence of ownership has, within the preceding six months, been provided to the Company in connection with the crediting of “Deferred Stock Units” to such Grantee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).

For purposes of this Paragraph 2(jj), a Share that is subject to an Election pursuant to Paragraph 8 or a deferral election pursuant to another Comcast Plan shall not be treated as owned by a Grantee until all conditions to the delivery of such Share have lapsed. The number of Other Available Shares shall be determined separately for Common Stock and Special Common Stock, provided that Shares of Common Stock or Special Common Stock that otherwise qualify as “Other Available Shares” under this Paragraph 2(jj), or any combination thereof, shall be permitted to support any attestation to ownership referenced in the Plan for any purpose for which attestation may be necessary or appropriate. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by a Grantee or such Grantee’s Family Member immediately before the consummation of the AT&T Broadband Transaction that became Shares as a result of the AT&T Broadband Transaction.

(kk) “Participating Company” means the Company and each of the Subsidiary Companies.

(ll) “Performance-Based Compensation” means “Performance-Based Compensation” within the meaning of Section 409A.

(mm) “Performance Period” means a period of at least 12 months during which a Grantee may earn Performance-Based Compensation.

(nn) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(oo) “Plan” means the Comcast Corporation 2002 Restricted Stock Plan, as set forth herein, and as amended from time to time.

(pp) “Prime Rate” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Committee from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.

(qq) “Restricted Stock” means Shares subject to restrictions as set forth in an Award.

(rr) “Restricted Stock Unit” means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.

(ss) “Retired Grantee” means a Grantee who has terminated employment pursuant to a Normal Retirement.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.

(uu) “Section 16(b) Officer” means an officer of the Company who is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act.

(vv) “Share” or “Shares” means:

(i)	except as provided in Paragraph 2(vv)(ii), a share or shares of Common Stock.

(ii)	with respect to Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred, and for purposes of Paragraphs 2(jj) and 9(c), the term “Share” or “Shares” also means a share or shares of Special Common Stock.

(ww) “Special Common Stock” means Class A Special Common Stock, par value $0.01, of the Company.

(xx) “Special Diversification Election” means, with respect to each separate Award, a Diversification Election by a Grantee other than a Non-Employee Director to have more than 40 percent of the Deferred Stock Units credited to such Grantee’s Account in the Company Stock Fund liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(k)(i), if (and to the extent that) it is approved by the Committee in accordance with Paragraph 8(k)(ii).

(yy) “Subsequent Election” means a written election on a form provided by the Committee, filed with the Committee in accordance with Paragraph 8(d), pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(d), to further defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.

(zz) “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of section 424(f) of the Code.

(aaa) “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.

(bbb) “Terminating Event” means any of the following events:

(i)	the liquidation of the Company; or

(ii)	a Change of Control.

(ccc) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(ddd) “Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.

(eee) “1933 Act” means the Securities Act of 1933, as amended.

(fff) “1934 Act” means the Securities Exchange Act of 1934, as amended.

3.	RIGHTS TO BE GRANTED

Rights that may be granted under the Plan are:

(a) Rights to Restricted Stock which gives the Grantee ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8; and

(b) Rights to Restricted Stock Units which give the Grantee the right to receive Shares upon a Vesting Date, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8. The maximum number of Shares subject to Awards that may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be 2.0 million Shares.

4.	SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Paragraph 10, not more than 66.5 million Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards, provided that subject to the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2009 (the “2009 Annual Meeting”), the number of Shares in the aggregate that may be issued under the Plan, pursuant to the grant of Awards, subject to adjustment in accordance with Paragraph 10, shall be increased from 66.5 million to 74 million. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose.

(b) If (i) Restricted Stock or Restricted Stock Units are forfeited pursuant to the terms of an Award or (ii) with respect to Restricted Stock Units, the Company withholds Shares to satisfy its minimum tax withholding requirements as provided in Paragraph 9(c), other Awards may be granted covering the Shares that were forfeited, or covering the Shares so withheld to satisfy the Company’s minimum tax withholding requirements, as applicable.

5.	ADMINISTRATION OF THE PLAN

(a) Administration.  The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Paragraph 5 shall apply so that all references in this Paragraph 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.

(b) Grants.  Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

(i)	select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares and/or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and

(ii)	interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

The determination of the Committee in all matters as stated above shall be conclusive.

(c) Meetings.  The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(d) Exculpation.  No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

(e) Indemnification.  Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’ s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

(f) Delegation of Authority.

(i)	Named Executive Officers and Section 16(b) Officers. All authority with respect to the grant, amendment, interpretation and administration of grants and awards of restricted stock and restricted stock units with respect to any Eligible Employee who is either (x) a Named Executive Officer (i.e., an officer who is required to be listed in the Company’s Proxy Statement Compensation Table) or (y) is a Section 16(b) Officer, is reserved to the Committee.

(ii)	Senior Officers and Highly Compensated Employees. The Committee may delegate to a committee consisting of the Chairman of the Committee and one or more officers of the Company designated by the Committee, discretion under the Plan to grant, amend, interpret and administer grants of Restricted Stock and Restricted Stock Units with respect to any Eligible Employee who (x) holds a position with Comcast Corporation of Senior Vice President or a position of higher rank than Senior Vice President or (y) has a base salary of $500,000 or more.

(iii)	Other Employees. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant, amend, interpret and administer grants of Restricted Stock and Restricted Stock Units with respect to any Eligible Employee other than an Eligible Employee described in Paragraph 5(f)(i) or Paragraph 5(f)(ii).

(g) Termination of Delegation of Authority.  Any delegation of authority described in Paragraph 5(f) shall continue in effect until the earliest of:

(i)	such time as the Committee shall, in its discretion, revoke such delegation of authority;

(ii)	in the case of delegation under Paragraph 5(f)(ii), the delegate shall cease to serve as Chairman of the Committee or serve as an employee of the Company for any reason, as the case may be and in the case of delegation under Paragraph 5(f)(iii), the delegate shall cease to serve as an employee of the Company for any reason; or

(iii)	the delegate shall notify the Committee that he declines to continue to exercise such authority.

6.	ELIGIBILITY

Awards may be granted only to Eligible Employees and Non-Employee Directors.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors authorized by the Comcast Corporation 2002 Non-Employee

Director Compensation Plan, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Paragraph 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Paragraph 7 to the Committee.

The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:

(a)	Time of Grant. All Awards shall be granted on or before May 13, 2018.

(b) Terms of Awards.  The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

(c) Awards and Agreements.  Each Grantee shall be provided with an agreement specifying the terms of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Shares subject to an Award. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

(d) Restrictions.  Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.

(e) Vesting/Lapse of Restrictions.  Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee’s Restricted Stock or Restricted Stock Units, provided that for avoidance of doubt, such unilateral discretion shall not apply to any grant of rights that is designated as intended to satisfy the rules for performance-based compensation under section 162(m) of the Code. All references to Shares in Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred shall be deemed to be references to Special Common Stock.

(f) Rights of the Grantee.  Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.

(g) Termination of Grantee’s Employment.  A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. In the event that a Grantee terminates employment with all Participating Companies, all Restricted Shares and/or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.

(h) Delivery of Shares.  For purposes of the Plan, the Company may satisfy its obligation to deliver Shares issuable under the Plan either by (i) delivery of a physical certificate for Shares issuable under the Plan or (ii) arranging for the recording of Grantee’s ownership of Shares issuable under the Plan on a book entry recordkeeping system maintained on behalf of the Company. Except as otherwise provided by Paragraph 8, when a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred, and shall deliver to the Grantee (or the Grantee’s Successor-in-Interest) Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

8.	DEFERRAL ELECTIONS

A Grantee may elect to defer the receipt of Shares that would otherwise be issuable with respect to Restricted Stock or Restricted Stock Units as to which a Vesting Date has occurred, as provided by the Committee in the Award, consistent, however, with the following:

(a)	Initial Election.

(i)	Election. Each Grantee who is a Non-Employee Director or a Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock or Restricted Stock Units as to which a Vesting Date has not yet occurred, by filing an Initial Election to defer the receipt of such Shares on a form provided by the Committee for this purpose.

(ii)	Deadline for Initial Election. No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock or Restricted Stock Units that are not Performance-Based Compensation shall be effective unless it is filed with the Committee on or before the 30th day following the Date of Grant and 12 or more months in advance of the applicable Vesting Date. No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock or Restricted Stock Units that are Performance-Based Compensation shall be effective unless it is filed with the Administrator at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.

(b) Effect of Failure of Vesting Date to Occur.  An Election shall be null and void if a Vesting Date with respect to the Restricted Stock or Restricted Stock Units does not occur before the distribution date for Shares issuable with respect to such Restricted Stock or Restricted Stock Units identified in such Election.

(c) Deferral Period.  Except as otherwise provided in Paragraph 8(d), all Shares issuable with respect to Restricted Stock or Restricted Stock Units that are subject to an Election shall be delivered to the Grantee (or the Grantee’s Successor-in-Interest) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)), on the distribution date for such Shares designated by the Grantee on the most recently filed Election. Subject to acceleration or deferral pursuant to Paragraph 8(d) or Paragraph 11, no distribution may be made earlier than January 2nd of the third calendar year beginning after the Vesting Date, nor later than January 2nd of the eleventh calendar year beginning after the Vesting Date. The distribution date may vary with each separate Election.

(d) Additional Elections.  Notwithstanding anything in this Paragraph 8(d) to the contrary, no Subsequent Election shall be effective until 12 months after the date on which such Subsequent Election is made.

(i)	Each Active Grantee who has previously made an Initial Election to receive a distribution of part or all of his or her Account, or who, pursuant to this Paragraph 8(d)(i) has made a Subsequent Election to defer the distribution date for Shares issuable with respect to Restricted Stock or Restricted Stock Units for an additional period from the originally-elected distribution date, may elect to defer the distribution date for a minimum of five and a maximum of ten additional years from the previously-elected distribution date, by filing a Subsequent Election with the Committee on or before the close of business at least one year before the date on which the distribution would otherwise be made.

(ii)	A Deceased Grantee’s Successor-in-Interest may elect to: (A) file a Subsequent Election to defer the distribution date for the Deceased Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units for five additional years from the date payment would otherwise be made; or (B) file an Acceleration Election to accelerate the distribution date for the Deceased Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units from the date payment would otherwise be made to a date that is as soon as practicable following the Deceased Grantee’s death. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Deceased Grantee’s last Election. An Acceleration Election pursuant to this Paragraph 8(d)(ii) must be filed with the Committee as soon as practicable following the Deceased Grantee’s death, as determined by the Committee.

(iii)	A Disabled Grantee may elect to accelerate the distribution date of the Disabled Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units from the date payment would otherwise be made to a date that is as soon as practicable following the date the Disabled Grantee became disabled. An Acceleration Election pursuant to this Paragraph 8(d)(iii) must be filed with the Committee as soon as practicable following the Deceased Grantee’s death, as determined by the Committee.

(iv)	A Retired Grantee may elect to defer the distribution date of the Retired Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units for five additional years from the date payment would otherwise be made. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the Retired Grantee’s last Election.

(e) Discretion to Provide for Distribution in Full Upon or Following a Change of Control.  To the extent permitted by Section 409A, in connection with a Change of Control, and for the 12-month period following a Change of Control, the Committee may exercise its discretion to terminate the deferral provisions of the Plan and, notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, distribute the Account of each Grantee in full and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections.

(f) Hardship.  Notwithstanding the terms of an Initial Election or Subsequent Election, if, at the Grantee’s request, the Committee determines that the Grantee has incurred a Hardship, the Committee may, in its discretion, authorize the immediate distribution of all or any portion of the Grantee’s Account.

(g) Other Acceleration Events.  To the extent permitted by Section 409A, notwithstanding the terms of an Initial Election or Subsequent Election, distribution of all or part of a Grantee’s Account may be made:

(1)	To fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) to the extent permitted by Treasury Regulations section 1.409A-3(j)(4)(ii) or any successor provision of law).

(2)	To the extent necessary to comply with laws relating to avoidance of conflicts of interest, as provided in Treasury Regulation section 1.409A-3(j)(4)(iii) (or any successor provision of law).

(3)	To pay employment taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vi) (or any successor provision of law).

(4)	In connection with the recognition of income as the result of a failure to comply with Section 409A, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vii) (or any successor provision of law).

(5)	To pay state, local or foreign taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xi) (or any successor provision of law).

(6)	In satisfaction of a debt of a Grantee to a Participating Company where such debt is incurred in the ordinary course of the service relationship between the Grantee and the Participating Company, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiii) (or any successor provision of law).

(7)	In connection with a bona fide dispute as to a Grantee’s right to payment, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiv) (or any successor provision of law).

(h) Book Accounts.  An Account shall be established for each Grantee who makes an Election. Deferred Stock Units shall be credited to the Account as of the date an Election becomes effective. Each Deferred Stock Unit will represent, as applicable, either a hypothetical share of Common Stock or a hypothetical share of Special Common Stock credited to the Account in lieu of delivery of the Shares to which the Election applies. To the extent an Account is deemed invested in the Income Fund, the Committee shall credit earnings with respect to such Account at the Applicable Interest Rate, as further provided in Paragraph 8(h).

(i) Plan-to-Plan Transfers.  The Administrator may delegate its authority to arrange for plan-to-plan transfers as described in this Paragraph 8(i) to an officer of the Company or committee of two or more officers of the Company.

(i)	The Administrator may, with a Grantee’s consent, make such arrangements as it may deem appropriate to transfer the Company’s obligation to pay benefits with respect to such Grantee which have not become payable under this Plan, to another employer, whether through a deferred compensation plan, program or arrangement sponsored by such other employer or otherwise, or to another deferred compensation plan, program or arrangement sponsored by the Company or an Affiliate. Following the completion of such transfer, with respect to the benefit transferred, the Grantee shall have no further right to payment under this Plan.

(ii)	The Administrator may, with a Grantee’s consent, make such arrangements as it may deem appropriate to assume another employer’s obligation to pay benefits with respect to such Grantee which have not become payable under the deferred compensation plan, program or arrangement under which such future right to payment arose, to the Plan, or to assume a future payment obligation of the Company or an Affiliate under another plan, program or arrangement sponsored by the Company or an Affiliate. Upon the completion of the Plan’s assumption of such payment obligation, the Administrator shall establish an Account for such Grantee, and the Account shall be subject to the rules of this Plan, as in effect from time to time.

(iii)	Pursuant to rules established under Section 409A relating to certain “Transition Elections,” to the extent provided by the Committee or its delegate, a Grantee may, on or before December 31, 2008, (A) with respect to all or any portion of his or her Grandfathered Amount under the Plan as in effect on December 31, 2004 that is scheduled to commence to be distributed under the Plan after December 31, 2008, and (B) with respect to any other amount credited to a Grantee’s Account that is scheduled to commence to be distributed under the Plan after December 31, 2008, make new payment elections as to the form and timing of payment of such amounts as may be permitted under this Plan, provided that (C) commencement of any distribution under such new payment election may not occur before January 1, 2009 and (D) with respect to any Grandfathered Amount, following the completion of such new payment election, such amounts shall not be treated as a Grandfathered Amount, but instead shall be treated as a non-Grandfathered Amount, subject to the rules of this Plan.

(j) Crediting of Income, Gains and Losses on Accounts.  Except as otherwise provided in Paragraph 8(k), the value of a Grantee’s Account as of any date shall be determined as if it were invested in the Company Stock Fund.

(k) Diversification Elections.

(i)	In General. A Diversification Election shall be available: (A) at any time that a Registration Statement filed under the 1933 Act (a “Registration Statement”) is effective with respect to the Plan; and (B) with respect to a Special Diversification Election, if and to the extent that the opportunity to make such a Special Diversification Election has been approved by the Committee. No approval is required for a Diversification Election other than a Special Diversification Election.

(ii)	Committee Approval of Special Diversification Elections. The opportunity to make a Special Diversification Election and the extent to which a Special Diversification Election applies to Deferred Stock Units credited to the Company Stock Fund may be approved or rejected by the Committee in its sole discretion. A Special Diversification Election shall only be effective if (and to the extent) approved by the Committee.

(iii)	Timing and Manner of Making Diversification Elections. Each Grantee and, in the case of a Deceased Grantee, the Successor-in-Interest, may make a Diversification Election to convert up to 40 percent (or in the case of a Special Diversification Election, up to the approved percentage) of Deferred Stock Units attributable to such Award credited to the Company Stock Fund to the Income Fund. No deemed transfers shall be permitted from the Income Fund to the Company Stock Fund. Diversification Elections under this Paragraph 8(h)(iii) shall be prospectively effective on the later of: (A) the date designated by the Grantee on a Diversification Election filed with the Committee; or (B) the business day next following the lapse of six months from the date Deferred Stock Units subject to the Diversification Election are credited to the Grantee’s Account. In no event may a Diversification Election be effective earlier than the business day next following the lapse of six (6) months from the date Deferred Stock Units are credited to the Account following the lapse of restrictions with respect to an Award.

(iv)	Timing of Credits. Account balances subject to a Diversification Election under this Paragraph 8(h) shall be deemed transferred from the Company Stock Fund to the Income Fund immediately following the effective date of such Diversification Election. The value of amounts deemed invested in the Income Fund immediately following the effective date of a Diversification Election shall be based on hypothetical sales of Common Stock or Special Common Stock, as applicable, underlying the liquidated Deferred Stock Units at Fair Market Value as of the effective date of a Diversification Election.

(l) Effect of Distributions within Five Years of Effective Date of Diversification Election.  If, pursuant to Paragraphs 8(a) through 8(d), Shares distributable with respect to Deferred Stock Units credited to the Company Stock Fund that are attributable to an Award as to which a Diversification Election was made are distributed on or before the fifth anniversary of the effective date of such Diversification Election (and, in the case of a Grantee who is a Successor-in-Interest, whether or not such Diversification Election was made by a Grantee’s predecessor-in-interest), then, except as to the extent such distribution would constitute an impermissible acceleration of the time of payment under Section 409A, or as may otherwise be provided by the Committee in its sole and absolute discretion, the following percentage of the Grantee’s Account credited to the Income Fund and attributable to such Diversification Election shall be distributed simultaneously with such Shares, without regard to any election to the contrary:

Distributable Percentage of
Corresponding Income Fund
Time that Shares are Distributable	Amount

On or before the third anniversary of a Diversification Election	60%
After the third anniversary of a Diversification Election and on or before the fourth anniversary of a Diversification Election	40%
After the fourth anniversary of a Diversification Election and on or before the fifth anniversary of a Diversification Election	20%
After the fifth anniversary of a Diversification Election	0%

(m) Grantees’ Status as General Creditors.  A Grantee’s right to delivery of Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall at all times represent the general obligation of the Company. The Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the Plan or an Award shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or an Award shall be construed to eliminate any priority or preferred position of a Grantee in a bankruptcy matter with respect to claims for wages.

(n) Non-Assignability, Etc.  The right of a Grantee to receive Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall not be subject in any manner to attachment or other legal process for the debts of such Grantee; and no right to receive Shares or cash payments hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

(o) Required Suspension of Payment of Benefits.  Notwithstanding any provision of the Plan or any Grantee’s election as to the date or time of payment of any benefit payable under the Plan, To the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to payments due to the Grantee upon or following his separation from service, then notwithstanding any other provision of this Plan, any such payments that are otherwise due within six months following the Grantee’s separation from service will be deferred and paid to the Grantee in a lump sum immediately following that six month period.

9.	SECURITIES LAWS; TAXES

(a) Securities Laws.  The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

(b) Taxes.  Subject to the rules of Paragraph 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award, or distribution of all or any part of a Grantee’s Account. The Company shall not be required to deliver Shares pursuant to any Award or distribute a Grantee’s Account until it has been indemnified to its satisfaction for any such tax, charge or assessment.

(c) Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

(i)	In connection with the grant of any Award, the occurrence of a Vesting Date under any Award or the distribution of a Grantee’s Account, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

(ii)	Except as otherwise provided in this Paragraph 9(c)(ii), any tax liabilities incurred in connection with grant of any Award, the occurrence of a Vesting Date under any Award under the Plan or the distribution of a Grantee’s Account shall, to the extent such liabilities cannot be satisfied in full by withholding cash payable in connection with such event, be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant, Vesting Date or Account distribution. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee or withheld from an Account distribution. Any election pursuant to this Paragraph 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee’s death, by the Grantee’s legal representative. Shares withheld pursuant to this Paragraph 9(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 9(c)(ii) as it deems appropriate.

10.	CHANGES IN CAPITALIZATION

The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 10 and any such determination by the Committee shall be final, binding and conclusive.

11.	TERMINATING EVENTS

The Committee shall give Grantees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part. Further, the Committee may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Election made pursuant to Paragraph 8, upon the consummation of a Terminating Event, Shares issuable with respect to Restricted Stock or Restricted Stock Units subject to an Election made pursuant to Paragraph 8 shall be transferred to the Grantee, and all amounts credited to the Income Fund shall be paid to the Grantee.

12.	CLAIMS PROCEDURE

If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under Paragraph 8 of the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

An Applicant may file a claim for benefits with the Committee on a form supplied by the Committee. If the Committee wholly or partially denies a claim, the Committee shall provide the Applicant with a written notice stating:

(a) The specific reason or reasons for the denial;

(b) Specific reference to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for Applicant to perfect the claim and an explanation of why such material or information is necessary; and

(d) Appropriate information as to the steps to be taken in order to submit a claim for review.

Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Committee may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.

If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Committee. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall provide a written decision within 60 days of its receipt of the Applicant’s request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.

It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.

Claims for benefits under the Plan must be filed with the Committee at the following address:

Comcast Corporation
One Comcast Center, 52nd Floor
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103-2838
Attention: General Counsel

13.	REPAYMENT

If it is determined by the Board that gross negligence, intentional misconduct or fraud by a Section 16(b) Officer or a former Section 16(b) Officer caused or partially caused the Company to have to restate all or a portion of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, require repayment of any Shares of Restricted Stock granted after February 28, 2007 or Shares delivered pursuant to the vesting of Restricted Stock Units granted after February 28, 2007 to such Section 16(b) Officer or former Section 16(b) Officer, or to effect the cancellation of unvested Restricted Stock or unvested Restricted Stock Units, if (i) the vesting of the Award was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement, and (ii) the extent of vesting of the Award would have been less had the financial statements been correct. In addition, to the extent that the receipt of an Award subject to repayment under this Paragraph 13 has been deferred pursuant to Paragraph 8 (or any other plan, program or arrangement that permits the deferral of receipt of an Award), such Award (and any earnings credited with respect thereto) shall be forfeited in lieu of repayment.

14.	AMENDMENT AND TERMINATION

The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

15.	EFFECTIVE DATE AND TERM OF PLAN

This amendment and restatement of the Plan shall be effective March 20, 2009. The Plan shall expire on May 13, 2018, unless sooner terminated by the Board, provided that subject to the approval of the Company’s shareholders at the 2009 Annual Meeting, the expiration date of the Plan shall be extended from May 13, 2018 to May 12, 2019, unless sooner terminated by the Board.

16.	GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.

Executed as of the 20th day of March, 2009.

COMCAST CORPORATION

BY:	/s/ David L. Cohen

ATTEST:	/s/ Arthur R. Block

Appendix C

COMCAST CORPORATION

2003 STOCK OPTION PLAN

(AS AMENDED AND RESTATED EFFECTIVE MARCH 20, 2009)

1.	Background and Purpose of Plan

(a) Background.  COMCAST CORPORATION, a Pennsylvania corporation hereby amends and restates the Comcast Corporation 2003 Stock Option Plan, (the “Plan”), effective March 20, 2009.

(b) Purpose.  The purpose of the Plan is to assist the Sponsor and its Affiliates in retaining valued employees, officers and directors by offering them a greater stake in the Sponsor’s success and a closer identity with it, and to aid in attracting individuals whose services would be helpful to the Sponsor and would contribute to its success.

2.	Definitions

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications Holdings, Inc.) by the Sponsor.

(c) “Board” means the board of directors of the Sponsor.

(d) “Cash Right” means any right to receive cash in lieu of Shares granted under the Plan and described in Paragraph 3(a)(iii).

(e) “Cause” means (i) fraud; (ii) misappropriation; (iii) embezzlement; (iv) gross negligence in the performance of duties; (v) self-dealing; (vi) dishonesty; (vii) misrepresentation; (viii) conviction of a crime of a felony; (ix) material violation of any Company policy; (x) material violation of the Company’s Code of Ethics and Business Conduct or, (xi) in the case of an employee of a Company who is a party to an employment agreement with a Company, material breach of such agreement; provided that as to items (ix), (x) and (xi), if capable of being cured, such event or condition remains uncured following 30 days written notice thereof.

(f) “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Sponsor such that such Person has the ability to direct the management of the Sponsor, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Comcast Plan” means any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Sponsor or an Affiliate of the Sponsor, including, but not limited to this Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 2002

Restricted Stock Plan, the Comcast Corporation 1987 Stock Option Plan and the AT&T Broadband Corp. Adjustment Plan.

(i) “Committee” means the committee described in Paragraph 5, provided that for purposes of Paragraph 7:

(i)	all references to the Committee shall be treated as references to the Board with respect to any Option granted to or held by a Non-Employee Director; and

(ii)	all references to the Committee shall be treated as references to the Committee’s delegate with respect to any Option granted within the scope of the delegate’s authority pursuant to Paragraph 5(b).

(j) “Common Stock” means the Sponsor’s Class A Common Stock, par value, $.01.

(k) “Company” means the Sponsor and the Subsidiary Companies.

(l) “Date of Grant” means the date as of which an Option is granted.

(m) “Disability” means a disability within the meaning of section 22(e)(3) of the Code.

(n) “Fair Market Value.” If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date. If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date. If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Board or the Committee in good faith.

(o) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(p) “Incentive Stock Option” means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option within the meaning of section 422 of the Code and containing the terms specified herein for Incentive Stock Options; provided, however, that to the extent an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason, such Option shall be treated as a Non-Qualified Option.

(q) “Non-Employee Director” means an individual who is a member of the Board, and who is not an employee of a Company, including an individual who is a member of the Board and who previously was, but at the time of reference is not, an employee of a Company.

(r) “Non-Qualified Option” means:

(i)	an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options; and

(ii)	an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option, to the extent such Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason.

(s) “Officer” means an officer of the Sponsor (as defined in section 16 of the 1934 Act).

(t) “Option” means any stock option granted under the Plan and described in Paragraph 3(a)(i) or Paragraph 3(a)(ii).

(u) “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised in full and has not expired or terminated.

(v) “Other Available Shares” means, as of any date, the sum of:

(i)	the total number of Shares owned by an Optionee or such Optionee’s Family Member that were not acquired by such Optionee or such Optionee’s Family Member pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Sponsor or an Affiliate; plus

(ii)	the excess, if any of:

(A)	the total number of Shares owned by an Optionee or such Optionee’s Family Member other than the Shares described in Paragraph 2(v)(i); over

(B)	the sum of:

(1)	the number of such Shares owned by such Optionee or such Optionee’s Family Member for less than six months; plus

(2)	the number of such Shares owned by such Optionee or such Optionee’s Family Member that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 15(b) or any similar withholding certification under any other Comcast Plan; plus

(3)	the number of such Shares owned by such Optionee or such Optionee’s Family Member that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Sponsor or an Affiliate of the Sponsor, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus

(4)	the number of such Shares owned by such Optionee or such Optionee’s Family Member as to which evidence of ownership has, within the preceding six months, been provided to the Sponsor in connection with the crediting of “Deferred Stock Units” to such Optionee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).

For purposes of this Paragraph 2(v), a Share that is subject to a deferral election pursuant to another Comcast Plan shall not be treated as owned by an Optionee until all conditions to the delivery of such Share have lapsed. The number of Other Available Shares shall be determined separately for Common Stock and for Special Common Stock, provided that Shares of Common Stock or Special Common Stock that otherwise qualify as “Other Available Shares” under this Paragraph 2(v), or any combination thereof, shall be permitted to support any attestation to ownership referenced in the Plan for any purpose for which attestation may be necessary or appropriate. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by an Optionee or such Optionee’s Family Member immediately before the consummation of the AT&T Broadband Transaction that became Common Stock or Special Common Stock as a result of the AT&T Broadband Transaction.

(w) “Outside Director” means a member of the Board who is an “outside director” within the meaning of section 162(m)(4)(C) of the Code and applicable Treasury Regulations issued thereunder.

(x) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(y) “Plan” means the Comcast Corporation 2002 Stock Option Plan.

(z) “Share” or “Shares.”

(i)	Except as provided in this Paragraph 2(z), a share or shares Common Stock;

(ii)	For purposes of Paragraphs 2(v), 7(d) and Paragraph 15, the term “Share” or “Shares” also means a share or shares of Special Common Stock.

(iii)	The term “Share” or “Shares” also means such other securities issued by the Sponsor as may be the subject of an adjustment under Paragraph 10, or for purposes of Paragraph 2(v) and Paragraph 15, as may have been the subject of a similar adjustment under similar provisions of a Comcast Plan as now in effect or as may have been in effect before the AT&T Broadband Transaction.

(aa) “Special Common Stock” means the Sponsor’s Class A Special Common Stock, par value $0.01.

(bb) “Sponsor” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(cc) “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Sponsor within the meaning of section 424(f) of the Code.

(dd) “Ten Percent Shareholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 424(e) and (f) of the Code, provided that the employer corporation is a Company.

(ee) “Terminating Event” means any of the following events:

(i)	the liquidation of the Sponsor; or

(ii)	a Change of Control.

(ff) “Third Party” means any Person other than a Company, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Sponsor or an Affiliate of the Sponsor.

(gg) “1933 Act” means the Securities Act of 1933, as amended.

(hh) “1934 Act” means the Securities Exchange Act of 1934, as amended.

3.	Rights to be Granted

(a) Types of Options and Other Rights Available for Grant.  Rights that may be granted under the Plan are:

(i)	Incentive Stock Options, which give an Optionee who is an employee of a Company the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant.

(ii)	Non Qualified Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant; and

(iii)	Cash Rights, which give an Optionee the right for a specified time period, and subject to such conditions, if any, as shall be determined by the Committee and stated in the option document, to receive a cash payment of such amount per Share as shall be determined by the Committee and stated in the option document, not to exceed the excess, if any, of the Fair Market Value of a Share on the date of exercise of a Cash Right over the Fair Market Value of Share on the date of grant of a Cash Right, in lieu of exercising a Non-Qualified Option.

(b) Limit on Grant of Options.  The maximum number of Shares for which Options may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be 15,000,000 Shares.

4.	Shares Subject to Plan

Subject to adjustment as provided in Paragraph 10, not more than 139 million Shares in the aggregate may be issued pursuant to the Plan upon exercise of Options, provided that subject to the approval of the Sponsor’s shareholders at the Sponsor’s Annual Meeting of Shareholders to be held in 2009 (the “2009 Annual

Meeting”), the number of Shares in the aggregate that may be issued under the Plan, pursuant to the grant of Awards, subject to adjustment in accordance with Paragraph 10, shall be increased from 139 million to 189 million. Shares delivered pursuant to the exercise of an Option may, at the Sponsor’s option, be either treasury Shares or Shares originally issued for such purpose.

If an Option covering Shares terminates or expires without having been exercised in full, other Options may be granted covering the Shares as to which the Option terminated or expired.

For Options exercised after December 31, 2008, if (a) the Sponsor withholds Shares to satisfy its minimum tax withholding requirements as provided in Paragraph 15(b) and Paragraph 15(c) or (b) an Option covering Shares is exercised pursuant to the cashless exercise provisions of Paragraph 7(d)(iv), other Options may not be granted covering the Shares so withheld to satisfy the Sponsor’s minimum tax withholding requirements or covering the Shares that were subject to such Option but not delivered because of the application of such cashless exercise provisions, as applicable. In addition, for the avoidance of doubt, Options may not be granted covering Shares repurchased by the Sponsor on the open market with proceeds, if any, received by the Sponsor on account of the payment of the option price for an Option by Optionees.

5.	Administration of Plan

(a) Committee.  The Plan shall be administered by the Compensation Committee of the Board or any other committee or subcommittee designated by the Board, provided that the committee administering the Plan is composed of two or more non-employee members of the Board, each of whom is an Outside Director.

(b) Delegation of Authority.

(i)	Named Executive Officers and Section 16(b) Officers. All authority with respect to the grant, amendment, interpretation and administration of Options with respect to any employee or officer of a Company who is either (x) a Named Executive Officer (i.e., an officer who is required to be listed in the Company’s Proxy Statement Compensation Table) or (y) is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act, is reserved to the Committee.

(ii)	Senior Officers and Highly Compensated Employees. The Committee may delegate to a committee consisting of the Chairman of the Committee and one or more officers of the Company designated by the Committee, discretion under the Plan to grant, amend, interpret and administer Options with respect to any employee or officer of a Company who (x) holds a position with Comcast Corporation of Senior Vice President or a position of higher rank than Senior Vice President or (y) has a base salary of $500,000 or more.

(iii)	Other Employees. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant, amend, interpret and administer Options with respect to any employee or officer of a Company other than an employee or officer described in Paragraph 5(b)(i) or Paragraph 5(b)(ii).

(iv)	Termination of Delegation of Authority. Delegation of authority as provided under this Paragraph 5(b) shall continue in effect until the earliest of:

(x)	such time as the Committee shall, in its discretion, revoke such delegation of authority;

(y)	in the case of delegation under Paragraph 5(b)(ii), the delegate shall cease to serve as Chairman of the Committee or serve as an employee of the Company for any reason, as the case may be and in the case of delegation under Paragraph 5(b)(iii), the delegate shall cease to serve as an employee of the Company for any reason; or

(z)	the delegate shall notify the Committee that he declines to continue to exercise such authority.

(c) Meetings.  The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(d) Exculpation.  No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

(e) Indemnification.  Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Sponsor to the fullest extent provided by applicable law and the Sponsor’s By-laws in connection with or arising out of any actions, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he may be involved by reasons of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

6.	Eligibility

(a) Eligible individuals to whom Options may be granted shall be employees, officers or directors of a Company who are selected by the Committee for the grant of Options. Eligible individuals to whom Cash Rights may be granted shall be individuals who are employees of a Company on the Date of Grant other than Officers. The terms and conditions of Options granted to individuals other than Non-Employee Directors shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Cash Rights shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Options granted to Non-Employee Directors shall be determined by the Board, subject to Paragraph 7.

(b) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and term as are provided in Paragraph 7(b) and 7(g) with respect to such a person. An Option designated as Incentive Stock Option granted to a Ten Percent Shareholder but which does not comply with the requirements of the preceding sentence shall be treated as a Non-Qualified Option. An Option designated as an Incentive Stock Option shall be treated as a Non-Qualified Option if the Optionee is not an employee of a Company on the Date of Grant.

7.	Option Documents and Terms - in General

All Options granted to Optionees shall be evidenced by option documents. The terms of each such option document for any Optionee who is an employee of a Company shall be determined from time to time by the Committee, and the terms of each such option document for any Optionee who is a Non-Employee Director shall be determined from time to time by the Board, consistent, however, with the following:

(a) Time of Grant.  All Options shall be granted on or before May 13, 2018.

(b) Option Price.  Except as otherwise provided in Section 13(b), the option price per Share with respect to any Option shall be determined by the Committee, provided, however, that with respect to any Options, the option price per share shall not be less than 100% of the Fair Market Value of such Share on the Date of Grant, and provided further that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the Date of Grant.

(c) Restrictions on Transferability.  No Option granted under this Paragraph 7 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of a Non-Qualified Option or by amendment of an option document for an Incentive Stock Option or a Non-Qualified Option, provide that Options granted to or held by an Optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration and (ii) each transferee is a Family Member with respect to the Optionee; and provided further that any Incentive Stock Option granted pursuant to an option document which is amended to permit transfers during the lifetime of the Optionee shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Option shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options under the Plan and the option document. Any person to whom an Option has been transferred may exercise any Options only in accordance with the provisions of Paragraph 7(g) and this Paragraph 7(c).

(d) Payment Upon Exercise of Options.  With respect to Options granted on and after February 28, 2007, full payment for Shares purchased upon the exercise of an Option shall be made pursuant to one or more of the following methods as determined by the Committee and set forth in the Option document:

(i)	In cash;

(ii)	By certified check payable to the order of the Sponsor;

(iii)	By surrendering or attesting to ownership of Shares with an aggregate Fair Market Value equal to the aggregate option price, provided, however, with respect to Options granted before February 28, 2007, that ownership of Shares may be attested to and Shares may be surrendered in satisfaction of the option price only if the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares as to which ownership has been attested, or the number of Shares to be surrendered in satisfaction of the Option Price, as applicable; provided further, however, that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under section 16(b) of the 1934 Act to an Optionee. Except as otherwise provided by the Committee, if payment is made in whole or in part by surrendering Shares, the Optionee shall deliver to the Sponsor certificates registered in the name of such Optionee representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is equal to or greater than the aggregate option price for the Option Shares subject to payment by the surrender of Shares, accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates; and if payment is made in whole or in part by attestation of ownership, the Optionee shall attest to ownership of Shares representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of attestation that is equal to or greater than the aggregate option price for the Option Shares subject to payment by attestation of Share ownership. The Committee may impose such limitations and prohibitions on attestation or ownership of Shares and the use of Shares to exercise an Option as it deems appropriate; or

(iv)	Via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the Optionee Shares having a Fair Market Value, as of the date of exercise, equal to the excess, if any, of (A) the Fair Market Value of such Shares on the date of exercise of the Option over (B) the sum of (I) the aggregate Option Price for such Shares, plus (II) the applicable tax withholding amounts (as determined pursuant to Paragraph 15) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall withhold cash that would otherwise be payable to the Optionee from its regular payroll or the Optionee shall deliver cash or a certified check payable to the order of the Company for the balance of the option price for a whole Share to the extent necessary to avoid the issuance of a fractional Share or the payment of cash by the Company (as provided in Paragraph 7(e)).

Except as authorized by the Committee and agreed to by an Optionee, with respect to Options granted before February 28, 2007, the payment methods described in Paragraph 7(d)(i), (ii) and (iii) shall, to the extent so provided in an Option document, be the exclusive payment methods, provided that the Committee may, in its sole discretion, and subject to the Optionee’s written consent on a form provided by the Committee, authorize Option documents covering Options granted before February 28, 2007 to be amended to provide that the payment method described in Paragraph 7(d)(iv) shall be an additional or the exclusive payment method.

(e) Issuance of Certificate Upon Exercise of Options; Payment of Cash.  For purposes of the Plan, the Sponsor may satisfy its obligation to deliver Shares following the exercise of Options either by (i) delivery of a physical certificate for Shares issuable on the exercise of Options or (ii) arranging for the recording of Optionee’s ownership of Shares issuable on the exercise of Options on a book entry recordkeeping system maintained on behalf of the Sponsor. Only whole Shares shall be issuable upon exercise of Options. No fractional Shares shall be issued. Any right to a fractional Share shall be satisfied in cash. Following the exercise of an Option and the satisfaction of the conditions of Paragraph 9, the Sponsor shall deliver to the Optionee the number of whole Shares issuable on the exercise of an Option and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled.

(f) Termination of Employment.  For purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment. For purposes of Paragraph 7(g), an Optionee’s termination of employment shall be deemed to occur on the date an Optionee ceases to have a regular obligation to perform services for a Company, without regard to whether (i) the Optionee continues on the Company’s payroll for regular, severance or other pay or (ii) the Optionee continues to participate in one or more health and welfare plans maintained by the Company on the same basis as active employees. Whether an Optionee ceases to have a regular obligation to perform services for a Company shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if an Optionee is a party to an employment agreement or severance agreement with a Company which establishes the effective date of such Optionee’s termination of employment for purposes of this Paragraph 7(f), that date shall apply. For an Optionee who is a Non-Employee Director, all references to any termination of employment shall be treated as a termination of service to the Sponsor as a Non-Employee Director.

(g) Periods of Exercise of Options.  An Option shall be exercisable in whole or in part at such time or times as may be determined by the Committee and stated in the option document, provided, however, that if the grant of an Option would be subject to section 16(b) of the 1934 Act, unless the requirements for exemption therefrom in Rule 16b-3(c)(1), under such Act, or any successor provision, are met, the option document for such Option shall provide that such Option is not exercisable until not less than six months have elapsed from the Date of Grant. Except as otherwise provided by the Committee in its discretion, no Option shall first become exercisable following an Optionee’s termination of employment for any reason; provided further, that:

(i)	In the event that an Optionee terminates employment with the Company for any reason other than death or Cause, any Option held by such Optionee and which is then exercisable shall be exercisable for a period of 90 days following the date the Optionee terminates employment with the Company (unless a longer period is established by the Committee); provided, however, that if such termination of employment with the Company is due to the Disability of the Optionee, he shall have the right to exercise those of his Options which are then exercisable for a period of one year following such termination of employment (unless a longer period is established by the Committee); provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

(ii)	In the event that an Optionee terminates employment with the Company by reason of his death, any Option held at death by such Optionee which is then exercisable shall be exercisable for a period of one year from the date of death (unless a longer period is established by the Committee) by the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution; provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

(iii)	In the event that an Optionee’s employment with the Company is terminated for Cause, each unexercised Option held by such Optionee shall terminate and cease to be exercisable; provided further, that in such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Sponsor has not yet delivered the Share certificates, upon refund by the Sponsor of the option price.

(h) Date of Exercise.  The date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Sponsor at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed first class postage prepaid; provided, however, that the Sponsor shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non-Qualified Option or combination thereof being exercised; and (ii) if applicable, include a statement of preference (which shall binding on and irrevocable by the Optionee but shall not be binding on the Committee) as to the manner in which payment to the Sponsor shall be made. Each notice of exercise shall also comply with the requirements of Paragraph 15.

(i) Cash Rights.  The Committee may, in its sole discretion, provide in an option document for an eligible Optionee that Cash Rights shall be attached to Non-Qualified Options granted under the Plan. All Cash Rights that are attached to Non-Qualified Options shall be subject to the following terms:

(i)	Such Cash Right shall expire no later than the Non-Qualified Option to which it is attached.

(ii)	Such Cash Right shall provide for the cash payment of such amount per Share as shall be determined by the Committee and stated in the option document.

(iii)	Such Cash Right shall be subject to the same restrictions on transferability as the Non-Qualified Option to which it is attached.

(iv)	Such Cash Right shall be exercisable only when such conditions to exercise as shall be determined by the Committee and stated in the option document, if any, have been satisfied.

(v)	Such Cash Right shall expire upon the exercise of the Non-Qualified Option to which it is attached.

(vi)	Upon exercise of a Cash Right that is attached to a Non-Qualified Option, the Option to which the Cash Right is attached shall expire.

8.	Limitation on Exercise of Incentive Stock Options

The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Paragraph 8 shall apply only to Incentive Stock Options granted under the Plan, and not to any other options or stock appreciation rights. In the event an individual receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives Options that first become exercisable in a calendar year (whether pursuant to the terms of an option document, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that have an aggregate Fair Market Value (determined as of the time the Options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.

9.	Rights as Shareholders

An Optionee shall not have any right as a shareholder with respect to any Shares subject to his Options until the Option shall have been exercised in accordance with the terms of the Plan and the option document and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the

Option was exercised and the Optionee shall have made arrangements acceptable to the Sponsor for the payment of applicable taxes consistent with Paragraph 15.

10.	Changes in Capitalization

In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Sponsor, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Sponsor, the Board shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, and subject to outstanding Options, and to the option prices and the amounts payable pursuant to any Cash Rights. Any reference to the option price in the Plan and in option documents shall be a reference to the option price as so adjusted. Any reference to the term “Shares” in the Plan and in option documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 10. The Board’s adjustment shall be effective and binding for all purposes of this Plan.

11.	Terminating Events

(a) The Sponsor shall give Optionees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. Upon receipt of such notice, and for a period of ten (10) days thereafter (or such shorter period as the Board shall reasonably determine and so notify the Optionees), each Optionee shall be permitted to exercise the Option to the extent the Option is then exercisable; provided that, the Sponsor may, by similar notice, require the Optionee to exercise the Option, to the extent the Option is then exercisable, or to forfeit the Option (or portion thereof, as applicable). The Committee may, in its discretion, provide that upon the Optionee’s receipt of the notice of a Terminating Event under this Paragraph 11(a), the entire number of Shares covered by Options shall become immediately exercisable.

(b) Notwithstanding Paragraph 11(a), in the event the Terminating Event is not consummated, the Option shall be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given.

12.	Interpretation

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, and that Shares transferred pursuant to the exercise of Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

13.	Amendments

(a) In General.  The Board or the Committee may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, neither the Board nor the Committee may, without obtaining approval within twelve months before or after such action by such vote of the Sponsor’s shareholders as may be required by Pennsylvania law for any action requiring shareholder approval, or by a majority of votes cast at a duly held shareholders’ meeting at which a majority of all voting stock is present and voting on such amendment, either in person or in proxy (but not, in any event, less than the vote required pursuant to Rule 16b-3(b) under the 1934 Act) change the class of individuals eligible to receive an Incentive Stock Option, extend the expiration date of the Plan, decrease the minimum option price of an Incentive Stock Option granted under the Plan or increase the maximum number of shares as to which Options may be granted, except as provided in Paragraph 10 hereof.

(b) Repricing of Options.  Notwithstanding any provision in the Plan to the contrary, neither the Board nor the Committee may, without obtaining prior approval by the Sponsor’s shareholders, reduce the option price of any issued and outstanding Option granted under the Plan at any time during the term of such option (other than by adjustment pursuant to Paragraph 10 relating to Changes in Capitalization). This Paragraph 13(b) may not be repealed, modified or amended without the prior approval of the Sponsor’s shareholders.

14.	Securities Law

(a) In General.  The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act or the 1934 Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

(b) Acknowledgment of Securities Law Restrictions on Exercise.  To the extent required by the Committee, unless the Shares subject to the Option are covered by a then current registration statement or a Notification under Regulation A under the 1933 Act, each notice of exercise of an Option shall contain the Optionee’s acknowledgment in form and substance satisfactory to the Committee that:

(i)	the Shares subject to the Option are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Sponsor, may be made without violating the registration provisions of the Act);

(ii)	the Optionee has been advised and understands that (A) the Shares subject to the Option have not been registered under the 1933 Act and are “restricted securities” within the meaning of Rule 144 under the 1933 Act and are subject to restrictions on transfer and (B) the Sponsor is under no obligation to register the Shares subject to the Option under the 1933 Act or to take any action which would make available to the Optionee any exemption from such registration;

(iii)	the certificate evidencing the Shares may bear a restrictive legend; and

(iv)	the Shares subject to the Option may not be transferred without compliance with all applicable federal and state securities laws.

(c) Delay of Exercise Pending Registration of Securities.  Notwithstanding any provision in the Plan or an option document to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to the exercise of an Option should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer exercise of any Option until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.

15.	Withholding of Taxes on Exercise of Option

(a) Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (i) require the recipient to remit to the Sponsor an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (ii) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Sponsor’s obligation to make any delivery or transfer of Shares on the exercise of an Option shall be conditioned on the recipient’s compliance, to the Sponsor’s satisfaction, with any withholding requirement. In addition, if the Committee grants Options or amends option documents to permit Options to be transferred during the life of the Optionee, the Committee may include in such option documents such provisions as it determines are necessary or appropriate to permit the Company to deduct compensation expenses recognized upon exercise of such Options for federal or state income tax purposes.

(b) Except as otherwise provided in this Paragraph 15(b), any tax liabilities incurred in connection with the exercise of an Option under the Plan other than an Incentive Stock Option shall be satisfied by the Sponsor’s withholding a portion of the Shares underlying the Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law, unless otherwise determined by the Committee with respect to any Optionee. Notwithstanding the foregoing, the Committee may permit an Optionee to elect one or both of the following: (i) to have taxes withheld in excess of the minimum amount required to be withheld by the Sponsor under applicable law; provided that the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of Option Shares to be withheld by the Company for the then-current exercise on account of withheld taxes in excess of such minimum amount, and (ii) to pay to the Sponsor in cash all or a portion of the taxes to be withheld upon the exercise of an Option. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Optionee. Any election pursuant to this Paragraph 15(b) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 15(b) may be made only by an Optionee or, in the event of the Optionee’s death, by the Optionee’s legal representative. Shares withheld pursuant to this Paragraph 15(b) up to the minimum amount of taxes required to be withheld by the Sponsor under applicable law shall not be treated as having been issued under the Plan and shall continue to be available for subsequent grants under the Plan. Shares withheld pursuant to this Paragraph 15(b) in excess of the number of Shares described in the immediately preceding sentence shall not be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 15(b) as it deems appropriate.

(c) Except as otherwise provided in this Paragraph 15(c), any tax liabilities incurred in connection with the exercise of an Incentive Stock Option under the Plan shall be satisfied by the Optionee’s payment to the Sponsor in cash all of the taxes to be withheld upon exercise of the Incentive Stock Option. Notwithstanding the foregoing, the Committee may permit an Optionee to elect to have the Sponsor withhold a portion of the Shares underlying the Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law. Any election pursuant to this Paragraph 15(c) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 15(c) may be made only by an Optionee or, in the event of the Optionee’s death, by the Optionee’s legal representative. Shares withheld pursuant to this Paragraph 15(c) up to the minimum amount of taxes required to be withheld by the Sponsor under applicable law shall not be treated as having been issued under the Plan and shall continue to be available for subsequent grants under the Plan. Shares withheld pursuant to this Paragraph 15(c) in excess of the number of Shares described in the immediately preceding sentence shall not be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 15(c) as it deems appropriate.

16.	Effective Date and Term of Plan

This amendment and restatement of the Plan shall be effective March 20, 2009, except as otherwise specifically provided herein. The Plan shall expire on May 13, 2018, unless sooner terminated by the Board, provided that subject to the approval of the Sponsor’s shareholders at the 2009 Annual Meeting, the expiration date of the Plan shall be extended from May 13, 2018 to May 12, 2019, unless sooner terminated by the Board.

17.	General

Each Option shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option shall be subject to all of the applicable requirements of the corporation law of the Sponsor’s state of incorporation and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation and By-Laws of the Sponsor, as amended from time to time.

Executed as of the 20th day of March, 2009.

COMCAST CORPORATION

By:	/s/ David L. Cohen

Attest:	/s/ Arthur R. Block

ONE COMCAST CENTER
PHILADELPHIA, PA 19103
Admission Ticket
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 12, 2009. Please have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 12, 2009. Please have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Comcast Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future Notices of Internet Availability of Proxy Materials, proxy statements, proxy cards and Annual Reports on Form 10-K electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. For further details regarding the election of electronic delivery, please see the "Notice of Electronic Availability of Proxy Materials" section of our proxy statement.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK	CMCCP1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMCAST CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
A	Company Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1 and “FOR” Proposals 2-5.

1.	Election of Directors		☐	☐	☐

	01 - S. Decker Anstrom 02 - Kenneth J. Bacon 03 - Sheldon M. Bonovitz 04 - Edward D. Breen 05 - Julian A. Brodsky 06 - Joseph J. Collins 07 - J. Michael Cook	08 - Gerald L. Hassell 09 - Jeffrey A. Honickman 10 - Brian L. Roberts 11 - Ralph J. Roberts 12 - Dr. Judith Rodin 13 - Michael I. Sovern
						B	Shareholder Proposals — The Board of Directors recommends a vote “AGAINST” Proposals 6-9, if properly presented at the meeting.		For	Against	Abstain

			For	Against	Abstain	6.	Identify all executive officers who earn in excess of $500,000		☐	☐	☐

2.	Ratification of independent auditors		☐	☐	☐	7.	Obtain shareholder approval of certain future death benefit arrangements		☐	☐	☐

3.	Approval of our 2002 Employee Stock Purchase Plan, as amended and restated		☐	☐	☐	8.	Adopt an annual vote on executive compensation		☐	☐	☐

4.	Approval of our 2002 Restricted Stock Plan, as amended and restated		☐	☐	☐	9.	Adopt a recapitalization plan		☐	☐	☐

5.	Approval of our 2003 Stock Option Plan, as amended and restated		☐	☐	☐

	For address changes and/or comments, please check this box and write them on the back of this card where indicated.				☐

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Within the Box Below

Please sign as name(s) appear(s) hereon. Give full title if you are signing for a corporation, partnership or other entity, or as an attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Signature			Date			Signature (Joint Owners)		Date

Notice of 2009 Annual Meeting of Shareholders
Wednesday, May 13, 2009, 9:00 a.m. EDT
Please present this ticket for admittance of shareholder(s) named on the front, together with one guest per shareholder.

Annual Meeting Agenda
8:00 a.m. Doors Open to Meeting Room
9:00 a.m. Welcome and Introduction; Matters for Shareholder Vote
DIRECTIONS TO COMCAST’S ANNUAL MEETING OF SHAREHOLDERS
From New Jersey via the Ben Franklin Bridge
Take NJ Turnpike to Exit 4 (Philadelphia/Camden Exit). Take Rte. 73 North and follow it to Rte. 38 West. Take 38 West to the Benjamin Franklin Bridge, crossing into Philadelphia. Follow local traffic signs for Vine Street/PA Convention Center. Go approximately 6 blocks and make a left turn onto 12th Street. The main entrances are located two blocks ahead at 12th and Arch Streets - please enter through the East Side Entrance. Shareholders may also enter through the Market Street Entrance, which is located on Market Street between 11th and 12th Streets. The meeting room is conveniently located within walking distance to the Market Street Entrance. There will be signs directing shareholders to the meeting location.
From Interstate 76/Schuylkill Expressway
Take Rte 76 to Exit 344/I-676 East. Take I- 676 East and exit at Broad Street/Rte. 611. You will be on Vine Street. Follow signs for Vine Street/PA Convention Center to 12th Street. Make a right turn onto 12th Street. The main entrances are located two blocks ahead at 12th and Arch Streets - please enter through the East Side Entrance. Shareholders may also enter through the Market Street Entrance, which is located on Market Street between 11th and 12th Streets. The meeting room is conveniently located within walking distance to the Market Street Entrance. There will be signs directing shareholders to the meeting location.
From Interstate 95 North and South
Take I-95 North or South to Exit 22 Central Philadelphia/I- 676. Stay in the left lane of this exit. Follow signs for I-676 West to the 1st exit (Broad Street). This exit brings you up to 15th Street. Get into left lane and follow the sign for 611/Broad Street and make a left turn onto Vine Street. Follow signs for Vine Street/PA Convention Center. Make a right turn onto 12th Street. The main entrances are located two blocks ahead at 12th and Arch Streets - enter through the East Side Entrance. Shareholders may also enter through the Market Street Entrance, which is located on Market Street between 11th and 12th Streets. The meeting room is conveniently located within walking distance to the Market Street Entrance. There will be signs directing shareholders to the meeting location.
Public Transportation
SEPTA (Southeastern Pennsylvania Transportation Authority). R1, R2, R3, R5, R6, R7 and R8 connect directly to the Convention Center, which is connected to the Market-East/ Pennsylvania Convention Center Station. Elevators are available. Please follow signs to the Pennsylvania Convention Center. Once inside the Convention Center, there will be signs directing shareholders to the meeting location.
Parking Information
Several parking garages are available within blocks of the Convention Center and are indicated on the map included in the proxy statement. Shareholders should use the East Side Entrance which is located at 12th and Arch Streets or enter through the Market Street Entrance, which is located on Market Street between 11th and 12th Streets. The meeting room is conveniently located within walking distance to the Market Street Entrance.
IMPORTANT NOTICE: All annual meeting attendees may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the annual meeting, and attendees will be subject to security inspections.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.
▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 13, 2009.
I hereby appoint David L. Cohen and Arthur R. Block, and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all shares in Comcast Corporation at the annual meeting of shareholders to be held at the Pennsylvania Convention Center at 9:00 a.m. Eastern Daylight Time on May 13, 2009, and at any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including the matters described in the proxy statement, and in accordance with my instructions on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in their discretion. I hereby revoke all previous proxies given to vote at the annual meeting or any adjournment or postponement thereof.
I acknowledge receipt of the notice of annual meeting of shareholders, the proxy statement and the Annual Report on Form 10-K of Comcast Corporation.
The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If you are voting with this proxy card, please mark your choices on the other side of this proxy card, sign it below and return it promptly to Vote Processing, Comcast Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Except in the case of shares held in the Comcast Corporation Retirement-Investment Plan, if your card is signed and returned without instructions, the shares will be voted in favor of all of the director nominees, in favor of Proposals 2-5 and against Proposals 6-9. If you hold shares in the Comcast Corporation Retirement-Investment Plan and do not vote, or you sign and return your proxy card without voting instructions, the plan trustee will vote these shares in the same proportion on each matter as it votes shares held in the plan for which voting instructions were received. If you are voting shares held in the Comcast Corporation Retirement-Investment Plan, the Employee Stock Purchase Plan or the Comcast Spectacor 401(k) Plan, voting by Internet, telephone, mail or in person by ballot will vote all of the shares held in the respective plans, as well as shares held as a shareholder of record. If you hold shares that are not represented by this proxy card, you will receive additional proxy card(s) by mail that will allow you to vote the remaining shares.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)